As filed with the Securities and Exchange Commission on September 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMARTRENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	7373	85-4218526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
18835 N. Thompson Peak Parkway
Scottsdale, Arizona 85255
(844)
479-1555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Wolter
Chief Financial Officer
18835 N. Thompson Peak Parkway
Scottsdale, Arizona 85255
(844)
479-1555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David P. Lewis
Kevin E. Criddle
DLA Piper LLP (US)
2525 E. Camelback Road, Suite 1000
Phoenix, Arizona 85016-4232
Tel: (480)
606-5100
Fax: (480)
606-5101

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:
☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	132,632,441	$13.16	$1,745,442,923.56	$190,427.82

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Consists of 132,632,441 shares of common stock registered for sale by the selling stockholders named in this registration statement.
(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s Class A Common Stock of the New York Stock Exchange on September 20, 2021, which was $13.16 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2021
PRELIMINARY PROSPECTUS

132,632,441 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of an aggregate of 132,632,441 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), by the Selling Stockholders (as defined below), which consists of (i) 117,132,441 shares of our Class A Common Stock issued in connection with the Business Combination (as defined below) and (ii) 15,500,000 shares of our Class A Common Stock issued in the PIPE Transaction (as defined below).
On August 24, 2021, we completed the business combination (the “Business Combination”) contemplated by the merger agreement, dated as of April 21, 2021 (as amended, the “Merger Agreement”), by and among Fifth Wall Acquisition Corp. I, a Delaware Corporation (“FWAA”), Einstein Merger Corp. I, a Delaware corporation and wholly owned subsidiary of FWAA (“Merger Sub”), and SmartRent.com, Inc., a Delaware corporation (prior to the consummation of the Business Combination, “Legacy SmartRent”).
We are registering the resale of the shares of our Class A Common Stock covered by this prospectus as required by (i) an amended and restated registration rights agreement, dated as of August 24, 2021 (the “Registration Rights Agreement”), entered into by and among us, Fifth Wall Acquisition Sponsor, LLC, a Delaware limited liability company (“Sponsor”) and certain stockholders of Legacy SmartRent and (ii) the subscription agreements (collectively, the “Subscription Agreements”) entered into by and between FWAA and certain qualified institutional buyers and accredited investors (the “PIPE Investors”) relating to the purchase of shares of our Class A Common Stock in private placements consummated in connection with the Business Combination (the “PIPE Transaction”). The registration of the shares of our Class A Common Stock covered by this prospectus does not mean that any of the Selling Stockholders will offer or sell any of their shares of Class A Common Stock in this offering. The Selling Stockholders may offer, sell or distribute all or a portion of the shares of our Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell their shares of our Class A Common Stock in the section entitled “
Plan of Distribution
.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
The shares of our Class A Common Stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SMRT.” Prior to the Business Combination, shares of FWAA’s Class A Common Stock were traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “FWAA.” On September 22, 2021, the closing sale price per share of our Class A Common Stock was $12.99.
We will not receive any proceeds from the resale of shares of our Class A Common Stock by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of our Class A Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of our Class A Common Stock.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “
RISK FACTORS
” BEGINNING ON PAGE 5 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR CLASS A COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2021.

PLAN OF DISTRIBUTION	132

LEGAL MATTERS	134

EXPERTS	134

WHERE YOU CAN FIND MORE INFORMATION	134

INDEX TO FINANCIAL STATEMENTS	F-1
You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “SmartRent,” “our,” and the “Company” refer to SmartRent, Inc., a Delaware corporation, including its consolidated subsidiaries. In addition, as used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

•	“Board” means the board of directors of the Company.

•
“Class A Common Stock” means the shares of the FWAA’s Class A Common Stock, par value $0.0001 per share, prior to the Business Combination, and to shares of our Class A Common Stock, par value $0.0001 per share, after the Business Combination;

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“DGCL” means the General Corporation Law of the State of Delaware.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•
“Fifth Wall” means, collectively, Fifth Wall Asset Management, LLC, Fifth Wall Ventures Management, LLC and their affiliates and any investment funds, investment vehicles or accounts managed or advised by any of the foregoing. FWAA is sponsored by Sponsor, which is an affiliate of Fifth Wall. However, FWAA is an independent publicly traded company, and not a member of Fifth Wall or the Fifth Wall Group. Fifth Wall has not and is not providing investment advice to any person in connection with the matters contemplated herein, including us, FWAA or Sponsor.

•	“GAAP” means U.S. generally accepted accounting principles.

•	“Investment Company Act” means the Investment Company Act of 1940, as amended.

•	“SEC” means the U.S. Securities and Exchange Commission.

•
“Selling Stockholders” means the persons listed in the table in the section entitled “
Selling Stockholders
” in this prospectus, and their permitted pledgees, donees, transferees or other successors in interest who later come to hold any of the shares of our Class A Common Stock covered by this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholders may sell up to an aggregate of 132,632,441 shares of our Class A Common Stock from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them as described in this prospectus.
We may also file a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus forms a part, that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any post-effective amendment, together with the additional information described under the heading “
Where You Can Find More Information
.”
Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any post-effective amendment prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholders will not make an offer to sell the shares of our Class A Common Stock in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any post-effective amendment is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any applicable prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any applicable prospectus supplement or any post-effective amendment may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “
Risk Factors
” contained in this prospectus, any applicable prospectus supplement and any post-effective amendment. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
, M and SM symbols, but these parties will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Our forward-looking statements may include, but are not limited to, statements regarding our expectations, plans, beliefs or intentions regarding our future financial condition, results or operations, business strategy, objectives and prospects, and liquidity needs and sources. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our ability to:

•	execute our business strategy, including expansions in existing and into new lines of business;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;

•	realize the benefits expected from the Business Combination;

•	continue to develop new products and innovations to meet constantly evolving customer demands;

•	accelerate adoption of our products and services;

•	acquire or make investments in other businesses, patents, technologies, products or services to grow the business;

•	develop, design, and sell services that are differentiated from those of competitors;

•	anticipate the impact of the coronavirus (“COVID-19”) pandemic and its effect on our business and financial condition;

•	manage risks associated with operational changes in response to the COVID-19 pandemic;

•	attract, train, and retain effective officers, key employees or directors;

•	enhance future operating and financial results;

•	comply with laws and regulations applicable to our business;

•	stay abreast of modified or new laws and regulations applicable to our business, including copyright and privacy regulation;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners and distributors;

•	respond to uncertainties associated with product and service development and market acceptance;

•	successfully defend litigation;

•	upgrade and maintain information technology systems;

•	acquire and protect intellectual property;

•	anticipate rapid technological changes;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	maintain the listing of our securities from, the NYSE;

•	obtain additional capital, including use of the debt market; and

•	successfully deploy the proceeds from the Business Combination.
The forward-looking statements contained in this prospectus reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. There can be no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

v

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus, including the information described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Our Company
SmartRent is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, institutional home buyers (“iBuyers”), developers, and residents. We started SmartRent with the vision of transforming residential real estate into the next generation of connected communities. Our smart home operating system is designed to enable owners and operators to streamline property management and operations, lower operating costs, increase revenues, and protect their assets through improved visibility and control, while providing a differentiated, elevated living experience for residents. Through our central connected device, called SmartHub, we integrate our proprietary enterprise software with third-party smart devices and other technology interfaces through an open-architecture, brand-agnostic approach, which allows owners, operators, and residents to manage their smart home systems through a single connected interface. Our products and solutions include smart apartments and homes, access control for buildings, common areas, and rental units, asset protection and monitoring, parking management, self-guided tours, and community and resident
Wi-Fi.
We also have a professional services team of approximately 200 employees in 31 states across the United States through which we provide customers with training, installation, and support services.
We believe SmartRent is the category leader in the enterprise smart home solutions industry. Since beginning operations in 2017, we have installed more than 1,000,000 SmartHubs and other smart home devices in over 211,000 rental units in approximately 3,800 communities with more than 450,000 users located in more than 1,000 cities in 45 states across the United States. We are not aware of any other enterprise smart home company that has installed as many devices, served as many communities, and enjoyed as widespread of a geographic reach. As of June 30, 2021, our customers owned an aggregate of approximately 3.5 million rental units, representing approximately 8% of the U.S. market for institutionally owned multifamily rental units and single-family rental homes, and included 15 of the top 20 multifamily residential owners in the United States. We have developed a loyal customer base and, to date, have not experienced any customer churn – meaning every property owner that has signed a master services agreement and launched services with SmartRent is still an active customer (i.e., is still connected to our software platform and paying for our products or services). In addition to multifamily residential owners, our customers include some of the leading homebuilders, single-family rental homeowners, and iBuyers in the United States.
While several of the top multifamily residential owners are current SmartRent customers, we believe that we have only begun to take advantage of the full market opportunity in residential and commercial real estate sectors and in domestic and international markets. For example, we recently adapted our software and applications to target new opportunities in other residential real estate sectors, including single-family rental homes, student housing, senior housing, and new construction homes. In addition, we believe there is significant potential for growth beyond residential real estate to other commercial real estate asset classes, including, among others, office, hotels, retail, industrial, and self-storage. Furthermore, we believe there is an attractive opportunity to expand our smart home solutions into other markets globally and have started pilot programs and/or developed partner relationships in the United Kingdom, Canada, the Netherlands, and Ireland.
We have designed our open-architecture, brand-agnostic smart home operating system to help the residential real estate industry become more efficient and effective through the use of our solutions. Importantly, our enterprise software integrates into most existing property management systems used by residential property owners and operators. With features specifically designed to increase productivity, while decreasing operating costs, we estimate that owners and operators can realize a 50% return on investment over a three-year period after installation of our smart home operating system.
The Business Combination
We were incorporated as a special purpose acquisition company formed to acquire one or more operating businesses through a business combination and Merger Sub was a wholly owned, direct subsidiary formed for the sole purpose of consummating the Business Combination. On August 24, 2021, we closed the Business Combination with Legacy SmartRent, as a result of which, Merger Sub merged with and into Legacy SmartRent, with Legacy SmartRent surviving as the surviving company pursuant to the provisions of the DGCL, and a wholly owned subsidiary of ours. Upon the consummation of the transactions contemplated by the Merger Agreement, the surviving company was renamed “SmartRent Technologies, Inc.” and the Company was renamed “SmartRent, Inc.”
On April 21, 2021, we entered into a Subscription Agreement with the Pipe Investors pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 15,500,000 shares of Class A Common Stock, par value $0.0001 per share at a price per share of $10.00, with an aggregate purchase price of $155,000,000 (the “PIPE Transaction”).
Summary Risk Factors
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “
Risk Factors
” beginning on page 5 of this prospectus before making a decision to invest in our Class A Common Stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Common Stock would likely decline, and you may lose all or part of your investment. These risks include the following:

•
We are an early-stage company with a history of losses, including net losses of $37.1 million and $30.3 million for the years ended December 31, 2020 and 2019, respectively. We have not been profitable historically and may not achieve or maintain profitability in the future.

•
If the smart home technology industry does not grow as we expect, or if we cannot expand our products and solutions to meet the demands of this market, our revenue may decline, fail to grow or fail to grow at an accelerated rate, and we may incur operating losses.

•
Our limited operating history, recent growth and the quickly changing markets in which we operate make evaluating our current business and future prospects difficult, which may increase the risk of investing in our Class A Common Stock.

•
We collect, store, process and use personal information of our customers and their residents, which subjects us to legal obligations and laws and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

•
If our security controls are breached, or if unauthorized or inadvertent access to customer or residential information or other data or to control or view systems is otherwise obtained, our products and solutions may be perceived as insecure, our business may be harmed, and we may incur significant liabilities.

•
The markets in which we participate could become more competitive as many companies, including large technology companies and managed service providers, may target the markets in which we do business. If we are unable to compete effectively with these potential competitors and sustain pricing levels for our products and solutions, our sales and profitability could be adversely affected.

•
The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.

•
We have limited control over our suppliers, manufacturers and partners, which may subject us to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity. If these third-party suppliers, manufacturers and partners experience any delay, disruption or quality control problems in their operations, including due to the
COVID-19
pandemic, we could lose market share and our results of operations may suffer.

•
Interruptions to, or other problems with, our website and interactive user interface, information technology systems, manufacturing processes or other operations could damage our reputation and brand and substantially harm our business and results of operations.

•
We may expand through acquisitions of, or investments in, other companies, each of which may divert management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.

•	Product liability, warranty, personal injury, property damage and recall claims may materially affect our financial condition and damage our reputation.

•
Some of our products and solutions contain open source software, which may pose particular risks to our proprietary software, technologies, products and solutions in a manner that could harm our business.

•	Our smart home technology is subject to varying state and local regulations, which may be updated from time to time.

•
From time to time, we may be subject to legal proceedings, regulatory disputes and governmental inquiries that could cause us to incur significant expenses, divert management’s attention and materially harm our business, financial condition and operating results.

•
The issuance of additional shares of our Class A Common Stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price.

•	Future sales, or the perception of future sales, of shares of our Class A Common Stock by us or our existing stockholders in the public market could adversely affect our stock price.

•	Our management has limited experience in operating a public company.
Corporate Information
We were incorporated under the laws of the state of Delaware on November 23, 2020 under the name Fifth Wall Acquisition Corp I. Upon the closing of the Business Combination, we changed our name to SmartRent, Inc. Our principal executive office is located at 18835 N. Thompson Peak Parkway, Suite 300, Scottsdale, Arizona 85255 and our telephone number is (844)
479-1555.
Our website address is
www.SmartRent.com
. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•
the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering by FWAA (the “FWAA IPO”). However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible
debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in
Rule 12b-2
under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates
of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Issuer	SmartRent, Inc.

Shares of Class A Common	132,632,441 shares. See “ Selling Stockholders .”
Stock Offered by the Selling
Stockholders

Class A Common Stock Outstanding	193,864,107 shares as of September 20, 2021, including 132,632,441 shares being offered by the Selling Stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of shares of our Class A Common Stock by the Selling Stockholders. The Selling Stockholders will receive the net proceeds from the sale of shares of our Class A Common Stock covered by this prospectus, but we will pay certain expenses of this offering. See “
Use of Proceeds
.”

Risk Factors	Investing in our securities involves a high degree of risk. See “
Risk Factors
” and the other information included in this prospectus for a discussion of factors you should carefully consider before making a decision to invest in our Class A Common Stock.

Market for Our Class A Common Stock	Shares of our Class A Common Stock are listed on the NYSE under the symbol “SMRT.”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the other information in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Business and Industry
We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.
We experienced net losses in each year since inception, including a net loss of $30.3 million for 2019 and $37.1 million for 2020. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business. We expect to continue to devote significant resources into our future growth, including making meaningful investments in our customer acquisition teams, building out our technological capabilities, expanding internationally, and exploring strategic acquisition opportunities. In addition, as a public company, we will incur significant accounting, legal, and other expenses.
We expect to continue to incur losses and will have to generate and sustain increased revenues to achieve future profitability. Achieving profitability will require us to increase revenues, manage our cost structure, and avoid significant liabilities. Revenue growth may slow, revenues may decline, or we may incur significant losses in the future for a number of possible reasons, including general macroeconomic conditions, increasing competition (including competitive pricing pressures), a decrease in the growth of the markets in which we compete, our failure to capitalize on growth opportunities. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, and quality problems, and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed and our stock price could decline.
Our operating results and financial condition may fluctuate from period to period.
Our operating results and financial condition fluctuate from quarter-to-quarter
and
year-to-year
and are likely to continue to vary due to a number of factors, many of which will not be within our control. Both our business and the smart building technology industry are evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the market or the expectations of securities analysts or investors, our stock price will likely decline. Fluctuations in our operating results and financial condition may arise due to a number of factors, including:

•	the proportion of our revenue attributable to software-as-a-service (“SaaS”), versus hardware and other revenues;

•	fluctuations in demand for our platform and solutions;

•	changes in pricing by us in response to competitive pricing actions;

•	the ability of our hardware vendors to continue to manufacture high-quality products and to supply sufficient products to meet our demands;

•	the timing and success of introductions of new solutions, products or upgrades by us or our competitors;

•	changes in our business and pricing policies or those of our competitors;

•	the ability to accurately forecast revenue;

•	our ability to control costs, including our operating expenses and the costs of the hardware we purchase;

•	competition, including entry into the industry by new competitors and new offerings by existing competitors;

•	our ability to successfully manage any future acquisitions and integrations of businesses;

•	issues related to introductions of new or improved products, such as shortages of prior generation products or short-term decreased demand for next generation products;

•	the amount and timing of expenditures, including those related to expanding our operations, increasing research and development, introducing new solutions or paying litigation expenses;

•	the ability to effectively manage growth within existing and new markets domestically and internationally;

•	changes in the payment terms for our platform and solutions;

•	the strength of regional, national and global economies; and

•	the impact of other events or factors, including those resulting from natural disasters, pandemics, war, acts of terrorism or responses to these events.
Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.
If the smart home technology industry does not grow as we expect, or if we cannot expand our products and solutions to meet the demands of this market, our revenue may decline, fail to grow or fail to grow at an accelerated rate, and we may incur operating losses.
The market for smart home solutions is in an early stage of development, and it is uncertain how rapidly or how consistently this market will develop and the degree to which our products and solutions will be accepted into the single-family and multifamily rental markets in which we operate. Some residents, owners, or operators may be reluctant or unwilling to use our solutions for a number of reasons, including satisfaction with traditional solutions, concerns about additional costs, concerns about data privacy, and lack of awareness of the benefits of our solutions. Our ability to expand the sales of our products and solutions into new markets depends on several factors, including the reputation and recognition of our products and solutions, the timely completion, introduction and market acceptance of our products and solutions, the ability to attract, retain and effectively train sales and marketing personnel, the effectiveness of our marketing programs, the costs of our products and solutions and the success of our competitors. If we are unsuccessful in developing and marketing our products and solutions into new markets, or if customers do not perceive or value the benefits of our products and solutions, the market for our products and solutions might not continue to develop or might develop more slowly than we expect, either of which would harm our revenue and growth prospects.
Our limited operating history, recent growth and the quickly changing markets in which we operate make evaluating our current business and future prospects difficult, which may increase the risk of investing in our Class A Common Stock.
We have experienced rapid growth since our formation in 2016. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing markets. If our assumptions regarding these uncertainties are incorrect or change in reaction to changes in our markets, or if we do not manage or address these risks successfully, our results of operations could differ materially from our expectations, and our business could suffer.
Our growth has placed and may continue to place significant demands on our management, and our operational and financial infrastructure. As our operations grow in size, scope, and complexity, we will need to increase our sales and marketing efforts and add additional sales and marketing personnel and senior management in various regions worldwide and improve and upgrade our systems and infrastructure to attract, service, and retain an increasing number of customers. For example, we plan to explore opportunities for international expansion and extend our offerings to current customers by introducing new software, services, and products. The expansion of our systems and infrastructure will require us to commit substantial financial, operational, and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase. Any such capital investments will increase our cost base.
Product liability, warranty, personal injury, property damage and recall claims may materially affect our financial condition and damage our reputation.
Our business exposes us to claims for product liability and warranty claims in the event our products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in property damage, personal injury or death. Although we maintain product and general liability insurance of the types and in the amounts that we believe are customary for the industry, we are not fully insured against all such potential claims. Because our products are installed in homes, there is an elevated risk of property damage, personal injury, or death in the event of a product malfunction, such as a smart lock failing or our SmartHub overheating or catching fire. Any judgment or settlement for property damage, personal injury, or wrongful death could prove expensive to contest.
We may experience legal claims in excess of our insurance coverage or claims that are not covered by insurance, either of which could adversely affect our business, financial condition and results of operations. Adverse determination of material product liability and warranty claims made against us could have a material adverse effect on our financial condition and harm our reputation. In addition, if any of our products or components in our products are, or are alleged to be, defective, we may be required to participate in a recall of that product or component if the defect or alleged defect relates to safety. Any such recall and other claims could be costly to us and require substantial management attention.
We may be unable to attract new customers and maintain customer satisfaction, which could have an adverse effect on our business and growth.
We have experienced significant customer growth over the past several years. Our continued business and revenue growth are dependent on our ability to continuously attract and retain customers, and we cannot be sure that we will be successful in these efforts, or that customer retention levels will not materially decline. There are a number of factors that could lead to a decline in customer levels or that could prevent us from increasing our customer levels, including:

•
our failure to introduce new features, software, products, or solutions that customers find engaging or our introduction of new products or solutions, or changes to existing products and solutions that are not favorably received;

•	harm to our brand and reputation;

•	pricing and perceived value of our offerings;

•	our inability to deliver quality products and solutions in a timely manner;

•	our customers engaging with competitive software, services, products, and solutions;

•	technical or other problems preventing customers or their residents from using our products and solutions in a rapid and reliable manner or otherwise affecting the customer experience;

•	deterioration of the apartment or real estate industry, including declining levels of multifamily and single-family rental buildings and reduced spending in the apartment industry;

•	unsatisfactory experiences with the delivery, installation, or products or solutions; and

•	deteriorating general economic conditions or a change in consumer spending preferences or buying trends.
Additionally, further expansion into international markets such as Canada and the United Kingdom will create new challenges in attracting and retaining customers that we may not successfully address. As a result of these factors, we cannot be sure that our customer levels will be adequate to maintain or permit the expansion of our operations. A decline in customer levels could have an adverse effect on our business, financial condition, and operating results.
Potential customer turnover in the future, or costs we incur to retain and upsell our customers, could materially and adversely affect our financial performance.
Our customers have no obligation to renew their contracts for our software services after the expiration of the initial term, which on average is five to six years. In the event that these customers do renew their contracts, they may choose to renew for fewer units, shorter contract lengths, or for less expensive subscriptions. We cannot predict the renewal rates for customers that have entered into software contracts with us.
Customer attrition, as well as reductions in the number of units for which a customer subscribes, each could have a significant impact on our results of operations, as does the cost we incur in our efforts to retain our customers and encourage them to upgrade their services and increase the number of their units that use our software, services, and products. Our attrition rate could increase in the future if customers are not satisfied with our products and solutions, the value proposition of our solutions or our ability to otherwise meet their needs and expectations. Customer attrition and reductions in the number of units may also increase due to factors beyond our control, including the failure or unwillingness of customers to pay for our products and solutions due to financial constraints and the impact of a slowing economy. If a significant number of customers terminate, reduce, or fail to renew their contracts we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to increase the number of new customers or to upsell existing customers, and such additional marketing expenditures could harm our business and results of operations.
Our future success also depends in part on our ability to sell additional functionalities to our current customers and to sell into our customers’ future projects. This may require increasingly sophisticated and more costly sales efforts, technologies, tools and a longer sales cycle. Any increase in the costs necessary to upgrade, expand and retain existing customers could materially and adversely affect our financial performance. If our efforts to convince customers to add units and, in the future, to purchase additional functionalities are not successful, our business may suffer. In addition, such increased costs could cause us to increase our rates, which could increase our attrition rate.
If we are unable to develop new products and solutions, adapt to technological change, sell our products and solutions into new markets, or further penetrate our existing markets, our revenue may not grow as expected.
Our ability to increase sales will depend, in large part, on our ability to enhance and improve our products and solutions, introduce new products, solutions, software, features, or services and in a timely manner, sell into new markets and further penetrate our existing markets. The success of any enhancement or new product or solution depends on several factors, including the timely completion, introduction and market acceptance of enhanced or new products and solutions, the ability to maintain and develop relationships with partners and vendors, the ability to attract, retain and effectively train sales and marketing personnel, the effectiveness of our marketing programs, and the ability of our products and solutions to maintain compatibility with a wide range of connected devices. Any new product or solution we develop or acquire may not be introduced in a timely or cost-effective manner, and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets into which we attempt to sell our products and solutions, including new vertical markets (e.g., commercial office) and new countries or regions, may not be receptive. Our ability to further penetrate our existing markets depends on the quality, availability and reliability of our products and solutions and our ability to design our products and solutions to meet customer demand. Similarly, if any of our potential competitors implement new technologies before we are able to implement ours, those competitors may be able to provide more effective products or solutions, possibly at lower prices. Any delay or failure in the introduction of new or enhanced products or solutions could harm our business, financial condition, cash flows and results of operations.
The markets in which we participate could become more competitive as many companies, including large technology companies and managed service providers, may target the markets in which we do business. If we are unable to compete effectively with these potential competitors and sustain pricing levels for our products and solutions, our sales and profitability could be adversely affected.
The smart home technology industry in which we participate may become more competitive and competition may intensify in the future.
Our ability to compete depends on a number of factors, including:

•	our product and solution functionality, performance, ease of use, reliability, availability, and cost effectiveness relative to that of our competitors’ products and solutions;

•	our success in utilizing new and proprietary technologies to offer solutions and features previously not available in the marketplace;

•	our success in identifying new markets, applications and technologies;

•	our ability to attract and retain partners;

•	our name recognition and reputation;

•	our ability to recruit software engineers and sales and marketing personnel; and

•	our ability to protect our intellectual property.
Customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. In the event a customer decides to evaluate a smart home solution, the customer may be more inclined to select one of our competitors if such competitor’s product offerings are broader or at a better price point than those that we offer.
We face, and may in the future face, competition from large technology providers and managed service providers that may have greater capital and resources than we do. Competitors that are larger in scale and have greater resources may benefit from greater economies of scale and other lower costs that permit them to offer more favorable terms to consumers (including lower service costs) than we offer, causing such consumers to choose to enter into contracts with such competitors. For instance, cable and telecommunications companies are expanding into the smart home and security industries and are bundling their existing offerings with automation and monitored security services. In some instances, it appears that certain components of such bundled offerings are significantly underpriced and, in effect, subsidized by the rates charged for the other product or services offered by these companies. These bundled pricing alternatives may influence customers’ desire to use our services at rates and fees we consider appropriate. These competitors may also benefit from greater name recognition and superior advertising, marketing, promotional and other resources. To the extent that such competitors utilize any competitive advantages in markets where our business is more highly concentrated, the negative impact on our business may increase over time. In addition to potentially reducing the number of new customers we are able to acquire, increased competition could also result in increased customer acquisition costs and higher attrition rates that would negatively impact us over time. The benefit offered to larger competitors from economies of scale and other lower costs may be magnified by an economic downturn in which customers put a greater emphasis on lower cost products or services. In addition, we face competition from regional competitors that concentrate their capital and other resources in targeting local markets.
Cable and telecommunications companies actively targeting the smart home market and large technology companies expanding into the smart home market could result in pricing pressure, a shift in customer preferences towards the services of these companies and a reduction in our market share. Continued pricing pressure from these competitors or failure to achieve pricing based on the competitive advantages previously identified above could prevent us from maintaining competitive price points for our products and services, resulting in lost subscribers or in our inability to attract new subscribers and have an adverse effect on our business, financial condition, results of operations, and cash flows.
If we are unable to sustain pricing levels for our products and solutions whether due to competitive pressure or otherwise, our gross margins could be significantly reduced. Further, our decisions around the development of new products or solutions are grounded in assumptions about eventual pricing levels. If there is price compression in the market after these decisions are made, it could have a negative effect on our business.
If we fail to continue to develop our brand or our reputation is harmed, our business may suffer.
We believe that continuing to strengthen our current brand will be critical to achieving widespread acceptance of our products and solutions and will require continued focus on active marketing efforts. The demand for and cost of online and traditional advertising have been increasing and may continue to increase. Accordingly, we may need to increase our investment in, and devote greater resources to, advertising, marketing, and other efforts to create and maintain brand loyalty among our customers. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses incurred in building our brand. In addition, if we do not handle customer or resident complaints effectively, our brand and reputation may suffer, we may lose our customers’ confidence, and they may choose to terminate, reduce or not to renew their contracts. Many of our customers and their residents also participate in social media and online blogs about smart home technology solutions, including our products, and our success depends in part on our ability to minimize negative and generate positive feedback through such online channels where existing and potential customers seek and share information. If we fail to promote and maintain our brand, our business could be materially and adversely affected.
The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.
We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with us at any time, could disrupt our operations, harm our reputation and brand, and significantly delay or prevent the achievement of our business objectives. We believe that our future success will also depend in part on our continued ability to identify, hire, train, and motivate qualified personnel. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. Our failure to attract, hire, integrate, and retain qualified personnel could impair our ability to achieve our business objectives.
We depend on a limited number of third-party suppliers and manufacturers and partners for our products. A loss of any of our suppliers, manufacturers, and partners could negatively affect our business.
We rely on a limited number of suppliers to manufacture and transport our products, including in some cases only a single supplier for some of our products and components. Our reliance on a limited number of manufacturers for our products increases our risks, since we do not currently have alternative or replacement manufacturers beyond these key parties. In the event of interruption from any of our manufacturers, we may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, many of these manufacturers’ primary facilities are located in Europe or Asia. Thus, our business could be adversely affected if one or more of our suppliers is impacted by a natural disaster or other interruption at a particular location.
In particular, we rely on Silicon Laboratories Inc., the exclusive manufacturer of
Z-wave
chips, which facilitate the
Z-wave
communication protocol used for communication between our SmartHub and all other smart devices. The replacement of the
Z-wave
communication protocol would require the replacement or modification of all of our devices, resulting in production and deployment delays, thus negatively impacting our business. We also rely exclusively on All Winner Technology Co., Ltd. to supply the main central processing unit used in our SmartHub. A change in the central processing unit would necessitate an extensive printed circuit board redesign, also resulting in production and deployment delays.
If we experience a significant increase in demand for our products, or if we need to replace an existing supplier or partner, we may be unable to supplement or replace them on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build our products to our specifications in sufficient volume. Identifying suitable suppliers, manufacturers, and partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers, manufactures, or logistics partners could have an adverse effect on our business, financial condition, and operating results.

We have limited control over our suppliers, manufacturers, and partners, which may subject us to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity. If these third-party suppliers, manufacturers, and partners experience any delay, disruption or quality control problems in their operations, including due to the
COVID-19
pandemic, we could lose market share and our results of operations may suffer.
We have limited control over our suppliers, manufacturers, and partners. In addition, these suppliers, manufacturers, and partners may experience delay, disruption, or lapse in the quality of their operations, including due to the
COVID-19
pandemic and associated governmental restrictions. The foregoing subjects us to risks, such as the following:

•	inability to satisfy demand for our products;

•	reduced control over delivery timing and product reliability;

•	reduced ability to monitor the manufacturing process and components used in our products;

•	limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;

•	variance in the manufacturing capability of our third-party manufacturers;

•	price increases;

•	failure of a significant supplier, manufacturer, or partner to perform its obligations to us for technical, market, or other reasons;

•	insolvency, bankruptcy or liquidation of a significant supplier, manufacturer, or partner;

•	difficulties in establishing additional supplier, manufacturer, or partner relationships if we experience difficulties with our existing suppliers, manufacturers, or partners;

•	shortages of materials or components;

•	disagreements with suppliers, manufacturers, or logistics partners as to quality control, leading to a surplus of ineffective products;

•	misappropriation of our intellectual property;

•
exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured or the components thereof are sourced;

•	changes in local economic conditions in the jurisdictions where our suppliers, manufacturers, and partners are located;

•
the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and

•	insufficient warranties and indemnities on components supplied to our manufacturers or performance by our partners.
The occurrence of any of these risks, especially during periods of peak demand, could cause us to experience a significant disruption in our ability to produce and deliver our products to our customers. For example, there is currently a global semiconductor supply shortage. The semiconductor supply chain is complex, with capacity constraints occurring throughout. We must compete with other industries to satisfy current and near-term requirements for semiconductors, and those allocations are not within our control even though we attempt various mitigating actions. An ongoing shortage of semiconductors or other key components can disrupt our production schedule and have an adverse effect on our business, profitability and results of operations.
Changes in trade policies, additional tariffs, or labor shortages could make delivery of supplies more expensive and time consuming, leading to increased expenses and delays in shipments. These potential delays and cost increases could have an adverse effect on our business, financial condition, and operations results.
We make estimates relating to customer demand and errors in our estimates may have negative effects on our inventory levels, revenues, and results of operations.
We have historically entered into agreements to place firm orders for products from our suppliers to ensure that we are able to meet our customers’ demands. Our sales process requires us to estimate the expected customer demand and place firm product orders accordingly. If we overestimate customer demand, we may allocate resources to products that we may not be able to sell when we expect or at all. As a result, we may have excess inventory which could increase our net losses. Conversely, if we underestimate customer demand, we may lose revenue opportunities and market share and may damage our customer relationships.
Our ability to use net operating loss carryforwards may be subject to limitations.
As of December 31, 2020, we had approximately $10.4 million of tax-effected
federal net operating loss carryforwards available to reduce future taxable income. Realization of any tax benefit from our carryforwards is dependent on our ability to generate future taxable income and the absence of certain “ownership changes.” An “ownership change,” as defined in the applicable federal income tax rules, could place significant limitations, on an annual basis, on the amount of our future taxable income that may be offset by our carryforwards. Such limitations could effectively eliminate our ability to utilize a substantial portion of our carryforwards. We have not conducted a study to determine whether an “ownership change” has occurred since December 31, 2020 or if (i) the Business Combination resulted in an “ownership change,” (ii) we have incurred one or more “ownership changes,” or (iii) the issuance of shares of our Class A Common Stock resulted in an “ownership change.” Other issuances of shares of our Class A Common Stock which could cause an “ownership change” include the issuance of shares of common stock upon future conversion or exercise of outstanding options and warrants or future common stock offerings. If we have experienced or do experience an ownership change at any time since our formation, use of our net operating loss carryforwards and any other tax attribute carryforwards we may have (e.g., carryforwards of general business credits) would be subject to an annual limitation under Section 382 or 383 of the Code. Such a limitation would be determined by first multiplying the value of our outstanding shares at the time of the ownership change by the applicable long-term, tax-exempt
rate. The applicable long-term
tax-exempt
rate for ownership changes occurring during the month of August 2021 was 1.58%. In addition, the Code regulations allow the annual limitation to be increased by certain adjustments, which, for us, would primarily relate to recognized built-in
gains on appreciated assets during the five-year recognition period beginning on the ownership change date.
Interruptions to, or other problems with, our website and interactive user interface, information technology systems, manufacturing processes or other operations could damage our reputation and brand and substantially harm our business and results of operations.
The satisfactory performance, reliability, consistency, security and availability of our website and interactive user interface, information technology systems, manufacturing processes and other operations are critical to our reputation and brand, and to our ability to effectively provide our smart home services to customers and their residents. Any interruptions or other problems that cause our website, interactive user interface or information technology systems to malfunction or be unavailable may damage our reputation and brand, result in lost revenue, cause us to incur significant costs seeking to remedy the problem, and otherwise substantially harm our business and results of operations. A number of factors or events could cause such interruptions or problems, including among others, human and software errors, design faults, challenges associated with upgrades, changes or new facets of our business, power loss, telecommunication failures, fire, flood, extreme weather, political instability, acts of terrorism, war, break-ins
and security breaches, contract disputes, labor strikes and other workforce-related issues, and other similar events. These risks are augmented by the fact that our customers and their residents use our products and solutions to operate their lights, locks, and other aspects of their living spaces. We are dependent upon our facilities in which we house all of the computer hardware necessary to operate our websites and systems as well as managerial, customer service, sales, marketing and other similar functions, and we have not identified alternatives to these facilities or established fully redundant systems in multiple locations. In addition, we are dependent in part on third parties for the implementation and maintenance of certain aspects of our communications and production systems, and therefore preventing, identifying, and rectifying problems with these aspects of our systems is to a large extent outside of our control.
Moreover, the business interruption insurance that we carry may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our product lines as a result of system failures.
If we are unable to accurately forecast customer demand for our products and solutions and adequately manage our inventory, our operating results could be adversely affected.
To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers and contract manufacturers, based on our estimates of future demand for particular products. Failure to accurately forecast our needs may result in manufacturing delays or increased costs. Our ability to accurately forecast demand could be affected by many factors, including changes in customer demand for our products and solutions, changes in demand for the software, services, products, or solutions of our competitors, unanticipated changes in general market conditions, and the weakening of economic conditions or customer confidence in future economic conditions, such as those caused by the
COVID-19
pandemic. This risk is likely to be exacerbated by the fact that we may not carry a significant amount of inventory and may not be able to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.
Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margins to suffer and could impair the strength of our brand. Further, lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies, which could result in lower margins. Conversely, if we underestimate customer demand, we or our suppliers and manufacturers may not be able to deliver products to meet our requirements or we may be subject to higher costs in order to secure the necessary production capacity. An inability to meet customer demand and delays in the delivery of our products to our customers could result in reputational harm and damaged customer relationships and have an adverse effect on our business, financial condition, and operating results.
We may expand through acquisitions of, or investments in, other companies, each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.
Our business strategy may, from time to time, include acquiring or investing in complementary services, technologies or businesses. We cannot assure you that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment, or manage a geographically dispersed company. Any such acquisition or investment could materially and adversely affect our results of operations. Acquisitions and other strategic investments involve significant risks and uncertainties, including:

•	the potential failure to achieve the expected benefits of the combination or acquisition;

•	unanticipated costs and liabilities;

•	difficulties in integrating new products, solutions, software, features, services, businesses, operations and technology infrastructure in an efficient and effective manner;

•	difficulties in maintaining customer relations;

•	the potential loss of key employees of the acquired businesses;

•	the diversion of the attention of our senior management from the operation of our daily business;

•	the potential adverse effect on our cash position to the extent that we use cash for the purchase price;

•	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition;

•	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

•	the potential to incur large and immediate write-offs and restructuring and other related expenses; and

•	the inability to maintain uniform standards, controls, policies and procedures.
Any acquisition or investment could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition or investment. In addition, our inability to successfully operate and integrate newly acquired businesses appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as on our revenues, gross margins and expenses.
If we are unable to achieve or maintain profitability in the future, we may require additional capital to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances. If capital is not available to us, our business, results of operations, and financial condition may be adversely affected.
We intend to continue to make expenditures and investments to support the growth of our business and if we are unable to achieve or maintain profitability, we may require additional capital to pursue our business objectives and respond to business opportunities, challenges, or unforeseen circumstances, including the need to develop new products or software or enhance our existing products and software, enhance our operating infrastructure, and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all.
Any debt financing that we secure in the future could involve restrictive covenants, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, the restrictive covenants in credit facilities we may secure in the future may restrict us from being able to conduct our operations in a manner required for our business and may restrict our growth, which could have an adverse effect on our business, financial condition, or results of operations.

We cannot assure you that we will be able to comply with any such restrictive covenants. In the event that we are unable to comply with these covenants in the future, we would seek an amendment or waiver of the covenants. We cannot assure you that any such waiver or amendment would be granted. In such an event, we may be required to repay any or all of our existing borrowings, and we cannot assure you that we will be able to borrow under our existing credit agreements, or obtain alternative funding arrangements on commercially reasonable terms, or at all.
In addition, volatility in the credit markets may have an adverse effect on our ability to obtain debt financing. Any future issuances of equity or convertible debt securities could result in significant dilution to our existing stockholders, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, results of operations, financial condition, and prospects could be materially and adversely affected.
Failure to adequately protect our intellectual property, technology, and confidential information could reduce our competitiveness and harm our business and operating results.
Our intellectual property, including our trademarks, copyrights, trade secrets and other proprietary rights, constitutes a significant part of our value. Our success depends, in part, on our ability to protect our proprietary technology, brands and other intellectual property against dilution, infringement, misappropriation and competitive pressure by defending our intellectual property rights. To protect our intellectual property rights, we rely on a combination of trademark, copyright and trade secret laws of the United States and a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection.
If we fail to adequately protect or assert our intellectual property rights, competitors may dilute our brands or manufacture and market similar products, solutions, software, services, or convert our customers, which could adversely affect our market share and results of operations. Our competitors may challenge, invalidate or avoid the application of our existing or future intellectual property rights that we obtain or license. The loss of protection for our intellectual property rights could reduce the market value of our brands and our products and solutions, reduce new customer originations or upgrade sales to existing customers, lower our profits, and could have a material adverse effect on our business, financial condition, cash flows, or results of operations.
Our policy is to require our employees that were hired and contractors that were engaged to develop material intellectual property included in our products to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from the protection of intellectual property rights, we must monitor and detect infringement, misappropriation or other violations of our intellectual property rights and pursue infringement, misappropriation or other claims in certain circumstances in relevant jurisdictions, all of which are costly and time-consuming. As a result, we may not be able to obtain adequate protection or to effectively enforce our intellectual property rights.
In addition to registered trademarks, we rely on trade secret rights, copyrights and other rights to protect our unpatented proprietary intellectual property and technology. Despite our efforts to protect our proprietary technologies and our intellectual property rights, unauthorized parties, including our employees, consultants, service providers, or subscribers may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees and third parties that have access to our material confidential information, and generally limit access to and distribution of our proprietary information and proprietary technology through certain procedural safeguards. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology, could be breached or otherwise may not provide meaningful protection for our trade secrets and know-how
related to the design, manufacture or operation of our products and solutions, and may not provide an adequate remedy in the event of unauthorized use or disclosure. We cannot assure you that the steps taken by us will prevent misappropriation of our intellectual property or technology or infringement of our intellectual property rights. Competitors may independently develop technologies, products, or solutions that are substantially equivalent or superior to our products and solutions or that inappropriately incorporate our proprietary technology into their products or they may hire our former employees who may misappropriate our proprietary technology or misuse our confidential information. In addition, if we expand the geography of our service offerings, the laws of some foreign countries where we may do business in the future may not protect intellectual property rights and technology to the same extent as the laws of the United States, and these countries may not enforce these laws as diligently as government agencies and private parties in the United States.
From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others, or to defend against claims of infringement, misappropriation, or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition. If we are unable to protect our intellectual property and technology, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.
Accusations of infringement of third-party intellectual property rights could materially and adversely affect our business.
There has been substantial litigation in the areas in which we operate regarding intellectual property rights and we may be sued for infringement from time to time in the future. Also, in some instances, we have agreed to indemnify our customers for expenses and liability resulting from claimed intellectual property infringement by our products and solutions. From time to time, we may receive requests for indemnification in connection with allegations of intellectual property infringement and we may choose, or be required, to assume the defense and/or reimburse our customers for their expenses, settlement and/or liability. We cannot assure you that we will be able to settle any future claims or, if we are able to settle any such claims, that the settlement will be on terms favorable to us. Our broad range of technology may increase the likelihood that third parties will claim that we, or our customers infringe their intellectual property rights.
We have in the past received, and may in the future receive, notices of allegations of infringement, misappropriation or misuse of other parties’ proprietary rights. Furthermore, regardless of their merits, accusations and lawsuits like these, may require significant time and expense to defend, may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution, may have a material adverse effect on our business, results of operations, financial condition, and cash flows.
Certain technology necessary for us to provide our products and solutions may, in fact, be patented by other parties either now or in the future. If such technology were validly patented by another person, we would have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us or at all. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and cease offering subscriptions incorporating the technology, which could materially and adversely affect our business and results of operations.
If we, or any of our products or solutions, were found to be infringing on the intellectual property rights of any third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from using or selling certain subscriptions, prohibited from using certain processes, or required to redesign certain products, each of which could have a material adverse effect on our business and results of operations.
These and other outcomes may:

•	result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

•	cause us to pay license fees for intellectual property we are deemed to have infringed;

•	cause us to incur costs and devote valuable technical resources to redesigning our products or solutions;

•	cause our cost of revenues to increase;

•	cause us to accelerate expenditures to preserve existing revenues;

•	materially and adversely affect our brand in the marketplace and cause a substantial loss of goodwill;

•	cause us to change our business methods; and

•	require us to cease certain business operations or offering certain products or features.
Some of our products and solutions contain open source software, which may pose particular risks to our proprietary software, technologies, products, and solutions in a manner that could harm our business.
We use open source software in our products and solutions and anticipate using open source software in the future. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until we can re-engineer
them to avoid infringement. This
re-engineering
process could require us to expend significant additional research and development resources, and we cannot guarantee that we will be successful.
Additionally, the use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have processes to help alleviate these risks, including a review process for screening requests from our developers for the use of open source software, but we cannot be sure that all open source software is identified or submitted for approval prior to use in our products and services. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have an adverse effect on our business, financial condition, and operating results.
The outbreak of the
COVID-19
pandemic and future resurgences or the development of variants thereof, could have an adverse effect on our business, results of operations, and financial condition.
The
COVID-19
pandemic has caused significant volatility in financial markets and has caused what is likely to be an extended global recession. Public health problems resulting from the
COVID-19
pandemic and precautionary measures instituted by governments and businesses to mitigate its spread, including travel restrictions and quarantines, could continue to contribute to a general slowdown in the global economy, adversely impact our customers, third-party suppliers and other business partners, and disrupt our operations. Changes in our and our customers’ operations in response to the
COVID-19
pandemic or related employee illnesses has resulted in and may continue to result in inefficiencies or delays, including in sales, delivery, and product development efforts, and additional costs related to business continuity initiatives, that cannot be fully mitigated through succession and business continuity planning, employees working remotely or teleconferencing technologies.
The
COVID-19
pandemic and related governmental reactions have had and may continue to have a negative impact on our business, liquidity, results of operations, and stock price due to the occurrence of some or all of the following events or circumstances, among others:

•	restricted access to customers’ properties and communities, leading to suspensions and interruptions in product installation;

•	our inability to manage our business effectively due to key employees becoming ill, working from home inefficiently, and being unable to travel to our facilities;

•
our and our customers’, third-party suppliers’ and other business partners’ inability to operate worksites, including construction sites, manufacturing facilities and shipping and fulfillment centers, due to employee illness or reluctance to appear at work, or
“stay-at-home”
regulations;

•	interruptions in manufacturing (including the sourcing of key components) and shipment of our products;

•	disruptions of the operations of our third-party suppliers, which could impact our ability to purchase components at efficient prices and in sufficient amounts;

•	reduced demand for our products and services, including due to any prolonged economic downturn that may occur;

•	our inability to raise additional capital or the dilution of our common stock if we raise capital by issuing equity securities; and

•	volatility in the market price of our Class A Common Stock.
The extent of the impact of the
COVID-19
pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak, effectiveness of vaccines and vaccine rollouts, the impact on capital and financial markets, and the related impact on the financial circumstances of our customers and their residents, all of which are highly uncertain and cannot be predicted. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.
We are subject to all of the operating hazards and risks normally incidental to the provision of our products and solutions and business operations. In addition to contractual provisions limiting our liability to customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims for personal injury, death, or property damage arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or may not be available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.
Downturns in general economic and market conditions and reductions in spending may reduce demand for our products and solutions, which could harm our revenue, results of operations and cash flows.
Our revenue, results of operations and cash flows depend on the overall demand for our products and solutions. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, construction slowdowns, energy costs, international trade relations and other geopolitical issues, the availability and cost of credit, and the global housing and mortgage markets could cause a decrease in consumer discretionary spending and business investment and diminish growth expectations in the U.S. economy and abroad.
During weak economic times, the available pool of potential customers may decline as the prospects for new multifamily apartment and single-family rental construction and residential building renovation projects diminish, which may have a corresponding impact on our growth prospects. In addition, there is an increased risk during these periods that an increased percentage of property developers will file for bankruptcy protection, which may harm our revenue, profitability and results of operations. In addition, we may determine that the cost of pursuing any claim may outweigh the recovery potential of such claim. Prolonged economic slowdowns and reductions in new residential and commercial building construction and renovation projects may result in diminished sales of our software, services and products. Further worsening, broadening or protracted extension of an economic downturn could have a negative impact on our business, revenue, results of operations and cash flows.
Changes in effective tax rates, or adverse outcomes resulting from examination of our income or other tax returns, could adversely affect our results of operations and financial condition.
Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expiration of, or lapses in, the research and development tax credit laws;

•	expiration or non-utilization of net operating loss carryforwards;

•	tax effects of share-based compensation;

•	expansion into new jurisdictions;

•	potential challenges to and costs related to implementation and ongoing operation of our intercompany arrangements;

•	increases in state or federal statutory tax rates on corporate income;

•	changes in tax laws and regulations and accounting principles, or interpretations or applications thereof; and

•	certain non-deductible expenses as a result of acquisitions.
Any changes in our effective tax rate could adversely affect our results of operations.
Our business is subject to the risk of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by manmade problems such as terrorism.
Our business is vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins,
and similar events. The third-party systems and operations and manufacturers we rely on are subject to similar risks. For example, a significant natural disaster, such as an earthquake, fire, or flood, could have an adverse effect on our business, financial condition and operating results, and our insurance coverage may be insufficient to compensate us for losses that may occur. Acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could also cause disruptions in our or our suppliers’ and manufacturers’ businesses or the economy as a whole. We may not have sufficient protection or recovery plans in some circumstances, such as natural disasters affecting locations that store significant inventory of our products or that house our servers. As we rely heavily on our computer and communications systems, and the internet to conduct our business and provide high-quality customer service, these disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt suppliers’ and manufacturers’ businesses, which could have an adverse effect on our business, financial condition, and operating results.
Risks Related to Legal and Regulatory Matters
We collect, store, process, and use personal information of our customers and their residents, which subjects us to legal obligations and laws and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business.
We collect, process, store, and use a wide variety of data from current and prospective customers and their residents, including personal information, such as home addresses and geolocation. Federal, state, and international laws and regulations governing privacy, data protection, and
e-commerce
transactions require us to safeguard our customers’ personal information. The scope of such laws and regulations is rapidly changing. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection, and information security. However, the regulatory framework for privacy, data protection, and information security is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.
We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions. Various states throughout the United States are increasingly adopting or revising privacy, information security, and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection, and information security-related practices, our collection, use, sharing, retention, and safeguarding of customer, consumer, resident, employee, or any other third-party information we receive, and some of our current or planned business activities. For example, California enacted the California Consumer Privacy Act of 2018 (“CCPA”), that affords consumers who are California residents expanded privacy protections and control over the collection, use and sharing of their personal information. The CCPA went into effect on January 1, 2020 and gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for a private right of action for data breaches that may increase data breach litigation. Relatedly, the California Privacy Rights Act (the “CPRA”) was recently adopted by California voters. The CPRA significantly amends the CCPA and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023 and become enforceable on July 1, 2023.
Additionally, the interpretations of existing federal and state consumer protection laws relating to online collection, use, dissemination, and security of personal information adopted by the Federal Trade Commission (the “FTC”), state attorneys general, private plaintiffs, and courts have evolved, and may continue to evolve, over time. Consumer protection laws require us to publish statements that describe how we handle personal information and choices individuals may have about the way we handle their personal information. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Furthermore, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce, thus violating Section 5(a) of the Federal Trade Commission Act of 1914 (the “FTC Act”). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.
With data privacy and security laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. Any failure or perceived failure by us to comply with our privacy policies, our data privacy or security related obligations to our customers or any of our other legal obligations relating to data privacy or security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties, or cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.
Furthermore, we may be required to disclose personal data pursuant to demands from individuals, privacy advocates, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws. This disclosure or refusal to disclose personal data may result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations and could result in proceedings or actions against us in the same or other jurisdictions, damage to our reputation and brand, and inability to provide our products and services to customers in certain jurisdictions. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of customer data could impose additional requirements with respect to the retention and security of customer data, could limit our marketing activities, and have an adverse effect on our business, financial condition, and operating results.

If our security controls are breached, or if unauthorized or inadvertent access to customer or residential information or other data or to control or view systems is otherwise obtained, our products and solutions may be perceived as insecure, our business may be harmed, and we may incur significant liabilities.
Use of our solutions involves the storage, transmission and processing of personal, payment, credit and other confidential and private information of our customers and their residents, and may in certain cases permit access to our customers’ vacant and rented property or help secure them. We also maintain and process confidential and proprietary information in our business, including our employees’ and contractors’ personal information and confidential business information. We rely on proprietary and commercially available systems, software, tools and monitoring to protect against unauthorized use or access of the information we process and maintain. Our solutions and the networks and information systems we utilize in our business are at risk for breaches as a result of third-party action, employee or partner error, malfeasance, or other factors. In addition, due to the
COVID-19
pandemic, we have enabled substantially all of our employees to work remotely which may make us more vulnerable to cyber-attacks and may create operational or other challenges, any of which could harm our systems or our business. Although we have taken precautionary measures to prepare for these threats and challenges, there is no guarantee that our precautions will fully protect our systems.
Although we have established security procedures to protect customers and their resident information, our or our partners’ security and testing measures may not prevent security breaches. Further, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security, or other developments may result in a compromise or breach of the technology we use to protect customer data. Any compromise of our security or breach of our customers’ or their residents’ privacy could harm our reputation or financial condition and, therefore, our business. Criminals and other nefarious actors are using increasingly sophisticated methods, including cyber-attacks, phishing, social engineering and other illicit acts to capture, access, or alter various types of information, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and websites. Unauthorized intrusion into the portions of our systems and networks and data storage devices that process and store customer and resident confidential and private information, the loss of such information or the deployment of malware or other harmful code to our services or our networks or systems may result in negative consequences, including the actual or alleged malfunction of our products, software or services. In addition, third parties, including our third-party affiliates, could also be sources of security risks to us in the event of a failure of their own security systems and infrastructure. The threats we and our third-party affiliates face continue to evolve and are difficult to predict due to advances in computer capabilities, new discoveries in the field of cryptography and new and sophisticated methods used by criminals. There can be no assurances that our defensive measures will prevent cyber-attacks or that we will discover network or system intrusions or other breaches on a timely basis or at all. We cannot be certain that we will not suffer a compromise or breach of the technology protecting the systems or networks that house or access our software, services and products or on which we or our partners process or store personal information or other sensitive information or data, or that any such incident will not be believed or reported to have occurred. Any such actual or perceived compromises or breaches to systems, or unauthorized access to our customers’ data, products, software or services, or acquisition or loss of data, whether suffered by us, our partners or other third parties, whether as a result of employee error or malfeasance or otherwise, could harm our business. They could, for example, cause interruptions in operations, loss of data, loss of confidence in our products and solutions and damage to our reputation, and could limit the adoption of our products and solutions. They could also subject us to costs, regulatory investigations and orders, litigation, contract damages, indemnity demands, and other liabilities and materially and adversely affect our customer base, sales, revenues, and profits. Any of these could, in turn, have a material adverse impact on our business, financial condition, cash flows, or results of operations. If such an event results in unauthorized access to or loss of any data subject to data privacy and security laws and regulations, then we could be subject to substantial fines by U.S. federal and state authorities, foreign data privacy authorities around the world and private claims by companies or individuals. A cyber-attack may cause additional costs, such as investigative and remediation costs, and the costs of providing individuals and/or data owners with notice of the breach, legal fees, and the costs of any additional fraud detection activities required by law, a court, or a third party. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify customers about the incident and we may need to provide some form of remedy to such customers or their residents, such as a subscription to a credit monitoring service for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises customer data. Additionally, some of our customer contracts require us to indemnify customers from damages they may incur as a result of a breach of our systems. There can be no assurance that the limitation of liability provisions in our contracts for a security breach would be enforceable or would otherwise protect us from any such liabilities or damages with respect to any particular claim. Further, if a high profile security breach occurs with respect to another provider of smart home solutions, our customers and potential customers or their residents may lose trust in the security of our products and solutions or in the smart home technology industry generally, which could adversely impact our ability to retain existing customers or attract new ones. Even in the absence of any security breach, customer concerns about security, privacy or data protection may deter them from using our products and solutions.
Our insurance policies covering errors and omissions and certain security and privacy damages and claim expenses may not be sufficient to compensate for all potential liability. Although we maintain cyber liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.
Our products and solutions may be affected from time to time by design and manufacturing defects that could subject us to personal injury, property damage, product liability, warranty, and other claims, which could adversely affect our business and result in harm to our reputation.
We offer complex solutions involving advanced software and
web-based
interactive user interfaces and hardware products and services that can be affected by design and manufacturing defects. Sophisticated software, applications, and web-based
interactive user interfaces, such as those offered by us, have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects may also exist in components and products that we source from third parties. Any such defects could cause our products and solutions to create a risk of property damage and personal injury, and subject us to the hazards and uncertainties of product liability claims and related litigation. In addition, from time to time, we may experience outages, service slowdowns, or errors that affect our software, applications, and web-based
interactive user interfaces. As a result, our solutions may not perform as anticipated and may not meet customer expectations. There can be no assurance that we will be able to detect and fix all issues and defects in the hardware, software, and services we offer as part of our products and solutions. Failure to do so could result in widespread technical and performance issues affecting our products and solutions and could lead to claims against us. We maintain general liability insurance; however, design and manufacturing defects, and claims related thereto, may subject us to judgments or settlements that result in damages materially in excess of the limits of our insurance coverage. In addition, we may be exposed to recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, or intangible assets, and significant warranty and other expenses such as litigation costs and regulatory fines. If we cannot successfully defend any large claim, maintain our general liability insurance on acceptable terms, or maintain adequate coverage against potential claims, our financial results could be adversely impacted. Further, given that our customers deploy our products and solutions to provide a safe and secure living space to their residents, quality problems could subject us to substantial liability, adversely affect the experience for users of our products and solutions and result in harm to our reputation, loss of competitive advantage, poor market acceptance, reduced demand for our products and solutions, delay in new product and solution introductions, and lost revenue.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain senior management and qualified board members.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE or other securities exchange on which our securities are traded, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. Although we have already hired additional employees to comply with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. Our failure to comply with these laws, regulations and standards could materially and adversely affect our business and results of operations.
However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, exemption from the requirement to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Additionally, we are choosing to take advantage of the extended transition period for complying with new or revised accounting standards under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that have adopted the new or revised accounting standards. If investors find our Class A Common Stock less attractive as a result of exemptions and reduced disclosure requirements, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile or decrease.
We will cease to be an “emerging growth company” upon the earliest of (i) the first fiscal year following the fifth anniversary of the FWAA IPO, which closed on February 9, 2021, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible
debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates
exceeded $700.0 million as of the end of the second quarter of that fiscal year.
Being a public company and these new rules and regulations may also make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in more litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be materially and adversely affected, even if the claims do not result in litigation or are resolved in our favor. These claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially and adversely affect our business and results of operations.
If we fail to maintain an effective system of internal controls, we may not be able to accurately report financial results or prevent fraud and the trading price of our stock could be negatively affected. We have identified material weaknesses in our internal control over financial reporting.
Until the closing of the Business Combination, we were not required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and, therefore, we were not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we were required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting.
Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. For instance, we identified material weaknesses in our internal control over financial reporting related to accounting for non-routine
transactions, the lack of consistent review of journal entries prior to their posting to the general ledger, and the need to provide formal controls over our information technology. In regard to our accounting for non-routine
transactions, we disclosed errors in the accounting for our acquisition of Zenith Highpoint, Inc. (“Zenith”) and its wholly owned subsidiary, Zipato, Ltd. (“Zipato”) in February 2020. In regard to the lack of consistent review over journal entries, we found instances during 2020 in which journal entries were recorded in our general ledger without having been reviewed by a knowledgeable individual other than the preparer before the entries were posted. In regard to establishing formal controls over our information technology, we observed the need to improve access controls and establish segregation of duties for those with roles and responsibilities for the general ledger. While we are implementing measures designed to remediate these material weaknesses, including enhancing our control process for identifying and reviewing non-routine
transactions, consistent independent review of journal entries and providing formal controls over information technology, the material weaknesses will not be considered remediated until the applicable controls operate for a sufficient period of time and we conclude, through testing, that these controls are operating effectively.
If we fail to remediate these material weaknesses, determine that our internal controls over financial reporting are not effective, discover areas that need improvement in the future or discover additional material weaknesses, these shortcomings could have an adverse effect on our business and financial results, and the price of our common stock could be negatively affected. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Accordingly, a material weakness increases the risk that the financial information we report contains material errors.
If we cannot conclude that we have effective internal control over our financial reporting, investors could lose confidence in the reliability of our financial statements, which could lead to a decline in our stock price. Failure to comply with reporting requirements could also subject us to sanctions and/or investigations by the SEC, the NYSE or other regulatory authorities. If we fail to remedy any deficiencies or maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation. In addition, failure to maintain adequate internal controls could result in financial statements that do not accurately reflect our operating results or financial condition.
Our smart home technology is subject to varying state and local regulations, which may be updated from time to time.
Our smart home technology is subject to certain state and local regulations, which may be updated from time to time. For example, our products and solutions are subject to regulations relating to building and fire codes, public safety, and may eventually be subject to state and local regulation regarding access control systems. The regulations to which we are subject may change, additional regulations may be imposed, or existing regulations may be applied in a manner that creates special requirements for the implementation and operation of our products and solutions that may significantly impact or even eliminate some of our revenues or markets. In addition, we may incur material costs or liabilities in complying with any such regulations. Furthermore, some of our customers must comply with numerous laws and regulations, which may affect their willingness and ability to purchase our products and solutions. The modification of existing laws and regulations or interpretations thereof or the adoption of future laws and regulations could adversely affect our business, cause us to modify or alter our methods of operations and increase our costs and the price of our products and solutions. In addition, we cannot provide any assurance that we will be able, for financial or other reasons, to comply with all applicable laws and regulations. If we fail to comply with these laws and regulations, we could become subject to substantial penalties or restrictions that could materially and adversely affect our business.
Failure of our global operations to comply with import and export, bribery, and money laundering laws, regulations and controls, could have an adverse impact on our financial condition.
We conduct our business in the United States and source our products from Asia, Europe and the United States. We are subject to regulation by various federal, state, local and foreign governmental agencies, including, but not limited to, agencies and regulatory bodies or authorities responsible for monitoring and enforcing product safety and consumer protection laws, data privacy and security laws and regulations, employment and labor laws, workplace safety laws and regulations, environmental laws and regulations, antitrust laws, federal securities laws, and tax laws and regulations.
We are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act of 1961, and possibly other anti-bribery laws, including those that comply with the Organization for Economic Cooperation and Development, Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit our company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners, and agents, even if we did not explicitly authorize such activity. Although we have implemented policies and procedures designed to ensure compliance with anti-corruption laws, there can be no assurance that all of our employees, representatives, contractors, partners, and agents will comply with these laws and policies.
Our operations require us to import from Asia and Europe, which geographically stretches our compliance obligations. We are also subject to anti-money laundering laws such as the USA PATRIOT Act of 2001 and may be subject to similar laws in other jurisdictions. Our products are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Department of the Treasury’s (“Treasury”) Office of Foreign Assets Controls. We may also be subject to import/export laws and regulations in other jurisdictions in which we conduct business or source our products. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.
Changes in laws that apply to us could result in increased regulatory requirements and compliance costs which could harm our business, financial condition, cash flows, and results of operations. In certain jurisdictions, regulatory requirements may be more stringent than in the United States. Noncompliance with applicable regulations or requirements could subject us to whistleblower complaints, investigations, sanctions, settlements, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions, suspension or debarment from contracting with certain governments or other customers, the loss of export privileges, multi-jurisdictional liability, reputational harm, and other collateral consequences. If any governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, cash flows and results of operations could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and an increase in defense costs and other professional fees.
Expanding our international operations subject us to a variety of risks and uncertainties, including exposure to foreign currency exchange rate fluctuations, which could adversely affect our business and operating results.
We are planning to expand our international operations to Canada and the United Kingdom and may further grow our international presence in the future. The future success of our business will depend, in part, on our ability to expand our operations and customer base worldwide. Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic, and political risks that are different from those in the United States. Due to our lack of experience with international operations and developing and managing sales and distribution channels in international markets, our international expansion efforts may not be successful. In addition, we will face risks in doing business internationally that could materially and adversely affect our business, including:

•
our ability to comply with differing and evolving technical and environmental standards, telecommunications regulations, building and fire codes, and certification requirements outside the United States;

•	difficulties and costs associated with staffing and managing foreign operations;

•	our ability to effectively price our products and solutions in competitive international markets;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to adapt and localize our products and subscriptions for specific countries;

•	the need to offer customer care in various native languages;

•	reliance on third parties over which we have limited control;

•	availability of reliable network connectivity in targeted areas for expansion;

•	difficulties in understanding and complying with local laws, regulations, and customs in foreign jurisdictions;

•	restrictions on travel to or from countries in which we operate or inability to access certain areas;

•	changes in diplomatic and trade relationships, including tariffs and other non-tariff barriers, such as quotas and local content rules;

•
U.S. government trade restrictions, including those which may impose restrictions such as prohibitions, on the exportation, re-exportation,
sale, shipment or other transfer of programming, technology, components, and/or services to foreign persons;

•
our ability to comply with different and evolving laws, rules, and regulations, including the European Union General Data Protection Regulation and other data privacy and data protection laws, rules and regulations;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and U.K. Bribery Act of 2010;

•	more limited protection for intellectual property rights in some countries;

•	adverse tax consequences;

•	fluctuations in currency exchange rates;

•	exchange control regulations, which might restrict or prohibit our conversion of other currencies into U.S. Dollars;

•	new and different sources of competition;

•	political and economic instability created by the United Kingdom’s departure from the European Union;

•	deterioration of political relations between the United States and other countries in which we may operate; or

•
political or social unrest, economic instability, conflict or war in such countries, or sanctions implemented by the United States against countries in which we operate, all of which could have a material adverse effect on our operations.

Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition, and operating results.
Fluctuations in foreign currencies in which we transact business also subject us to certain risks. While we have historically transacted in U.S. Dollars with the majority of our customers and suppliers, we have transacted in some foreign currencies, such as the Euro, the Canadian dollar, the Croatian Krona and the Chinese Renminbi and may transact in more foreign currencies in the future. Accordingly, changes in the value of foreign currencies relative to the U.S. Dollar may affect our revenue and operating results. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and operating results. In addition, to the extent that fluctuations in currency exchange rates cause our operating results to differ from our expectations or the expectations of our investors, the trading price of our common stock could be lowered.
From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental inquiries that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.
From time to time, we may be subject to claims, lawsuits, government investigations, and other proceedings involving products liability, competition and antitrust, intellectual property, privacy, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. As our business grows, we may see a rise in the number and significance of these disputes and inquiries. Litigation and regulatory proceedings, and particularly the intellectual property infringement matters that we could face, may be protracted and expensive, and the results are difficult to predict. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our products or services, make content unavailable, or require us to stop offering certain features, all of which could negatively affect our membership and revenue growth. See the section entitled “
Business—Legal Proceedings
.”
The results of litigation, investigations, claims, and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, financial condition, and operating results.
Risks Related to Ownership of Our Class A Common Stock
Our Class A Common Stock price may be volatile or may decline regardless of our operating performance.
The trading price of our Class A Common Stock may be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “-
 Risks Related to Our Business and Industry
” and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products and/or services;

•	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations which adversely affect our industry or us;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

•
changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Class A Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low. As a result, you may suffer a loss on your investment.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.
We do not intend to pay dividends on our Class A Common Stock for the foreseeable future.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that the

Board may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our common stock. As a result, you may have to sell some or all of your Class A Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Class A Common Stock.
If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Class A Common Stock, the price of our Class A Common Stock could decline.
The trading market for our Class A Common Stock depends in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our Class A Common Stock, or if our reporting results do not meet their expectations, the market price of our Class A Common Stock could decline.
Our issuance of additional shares of Class A Common Stock or convertible securities could make it difficult for another company to acquire us, may dilute your ownership of us and could adversely affect our stock price.
We intend to file a registration statement with the SEC on Form
S-8
providing for the registration of shares of our Class A Common Stock issued or reserved for issuance under the SmartRent, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the SmartRent, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). Subject to the expiration of certain lockup agreements, shares registered under the registration statement on Form
S-8
will be available for resale immediately in the public market without restriction. From time to time in the future, we may also issue additional shares of our Class A Common Stock or securities convertible into Class A Common Stock pursuant to a variety of transactions, including acquisitions. The issuance by us of additional shares of our Class A Common Stock or securities convertible into our Class A Common Stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Class A Common Stock.
In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Class A Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Class A

Common Stock bear the risk that our future offerings may reduce the market price of our Class A Common Stock and dilute their percentage ownership.
Future sales, or the perception of future sales, of our common stock by us or our existing stockholders in the public market could cause the market price for our common stock to decline.
The sale of substantial amounts of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of September 20, 2021, we had approximately 193,864,107 shares of Class A Common Stock outstanding. All such shares are freely tradable, subject to certain lock-up
agreements, without registration under the Securities Act and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, referred to herein as “Rule 144”), including our directors, executive officers and other affiliates.
Upon the expiration or waiver of the
lock-up
agreements described above, shares of Class A Common Stock held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144. In addition, the sale of a large number of shares by the Selling Stockholders could cause the prevailing market price of our Class A Common Stock to decline. The shares of Class A Common Stock covered by the Registration Rights Agreement and the Subscription Agreements represent approximately 67.61% of our outstanding shares of Class A Common Stock as of September 20, 2021. See the section entitled “
Registration Rights Agreement and Subscription Agreements
” for descriptions of the Registration Rights Agreement and Subscription Agreements.
As restrictions on resale end, the market price of shares of our Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Class A Common Stock or other securities.
In addition, the shares of our Class A Common Stock reserved for future issuance under the 2021 Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up
agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares to be reserved for future issuance under the 2021 Plan equals 15,500,000 shares (all of which may be issued pursuant to the exercise of incentive stock options). We also have the ability to initially issue up to 2,000,000 shares of common stock under the ESPP, subject to annual increases effective as of January 1, 2022 and each subsequent January 1 through and including January 1, 2030 in an amount equal to the smallest of (i) 1% of the number of shares of the common stock outstanding as of the immediately preceding December 31, (ii) 2,000,000 shares or (iii) such amount, if any, as the Board may determine.
We expect to file one or more registration statements on Form
S-8
under the Securities Act to register shares of our Class A Common Stock or securities convertible into or exchangeable for shares of our Class A Common Stock issued pursuant to our equity incentive plans. Any such Form
S-8
registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form
S-8
is expected to cover approximately 17,500,000 shares of our Class A Common Stock.

Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management’s limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which would result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to hire additional employees to support our operations as a public company, which would increase our operating costs in future periods.
Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.
Our third amended and restated certificate of incorporation (our “Charter”) and bylaws and Delaware law contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by the Board. Among other things, our Charter and/or bylaws include the following provisions:

•	a staggered board, which means that the Board is classified into three classes of directors, with staggered three-year terms and directors are only able to be removed from office for cause;

•	limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;

•
a prohibition on stockholder action by written consent, which means that our stockholders are only able to take action at a meeting of stockholders and are not be able to take action by written consent for any matter;

•	a forum selection clause, which means certain litigation against us can only be brought in Delaware;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and

•	advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding common stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, the Board approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the common stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds
of our outstanding common stock not held by such interested stockholder at an annual or special meeting of stockholders.

Any provision of our Charter or bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.
Our bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on our behalf; (b) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders; (c) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our Charter or bylaws; or (d) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (ii) subject to the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our Charter and bylaws provide that the federal district courts of the United States shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

USE OF PROCEEDS
All shares of our Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Stockholders, in the event of an underwritten offering of their Class A Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Our Class A Common Stock is currently listed on the NYSE under the symbol “SMRT.” Prior to the consummation of the Business Combination, shares of FWAA’s Class A Common Stock was listed on Nasdaq under the symbol “FWAA.” As of September 20, 2021, there were 76 holders of record of our Class A Common Stock. Such amounts do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.
Dividend Policy
We have not paid any cash dividends on the Class A Common Stock to date. We may retain future earnings, if any, in order to pursue our business plan, cover operating costs and otherwise remain competitive, and have no current plans to pay cash dividends on the Class A Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the common stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
FWAA is a blank check company formed under the laws of the State of Delaware on November 23, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
SmartRent is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, home buyers, developers and residents. SmartRent’s operating system is designed to enable owners and operators to streamline property management and operations, lower operating costs, increase revenues, protect their assets through improved visibility and control over their properties and communities, and provide an elevated living experience for residents.
The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 combines the historical balance sheet of FWAA as of June 30, 2021 with the historical balance sheet of SmartRent as of June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited Pro Forma Condensed Combined Statements of Operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of FWAA and SmartRent for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	the merger of Merger Sub, the wholly owned subsidiary of FWAA, with and into SmartRent, with SmartRent as the surviving company;

•	the conversion of all outstanding shares of Legacy SmartRent preferred stock into Legacy SmartRent common stock that rolled over into our common stock;

•	the conversion of all outstanding FWAA shares into FWAA common stock that will roll over into our common stock;

•	the rollover of Legacy SmartRent’s options, warrants, and restricted stock units into options, warrants and restricted stock units in SmartRent; and

•
the issuance of shares of our Class A Common Stock valued at $10.00 per share as follows: 157,678,300 shares to Legacy SmartRent, 34,499,754 shares to FWAA, 15,500,000 shares to the PIPE Investors, and 9,672,500 shares to Sponsor.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•
the historical unaudited financial statements of FWAA as of and for the six months ended June 30, 2021 included in FWAA’s Quarterly Report filed on the Form
10-Q
filed with the SEC on August 13, 2021, and the historical audited financial statements of FWAA as of December 31, 2020;

•
the historical unaudited condensed consolidated financial statements of Legacy SmartRent as of and for the six months ended June 30, 2021 and the historical audited consolidated financial statements of SmartRent as of and for the year ended December 31, 2020; and

•	other information relating to the Merger Agreement between FWAA and Legacy SmartRent and the description of certain terms thereof included in this prospectus.
The pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what our financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting our future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FWAA, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and SmartRent was treated as the accounting acquirer. SmartRent was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy SmartRent’s stockholders have more than 70% of the voting interest of the Company;

•	Legacy SmartRent’s senior management comprise the senior management of the Company;

•	the directors nominated by Legacy SmartRent represent the majority of the Board;

•	Legacy SmartRent is the larger entity based on historical revenues and business operations;

•	Legacy SmartRent’s operations comprise the ongoing operations of the Company; and

•	the Company assumed Legacy SmartRent’s name.
Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which SmartRent is issuing stock for the net assets of FWAA. The net assets of FWAA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of SmartRent.
Description of the Business Combination
Pursuant to the Merger Agreement, the aggregate stock consideration issued by the Company in the Business Combination was $2.174 billion, consisting of 217,350,554 newly issued shares of the Company valued at $10.00 per share. Legacy SmartRent received $1.58 billion in the form of 157,678,300 newly issued shares of the Company. FWAA public stockholders received $345.0 million in the form of 34,499,754 newly issued shares, the PIPE Investors received $155.0 million in the form of 15,500,000 newly issued shares, and Sponsor received $96.7 million in the form of 9,672,500 newly issued shares in exchange for FWAA’s Class B common stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to FWAA stockholders	$345.0
Share issuance to Sponsor	96.7
Share issuance to Legacy SmartRent stockholders	1,576.8
Share issuance to Subscribers	155.0

Stock Consideration at Closing	$2,173.5

The value of share consideration issuable at the Closing was determined by application of the Exchange Ratio of 4.88, which is based on the implied value of $10.00 per share prior to the Business Combination.
Basis of Pro Forma Presentation
The following summarizes the pro forma Company shares outstanding taking into consideration actual redemptions:

	Shares	% Owned
Company shares issued to FWAA public stockholders	34,499,754	16%
Company shares issued to Sponsor and certain FWAA’s directors	9,672,500	4%
Company shares issued in the Business Combination	157,678,300	73%
Company shares issued to PIPE Investors	15,500,000	7%

Pro Forma Common Stock at June 30, 2021	217,350,554	100%

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of FWAA and Legacy SmartRent. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information as additional information becomes available and analyses are performed. Certain amounts that appear in this section may not sum due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(In thousands)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$53,534	$655	$345,017 (1)	$503,704
			(12,075) (2)
			(27,100) (3)
			155,000 (4)
			(11,325) (4)
			(2) (5)
Accounts receivable, net	27,028	—		27,028
Inventory	21,701	—		21,701
Deferred cost of revenues, current portion	7,645	—		7,645
Prepaid expenses and other current assets	11,220	1,353	(2,783) (3)	9,790

Total current assets	121,128	2,008	446,732	569,868

Cash held in trust account	—	345,017	(345,017) (1)	—
Property and equipment, net	1,292	—		1,292
Deferred cost of revenues	13,394	—		13,394
Goodwill	4,162	—		4,162
Other long-term assets	1,281	—		1,281

Total assets	$141,257	$347,025	$101,715	$589,997

Current liabilities
Accounts payable	4,864	337	(1,085) (3)	4,116
Accrued expenses and other current liabilities	7,769	2,119	(2,954) (3)	6,934
Due to related party	—	15		15
Franchise tax payable	—	98		98
Deferred revenues, current portion	35,066	—		35,066
Current portion of long-term debt	1,652	—		1,652

Total current liabilities	49,351	2,569	(4,039)	47,881

Long-term debt, net	2,343	—		2,343
Deferred revenues	39,439	—		39,439
Other long-term liabilities	273	—		273
Deferred underwriting commissions in connection with the initial public offering	—	12,075	(12,075) (2)	—

Total liabilities	91,406	14,644	(16,114)	89,936

Convertible preferred stock	146,225	—	(146,225) (9)	—
Common stock subject to redemption	—	327,380	(327,380) (10)	—
Common stock	—	—		—
Class A Common Stock	—	—	2 (4)	20
			— (5)
			15 (6)
			2 (9)
			1 (7)
Class B common stock	—	1	(1) (7)	—
Additional paid-in capital	5,416	8,272	154,998 (4)	607,865
			(11,325) (4)
			(19,809) (3)
			(2) (5)
			(15) (6)
			(3,273) (8)
			146,223 (9)
			327,380 (10)
Accumulated other comprehensive income (loss)	170	—		170
Accumulated deficit	(101,960)	(3,273)	3,273 (8)	(107,995)
			(6,035) (3)

Total stockholders’ (deficit) equity	(96,374)	5,000	591,434	500,061

Total liabilities, convertible preferred stock, and stockholders’ (deficit) equity	$141,257	$347,025	$101,715	$589,997

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(In thousands, except per share amounts)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Revenue
Hardware	$26,427	$—	$—	$26,427
Professional services	7,165	—	—	7,165
Hosted services	7,245	—	—	7,245

Total revenue	40,837	—	—	40,837

Cost of Revenue
Hardware	24,657	—	—	24,657
Professional services	11,734	—	—	11,734
Hosted services	4,577	—	—	4,577

Total cost of revenue	40,968	—	—	40,968

Operating expenses
Research and development	7,176	—	—	7,176
Sales and marketing	4,146	—	—	4,146
General and administrative	7,763	3,186	(2,970) (A)	7,979
Franchise tax expense	—	98	—	98

Total operating expenses	19,085	3,284	(2,970)	19,399

Loss from operations	(19,216)	(3,284)	2,970	(19,530)
Income from investments held in Trust Account		17	(17) (B)	—

Other expense:
Interest expense	(142)	—	—	(142)
Other income (expense), net	127	—	—	127

Loss before income taxes	(19,231)	(3,267)	2,953	(19,545)

Provision for income taxes	87	—	—	87

Net (loss) income	(19,318)	$(3,267)	$2,953	$(19,632)

Foreign currency translation adjustment	(65)	—	—	(65)
Comprehensive loss	$(19,383)	$(3,267)	$2,953	$(19,697)

Net loss attributable to common stockholders	$(19,318)			$(19,632)

Weighted average redeemable common shares outstanding, basic and diluted		32,738,037		193,716,196

Basic and diluted net income (loss) per share		$(0.10)		$(0.10)

Weighted average non-redeemable common shares outstanding, basic and diluted	1,990,000	11,434,463

Basic and diluted net income (loss) per share	$(9.71)	$(0.29)

(A)
Reflects the reversal of transaction costs incurred by FWAA during the six months ends June 30, 2021 that were reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, including, but not limited to, advisory fees, legal fees, and registration fees. This is a non-recurring
item.

(B)	Reflects the elimination of investment income from the Trust Account.
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except per share amounts)

	SmartRent (Historical)	FWAA (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Revenue
Hardware	$31,978	$—	$—	$31,978
Professional services	12,304	—	—	12,304
Hosted services	8,252	—	—	8,252

Total revenue	52,534	—	—	52,534

Cost of Revenue
Hardware	$35,225	$—	$—	$35,225
Professional services	16,176	—	—	16,176
Hosted services	5,430	—	—	5,430

Total cost of revenue	56,831	—	—	56,831

Operating expenses
Research and development	9,406	—	—	9,406
Sales and marketing	5,429	—	—	5,429
General and administrative	16,584	6	9,004	25,594
Franchise tax expense	—	1	—	1

Total operating expenses	31,419	7	9,004	40,430

Loss from operations	(35,716)	(7)	(9,004)	(44,727)

Other expense:
Interest expense	559	—	—	559
Other expense, net	685	—	—	685

Loss before income taxes	(36,960)	(7)	(9,004)	(45,971)

Provision for income taxes	149	—	—	149

Net (loss) income	$(37,109)	$(7)	$(9,004)	$(46,120)

Foreign currency translation adjustment	235	—	—	235
Comprehensive loss	$(36,874)	$(7)	$(9,004)	$(45,885)

Net loss attributable to common stockholders	$(37,109)			$(46,120)

Weighted average redeemable common shares outstanding, basic and diluted		33,066,841		193,716,196

Basic and diluted net income loss) per share		$0.00		$(0.24)

Weighted average non-redeemable common shares outstanding, basic and diluted	1,550,000	11,105,659

Basic and diluted net income (loss) per share	$(23.94)	$0.00

(A)	Reflects the transaction costs incurred by FWAA in 2021 including, but not limited to, advisory fees, legal fees, and registration fees. This is a non-recurring item.
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FWAA, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and SmartRent was treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) SmartRent’s existing stockholders have more than 70% of the voting interest of the Company; (ii) Legacy SmartRent’s senior management comprise the senior management of the Company; (iii) the directors nominated by Legacy SmartRent represent the majority of the Board; (iv) Legacy SmartRent is the larger entity based on historical revenues and business operations; and (v) Legacy SmartRent’s operations comprise the ongoing operations of the Company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which Legacy SmartRent is issuing stock for the net assets of FWAA. The net assets of FWAA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of SmartRent. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of SmartRent as the accounting acquirer.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•
the historical unaudited financial statements of FWAA as of and for the six months ended June 30, 2021 included in FWAA’s Quarterly Report filed on the Form
10-Q
filed with the SEC on August 13, 2021, and the historical audited financial statements of FWAA as of December 31, 2020;

•
the historical unaudited condensed consolidated financial statements of Legacy SmartRent as of and for the six months ended June 30, 2021 and the historical audited consolidated financial statements of SmartRent as of and for the year ended December 31, 2020; and

•	other information relating to the Merger Agreement between FWAA and Legacy SmartRent and the description of certain terms thereof included in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of FWAA and Legacy SmartRent, which are incorporated herein by reference.

2.	Accounting Policies
Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. SmartRent and FWAA have not had any historical relationship prior to the Business Combination, other than the investment by Fifth Wall Fund II, L.P. (“Fifth Wall Fund II”) (an affiliate of Sponsor) in Legacy SmartRent’s offering of its Series C Preferred Stock, par value $0.00001 per share (the “Legacy SmartRent Series C Preferred Stock”), in March 2020. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination had been completed on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(1)	Reflects the reclassification of cash and cash equivalents held in the Trust Account that became available in connection with the Business Combination.

(2)	Reflects the settlement of deferred underwriters’ fees incurred during the FWAA IPO that were due upon completion of the Business Combination.

(3)	Reflects the transaction costs incurred by SmartRent and FWAA subsequent to June 30, 2021 including, but not limited to, advisory fees, legal fees, and registration fees that were paid in connection with the consummation of the Business Combination. This adjustment includes the reclassification of $2.8 million of deferred transaction costs incurred by SmartRent for accounting, legal, and advisory fees that are included in the $19.8 million reduction of additional paid-in
capital since they are direct and incremental costs associated with the Business Combination. These amounts are excluded from cash as the costs were previously reflected in the historical cash balance of SmartRent. This adjustment also includes the write-off
of $4.0 million of accounts payable and accrued expenses recognized by FWAA and SmartRent for accounting, legal, and advisory fees. Approximately $1.1 million of the amount is included in the $19.8 million reduction of additional paid-in
capital since the amounts are direct and incremental costs associated with the Business Combination. The remaining $2.9 million is included in accumulated deficit as the costs are not direct and incremental to the Business Combination. The total increase to accumulated deficit of $6.0 million is related to the transaction costs incurred by FWAA in 2021 including, but not limited to, advisory fees, legal fees and registration fees. These transaction costs are also reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as an adjustment to general and administrative expense.

(4)
Represents the proceeds from the issuance of 15,500,000 shares of the Company at $10.00 per share to the PIPE Investors, offset by the PIPE Transaction placement fees of $11.3 million. The costs related to the issuance of the shares in the PIPE Transaction are adjusted against additional paid-in
capital.

(5)
Reflects the actual redemptions of 246 public shares for aggregate redemption payments of $2,460 allocated to Class A Common Stock and additional paid-in
capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

(6)
Reflects the recapitalization of SmartRent through (a) the contribution of all the share capital in SmartRent to FWAA in the amount of $5.4 million and (b) the issuance of 157,678,300 shares of FWAA Class A Common Stock at par value of $0.0001.

(7)	Reflects the conversion of FWAA Class B common stock held by the initial stockholders to shares of FWAA Class A Common Stock.

(8)	Reflects the elimination of the historical accumulated deficit of FWAA, the legal acquirer, in the amount of $3.3 million.

(9)	Represents the conversion of Legacy SmartRent’s convertible preferred stock immediately prior to the consummation of the Business Combination into Legacy SmartRent common stock.

(10)
Represents the reclassification of historical FWAA’s Class A Common Stock previously subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Business Combination.

4.	Net loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared taking into consideration actual redemptions:

(Net loss presented in thousands of dollars)
	Six Months Ended June 30, 2021	Twelve Months Ended December 31, 2020
Pro forma net loss	$(19,632)	$(46,120)
Weighted average shares outstanding, basic and diluted	193,716,196	193,716,196
Net loss per share - Basic and Diluted	$(0.10)	$(0.24)

Basic weighted average shares outstanding
Company shares issued to Legacy SmartRent	134,043,942	134,043,942
Company shares issued to FWAA public shareholders	34,499,754	34,499,754
Company shares issued to PIPE Investors	15,500,000	15,500,000
Company shares issued to Sponsor and certain FWAA directors	9,672,500	9,672,500

	193,716,196	193,716,196

As a result of the pro forma net loss, the net loss per share amounts exclude the anti-dilutive impact from the following securities:

•	The 10,457,305 rollover options outstanding, of which 7,089,184 are vested and 3,368,121 are unvested.

•	The 5,689,731 rollover warrants outstanding, of which 153,027 are vested and 5,536,704 are unvested.
The 7,487,299 rollover restricted stock units outstanding, of which all are unvested.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. You should read this discussion and analysis in conjunction with the accompanying unaudited condensed consolidated financial statements and notes thereto included elsewhere in this prospectus and our unaudited pro forma financial information as of and for the three and six months ended June 30, 2021 included elsewhere in this prospectus. Certain amounts may not foot due to rounding. This discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements. Actual results may differ materially from those contained in any forward-looking statements.
Overview
SmartRent is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, iBuyers, developers, and residents. We started SmartRent with the vision of transforming residential real estate into the next generation of connected communities. Our smart home operating system is designed to enable owners and operators to streamline property management and operations, lower operating costs, increase revenues, and protect their assets through improved visibility and control, while providing a differentiated, elevated living experience for residents. Through our central connected device, called SmartHub, we integrate our proprietary enterprise software with third-party smart devices and other technology interfaces through an open-architecture, brand-agnostic approach, which allows owners, operators, and residents to manage their smart home systems through a single connected interface. Our products and solutions include smart apartments and homes, access control for buildings, common areas, and rental units, asset protection and monitoring, parking management, self-guided tours, and community and resident
Wi-Fi.
We also have a professional services team of approximately 200 employees in 31 states across the United States through which we provide customers with training, installation, and support services.
We believe SmartRent is the category leader in the enterprise smart home solutions industry. As of June 30, 2021, our customers owned an aggregate of approximately 3.5 million rental units, representing approximately 8% of the U.S. market for institutionally owned multifamily rental units and single-family rental homes, and included 15 of the top 20 multifamily residential owners in the United States. We have developed a loyal customer base and, to date, have not experienced any customer churn (meaning that no customer has removed an installed SmartHub). In addition to multifamily residential owners, our customers include some of the leading homebuilders, single-family rental homeowners, and iBuyers in the United States. Since beginning operations in 2017, we have installed more than 1,000,000 SmartHubs and other smart home devices in approximately 3,800 communities with more than 450,000 users located in more than 1,000 cities in 45 states across the United States.
We estimate that the U.S. market for residential real estate has approximately 43 million institutionally owned multifamily rental units and single-family rental homes as of June 30, 2021. While several of the top multifamily residential owners are current SmartRent customers, we believe that we have only begun to take advantage of the full market opportunity in residential and commercial real estate sectors and in domestic and international markets. For example, we recently adapted our software and applications to target new opportunities in other residential real estate sectors, including single-family rental homes, student housing, senior housing, and new construction homes. In addition, we believe there is significant potential for growth beyond residential real estate to other commercial real estate asset classes, including, among others, office, hotels, retail, industrial, and self-storage.

Furthermore, we believe there is an attractive opportunity to expand our smart home solutions into other markets globally and have started pilot programs and/or developed partner relationships in the United Kingdom, Canada, the Netherlands, and Ireland.
We have designed our open-architecture, brand-agnostic smart home operating system to help the residential real estate industry become more efficient and effective. Importantly, our enterprise software integrates into most existing property management systems used by residential property owners and operators. With features specifically designed to increase productivity, while decreasing operating costs, we estimate that owners and operators can realize a 50% return on investment over a three-year period after installation of our smart home operating system.
The Business Combination
On August 24, 2021, we consummated the Business Combination contemplated by the Merger Agreement. Upon the closing of the Business Combination, Merger Sub merged with and into Legacy SmartRent, with Legacy SmartRent continuing as the surviving company and changing its name to “SmartRent Technologies, Inc.” In connection with the consummation of the Business Combination, we changed our name from “Fifth Wall Acquisition Corp. I” to “SmartRent, Inc.” and changed our trading symbol and securities exchange from “FWAA” on Nasdaq to “SMRT” on the NYSE.
Our Model
Our smart home products and solutions provide an enterprise-grade holistic approach to what it means to be a connected community. A SmartRent connected community is a “curb to couch” concept where an entire property utilizes a variety of third-party smart devices from various manufacturers and features that can be remotely managed to provide efficiency, automation and ancillary revenue opportunities. Our SmartRent connected communities combine in-unit
smart home technology with our Alloy Access control system and our Alloy Parking system, which are connected by our Community WiFi solution and can be managed remotely using our core smart home operating system, Community Manager.
Impact of the
COVID-19
Pandemic
The extensive impact of the
COVID-19
pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the spread of
COVID-19,
a number of countries, states, counties and other jurisdictions have imposed, and may impose in the future, various measures, including, but not limited to, voluntary and mandatory quarantines, stay-at-home
orders, travel restrictions, limitations on gatherings of people, reduced operations and extended closures of businesses.
The timing of customer orders and our ability to fulfill orders were impacted by various
COVID-19-related
government mandates, resulting in a reduction in units sold. We have also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to the
COVID-19
pandemic. While the broader and long-term implications of the
COVID-19
pandemic on our workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain, we believe that we will continue to experience disruptions to our business due to the
COVID-19
pandemic through 2021.
The impact of the
COVID-19
pandemic and measures to prevent its spread have affected and continue to affect our business in several ways.

•	Our workforce. Employee health and safety is our priority. In response to the COVID-19 pandemic, we established new protocols to protect the health and safety of our workforce,

including restricting employee travel, recommending that all non-essential
personnel work from home and cancelled or reduced physical participation in sales activities, meetings, events and conferences and implemented additional safety protocols for essential workers.

•
Operations and supply chain.
We have experienced some production delays as a result of the effects of the
COVID-19
pandemic on our sourcing, manufacturing, and logistics channels. For example, as described below, we have experienced SmartHub production delays as a result of a global shortage of
Z-wave
chips, which facilitate the communication protocol used for communication between our SmartHub and all other smart devices.

•
Demand for our products.
During the year ended December 31, 2020, demand for our products was less than we had anticipated based on our growth projections made during 2019. We believe that this decrease in customer demand was, in part, the result of the
COVID-19
pandemic and customers’ delayed purchasing decisions. While we continue to engage with existing and potential customers, we believe some customers may continue to delay purchases from us because their development programs may also be delayed as a result of the
COVID-19
pandemic. We believe that demand for our products remains strong, but due to the
COVID-19
pandemic, a portion of the transactions expected to be completed in 2020 were delayed until early 2021 and, similarly, that transactions expected to be completed in early 2021 may be delayed until later in the year. In connection with the preparation of the unaudited projected financial information included in this prospectus in the section entitled “
The Business Combination — Unaudited Prospective Financial Information of SmartRent
,” we considered these delays.

See the section entitled “
Risk Factors
” beginning on page 5 of this prospectus for further discussion of the possible impact of the
COVID-19
pandemic on our business.
Comparability of Financial Information
Our future results of operations and financial position may not be comparable to historical results as a result of the Business Combination.
Factors Affecting Our Performance
We believe that our future success will be dependent on many factors, including those further discussed below. Our future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including our ability to grow our customer base in a cost-effective manner, expand our hardware and hosted service offerings to generate increased revenue per Unit Deployed (as defined below), provide high quality hardware products and hosted service applications to maximize revenue and improve the leverage of our business model. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address in order to operate our business.
Investing in Research and Development
Our performance is significantly dependent on the investments we make in research and development, including our ability to attract and retain highly skilled research and development personnel. We must continually develop and introduce innovative new software services and hardware products, integrate with third-party products and services, mobile applications and other new offerings. If we fail to innovate and enhance our brand and our products, our market position and revenue will likely be adversely affected.

Active Supply Chain Management
We are focused on successfully navigating global supply chain disruptions. Specifically, increased demand for electronics as a result of the
COVID-19
pandemic, the U.S. trade relations with China and certain other factors have led to a global shortage of semiconductors, including
Z-wave
chips, which are a central component of our SmartHubs. Due to this shortage, we have experienced SmartHub production delays, which have occasionally affected our ability to meet scheduled installations. We believe these supply chain disruptions may continue, with varying degrees of operational impact, through the end of the 2021 fiscal year.
New Products, Features and Functionality
We will need to expend additional resources to continue introducing new products, features and functionality to enhance the value of our smart home operating system. We have recently introduced a number of product enhancements and features, including the Building Access Control, Video Intercom, WiFi and Parking Management solutions. In the future, we intend to continue to release new products and solutions and enhance our existing products and solutions, and we expect that our operating results will be impacted by these releases.
Category Adoption and Market Growth
Our future growth depends in part on the continued consumer adoption of hardware and software products which improve resident experience and the growth of this market. We need to deliver solutions that enhance the resident experience and deliver value to our customers, rental property owners and operators, as well as homebuilders and developers, by providing products and solutions designed to enhance visibility and control over assets while providing additional revenue opportunities. In addition, our long-term growth depends in part on our ability to expand into international markets in the future.
Basis of Presentation
The consolidated financial statements and accompanying notes of SmartRent included elsewhere in this Report were prepared in accordance with GAAP.
Key Operating Metrics
We regularly monitor a number of operating and financial metrics, which include certain non-GAAP
financial measures, including the following, to evaluate our operating performance, identify trends affecting our business, formulate business plans, measure our progress and make strategic decisions.
Non-GAAP
financial measures may not provide accurate predictions of future GAAP financial results.
The limitations our key operating metrics have as an analytical tool are: (i) they might not accurately predict our future GAAP financial results, (ii) we might not realize all or any part of the anticipated value reflected in Units Booked (as defined below) and (iii) other companies, including companies in our industry, may calculate our key operating metrics or similarly titled measures differently, which reduces their usefulness as a comparative measure.
Units Deployed and New Units Deployed
We define “Units Deployed” as the aggregate number of our SmartHubs that have been installed (including customer self-installations) as of a stated measurement date. We define New Units

Deployed as the aggregate number of our SmartHubs that were installed (including customer self-installations) during a stated measurement period. We use these operating metrics to assess the general health and trajectory of our business and growth. We had 83,293, and 60,935 New Units Deployed during the years ended December 31, 2020 and 2019, respectively, and 23,834 and 6,943 New Units Deployed during the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, there were 56,320 and 24,883 New Units Deployed, respectively. As of June 30, 2021 and December 31, 2020, SmartRent had an aggregate of 211,425 and 155,105 Units Deployed, respectively.
Committed Units
We define “Committed Units” as the aggregate number of our SmartHub units that are subject to binding orders from customers together with units that existing customers who are parties to a SmartRent master services agreement have informed us (on a non-binding
basis) that they intend to order in the future for deployment within two years of the measurement date. We track the number of Committed Units to assess the general health and trajectory of our business and to assist in our longer-term resource analysis. As of June 30, 2021, SmartRent had 606,455 Committed Units.
Units Booked
We define “Units Booked” as the aggregate number of our SmartHub units associated with binding orders executed during a stated measurement period. We utilize the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that we will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units. We had 38,182 and 9,495 Units Booked during the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, there were 83,718 and 32,216 Units Booked, respectively.
EBITDA and Adjusted EBITDA
We define “EBITDA” as net income or loss computed in accordance with GAAP before the following items: interest expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee
warrant expense, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates and other income and expenses. Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business. See “
Non-GAAP
Financial Measures
” for additional information and reconciliation of these measures.
Annual Recurring Revenue
We define Annual Recurring Revenue (“ARR”) as the annualized value of our recurring SaaS services revenue earned in the current quarter. We monitor our ARR to assess the general health and trajectory of our hosted services business. Our ARR was approximately $3.4 million and $1.2 million during the years ended December 31, 2020 and 2019, respectively, and approximately $7.0 million based upon the annualized run rate for the quarter ended June 30, 2021, compared to $2.7 million for the quarter ended June 30, 2020.

Components of Results of Operations
Revenue
We generate revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers have visibility and control over assets, while providing all-in-one
home control offerings for residents. We record revenue as earned when control of these products and services are transferred to the customer in an amount that reflects the consideration we expect to collect for those products and services.
Hardware Revenue
We generate revenue from the direct sale to our customers of hardware smart home devices, which devices currently consist of door-locks, thermostats, sensors, and light switches. These smart home devices connect to the SmartHub, which is discussed in “—
Hosted Services Revenue
” below. The performance obligation for hardware revenue is considered satisfied, and revenue is recognized, when the hardware device is shipped to the customer, except for the SmartHub, which is discussed in “—
Hosted Services Revenue
” below. We generally provide a
one-year
warranty period on hardware devices that we deliver and install. We record the cost of the warranty as a component of cost of revenue in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
Professional Services Revenue
We generate professional services revenue from the installation of smart home hardware devices, which do not result in significant customization of the installed products and is generally performed over a period of two to four weeks. Installations can be performed by our employees, can be contracted out to a third party with our employees managing the engagement, or can be performed by the customer with our employees managing the engagement. Professional services contracts are generally performed on a fixed-price basis and revenue is recognized over time as installations are completed.
Hosted Services Revenue
Hosted services include recurring monthly subscription revenue earned from the fees collected from customers to provide access to one or more of our software applications including access controls, asset monitoring and related services. These subscription arrangements have contractual terms typically ranging from one month to seven years and include recurring fixed plan subscription fees. Our arrangements do not provide the customer with the right to take possession of our software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, fees collected for subscription services are recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.
We also sell the hardware SmartHub device, which only functions with the subscription to our proprietary software applications and related hosting services. We consider the SmartHub device and hosting services subscription as a single performance obligation, and therefore we defer the recognition of revenue for the SmartHub devices that are sold with application subscriptions. The estimated average in-service
life of the SmartHub devices is four years. When a SmartHub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.

Cost of Revenue
Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of customer care and support over the life of the service arrangement. We expect cost of revenue to increase in absolute dollars in future periods. We record any change to cost of job performance, job conditions and the resulting estimated profitability in the period during which the revision is identified.
Hardware
Cost of hardware revenue consists primarily of direct costs of proprietary products, hardware devices and supplies purchased from third-party providers, shipping costs, warehouse facility (including depreciation and amortization of capitalized assets and right-of-use
assets) and infrastructure costs, personnel-related costs associated with the procurement and distribution of our products and warranty expenses together with the indirect cost of customer care and support. We expect cost of revenue to increase in absolute dollars in future periods.
In 2019, the U.S. administration imposed significant changes to U.S. trade policy with respect to China. Tariffs have subjected certain SmartRent products manufactured overseas to additional import duties. The amount of the import tariff has changed numerous times based on action by the U.S. administration. We continue to monitor the change in tariffs. If tariffs are increased, such actions may increase our cost of hardware revenue and reduce our hardware revenue margins further in the future.
Professional Services
Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with installation of our products, and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents. We expect cost of revenue to increase in absolute dollars in future periods.
Hosted Services
Cost of hosted services revenue consists primarily of the amortization of the direct costs of our SmartHub device consistent with the revenue recognition period noted above in “—
Hosted Services Revenue”
and infrastructure costs associated with providing our software applications together with the indirect cost of customer care and support over the life of the service arrangement. We expect cost of revenue to increase in absolute dollars in future periods at a rate that is lower than the corresponding increase in hosted services revenue.
Operating Expenses
Research and Development
Research and development expenses consist primarily of personnel-related costs directly associated with our research and development. Our research and development efforts are focused on enhancing and developing additional functionality for our existing products and on new product development. We expense research and development costs as incurred. We expect our research and development expense to increase in absolute dollars as we increase our investment in product development to broaden the capabilities of our solutions and introduce new products and features.
Sales and Marketing Expenses
Our sales and marketing expenses consist of costs directly associated with our sales and marketing activities, which primarily include personnel-related costs, sales commissions, marketing programs, trade shows, and promotional materials. We expect that our sales and marketing expenses will increase over time as we hire additional sales and marketing personnel, increase our marketing activities, grow our domestic and international operations, and continue to build brand awareness.
General and Administrative Expenses
General and administrative expenses consist primarily of personnel-related costs associated with our general and administrative organization, professional fees for legal, accounting and other consulting services, office facility and information technology costs.
We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing requirements, additional insurance expense, investor relations activities and other administrative and professional services. We also expect to increase the size of our general and administrative staff in order to support the growth of our business.
Other Expenses
Other expenses consist primarily of interest expense, foreign currency transaction gains and losses, and other income related to the operations of Zipato, a wholly owned subsidiary of Zenith Highpoint, Inc., which entities we acquired in a business combination in February 2020. The interest expense is recorded in connection with balances outstanding on our Revolving Facility (as defined below) and Term Loan Facility (as defined below). The foreign currency transaction gains and losses relate to the impact of transactions denominated in a foreign currency other than the U.S. dollar. As we have expanded our international operations, our exposure to fluctuations in foreign currencies has increased, which we expect to continue.
Provision for Income Taxes
We had no provision for U.S. federal and state income taxes for the reported periods. The provision for income taxes on the Consolidated Statement of Operations is related to foreign subsidiaries. We have established a full valuation allowance for net deferred U.S. federal and state tax assets, including net operating loss carryforwards. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our federal and state deferred tax assets will be realized in future periods if we report taxable income. We believe that we have established an adequate allowance for our uncertain tax positions, although we can provide no assurance that the final outcome of these matters will not be materially different. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made.

Results of Operations for the Three and Six Months Ended June 30, 2021 and 2020
The results of operations presented below should be reviewed together with the unaudited consolidated financial statements and notes thereto included elsewhere in this Report. The following table summarizes our historical consolidated results of operations data for the periods presented. The period-to-period
comparison of operating results is not necessarily indicative of results for future periods.

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Revenue
Hardware	$14,029	$2,881	$11,148	387%	$26,427	$14,174	$12,253	86%
Professional services	3,564	1,210	2,354	195%	7,165	4,841	2,324	48%
Hosted services	4,084	1,700	2,384	140%	7,245	3,330	3,915	118%

Total revenue	$21,677	$5,791	$15,886	274%	$40,837	$22,345	$18,492	83%

Cost of Revenue
Hardware	12,514	4,410	8,104	184%	24,657	14,563	10,094	69%
Professional services	6,274	2,218	4,056	183%	11,734	6,749	4,985	74%
Hosted services	2,606	1,226	1,380	113%	4,577	2,384	2,193	92%

Total cost of revenue	21,394	7,854	13,540	172%	40,968	23,696	17,272	73%

Operating expense
Research and development	4,083	2,134	1,949	91%	7,176	4,004	3,172	79%
Sales and marketing	2,392	1,183	1,209	102%	4,146	2,720	1,426	52%
General and administrative	3,806	4,642	(836)	(18)%	7,763	8,655	(892)	(10)%

Total operating expenses	10,281	7,959	2,322	29%	19,085	15,379	3,706	24%

Loss from operations	(9,998)	(10,022)	24	—%	(19,216)	(16,730)	(2,486)	15%

Other expense
Interest expense	(64)	(170)	106	(62%)	(142)	(380)	238	(63)%
Other income (expense), net	52	(212)	264	(125)%	127	(492)	619	(126)%

Loss before income taxes	(10,010)	(10,404)	394	(4)%	(19,231)	(17,602)	(1,629)	9%

Provision for income taxes	41	44	(3)	(7)%	87	122	(35)	(29)%

Net Loss	$(10,051)	$(10,448)	$397	(4)%	$(19,318)	$(17,724)	$(1,594)	9%

Comparison of the six months ended June 30, 2021 and 2020
Revenue

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Revenue
Hardware	$14,029	$2,881	$11,148	387%	$26,427	$14,174	$12,253	86%
Professional services	3,564	1,210	2,354	195%	7,165	4,841	2,324	48%
Hosted services	4,084	1,700	2,384	140%	7,245	3,330	3,915	118%

Total	$21,677	$5,791	$15,886	274%	$40,837	$22,345	$18,492	83%

Total revenue increased by $15.9 million, or 274%, to $21.7 million for the three months ended June 30, 2021, from $5.8 million for the three months ended June 30, 2020. Total revenue increased by $18.5 million, or 83%, to $40.8 million for the six months ended June 30, 2021, from $22.3 million for the six months ended June 30, 2020. The increase in revenue for both periods resulted primarily from an increase in New Units Deployed during 2021 compared to 2020 and from the increased number of cumulative active subscriptions for our hosted services during 2021 compared to 2020.
We had approximately 23,834 New Units Deployed during the three months ended June 30, 2021 compared to 6,943 New Units Deployed during the same period in 2020, representing an increase of approximately 16,891 New Units Deployed, or 243%, in the volume of our installation of units during the periods. During the six months ended June 30, 2021, we had approximately 56,320 New Units Deployed compared to approximately 24,883 New Units Deployed during the same period in 2020, representing an increase of approximately 31,437 New Units Deployed, or 126%, in the volume of our installation of units during the periods. The aggregate number of Units Deployed was approximately 211,425 at June 30, 2021 compared to approximately 96,695 at June 30, 2020.
Hardware revenue increased by $11.1 million, or 387%, to $14.0 million for the three months ended June 30, 2021, from $2.9 million for the three months ended June 30, 2020. The increase in hardware revenue for the three months ended June 30, 2021 was primarily attributable to an increase in hardware sales volumes of $9.8 million resulting from the increase in units shipped, a $1.1 million increase in recognition of previously deferred hardware revenue and an increase of approximately $0.2 million related to third party sales by our subsidiary Zipato.
Hardware revenue increased by $12.3 million, or 86%, to $26.4 million for the six months ended June 30, 2021, from $14.2 million for the six months ended June 30, 2020. This increase in hardware revenue was primarily attributable to an increase in hardware sales volume of $10.5 million resulting from the increase in units shipped, a $1.1 million increase in recognition of previously deferred hardware revenue and an increase of approximately $0.7 million related to third party sales by our subsidiary Zipato.
Professional services revenue increased by $2.4 million, or 195%, to $3.6 million for the three months ended June 30, 2021, from $1.2 million for the three months ended June 30, 2020. For the six months ended June 30, 2021, professional services revenue increased by $2.3 million, or 48%, to $7.2 million from $4.8 million for the six months ended June 30, 2020. For both periods, the increases are primarily a result of increased sales volumes of our smart home devices leading to an increase in installation services provided.

Hosted services revenue increased by $2.4 million, or 140%, to $4.1 million for the three months ended June 30, 2021, from $1.7 million for the three months ended June 30, 2020, resulting from the increased aggregate number of Units Deployed from 96,695 units at June 30, 2020 to 211,425 units at June 30, 2021. Our ARR was approximately $7.0 million for the three months ended June 30, 2021, compared to $2.7 million for the three months ended June 30, 2020.
Hosted services revenue increased by $3.9 million, or 118%, to $7.2 million for the six months ended June 30, 2021, from $3.3 million for the six months ended June 30, 2020, resulting from the increased aggregate number of Units Deployed from 96,695 units at June 30, 2020 to 211,425 units at June 30, 2021.
We measure and evaluate Committed Units to assess the general health and trajectory of our business operations and growth. As of June 30, 2021, SmartRent had 606,455 Committed Units. We began tracking Committed Units in the latter part of 2020 and do not have the comparative metric as of June 30, 2020.
Cost of Revenue

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Cost of revenue
Hardware	$12,514	$4,410	$8,104	184%	$24,657	$14,563	$10,094	69%
Professional services	6,274	2,218	4,056	183%	11,734	6,749	4,985	74%
Hosted services	2,606	1,226	1,380	113%	4,577	2,384	2,193	92%

Total	$21,394	$7,854	13,540	172%	$40,968	$23,696	$17,272	73%

Total cost of revenue increased by $13.5 million, or 172%, to $21.4 million for the three months ended June 30, 2021, from $7.9 million for the three months ended June 30, 2020. For the six months ended June 30, 2021, total cost of revenue increased by $17.3 million, or 73%, to $41.0 million, from $23.7 million for the six months ended June 30, 2020. For both the three months and six months ended June 30, 2021, the increase in cost of revenue resulted primarily from an increase in the volume of sales and installations of our smart home hardware devices and the increased number of active subscriptions for our software service applications.
Hardware cost of revenue increased by $8.1 million, or 184%, to $12.5 million for the three months ended June 30, 2021, from $4.4 million for the three months ended June 30, 2020. This increase in hardware cost of revenue was primarily attributable to approximately $8.0 million resulting from greater sales volumes and an increase of approximately $0.5 million for inventory shrinkage and obsolescence for the three months ended June 30, 2021. These increases were partially offset by a $0.4 million decrease in cost of revenue related to third-party sales by our subsidiary Zipato for the three months ended June 30, 2021.
Hardware cost of revenue increased by $10.1 million, or 69%, to $24.7 million for the six months ended June 30, 2021, from $14.6 million for the six months ended June 30, 2020. This increase in hardware cost of revenue was primarily attributable to approximately $10.0 million resulting from greater sales volumes and an increase of approximately $0.4 million for inventory shrinkage and obsolescence for the six months ended June 30, 2021. These increases were partially offset by a $0.3 million decrease in cost of revenue related to third-party sales by our subsidiary Zipato for the six months ended June 30, 2021.

Professional services cost of revenue increased by $4.1 million, or 183%, to $6.3 million for the three months ended June 30, 2021, from $2.2 million for the three months ended June 30, 2020. For the six months ended June 30, 2021, professional services cost of revenue increased by $5.0 million, or 74%, to $11.7 million from $6.7 million for the six months ended June 30, 2020. For both periods, the increases are primarily a result of increased sales volumes of our smart home devices leading to an increase in installation services provided.
Hosted services cost of revenue increased by $1.4 million, or 113%, to $2.6 million for the three months ended June 30, 2021, from $1.2 million for the three months ended June 30, 2020. For the six months ended June 30, 2021, hosted services cost of revenue increased by $2.2 million, or 92%, to $4.6 million from $2.4 million for the six months ended June 30, 2020. For both periods, the increases are a result of the increase in Units Deployed and the resulting increase in the number of active subscriptions for our software service applications. To date, we have experienced no customer churn (meaning that no customer has removed an installed SmartHub).
Operating Expenses

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Research and development	$4,083	$2,134	$1,949	91%	$7,176	$4,004	$3,172	79%
Sales and marketing	2,392	1,183	1,209	102%	4,146	2,720	1,426	52%
General and administrative	3,806	4,642	(836)	(18)%	7,763	8,655	(892)	(10)%
Research and development expenses increased by $1.9 million, or 91%, to $4.1 million for the three months ended June 30, 2021, from $2.1 million for the three months ended June 30, 2020, resulting primarily from approximately $1.4 million of personnel-related costs as we increased our research and development staff and a $0.2 million increase in expenses related to business applications and software.
Research and development expenses increased by $3.2 million, or 79%, to $7.2 million for the six months ended June 30, 2021, from $4.0 million for the six months ended June 30, 2020, resulting primarily from approximately $2.6 million of personnel-related costs, as we increased our research and development staff, and a $0.2 million increase in expenses related to business applications and software. We expect that our personnel-related costs will continue to increase in future periods as we continue to develop new applications and enhance existing products and solutions.
Sales and marketing expenses increased by $1.2 million, or 102%, to $2.4 million for the three months ended June 30, 2021, from $1.2 million for the three months ended June 30, 2020, resulting primarily from increased sales and marketing staff personnel related costs, as we increased our sales and marketing staff, which increased by $0.5 million, a $0.2 million increase in expenses related to business applications and software and a $0.1 million increase in travel related expenses.
Sales and marketing expenses increased by $1.4 million, or 52%, to $4.1 million for the six months ended June 30, 2021, from $2.7 million for the six months ended June 30, 2020, resulting primarily from increased sales and marketing staff personnel related costs as we increased our sales and marketing staff, which increased by $1.0 million, and an increase in business applications and software, which increased by $0.3 million. We expect that our personnel-related costs will continue to increase in future periods as we continue to expand our sales and marketing efforts to increase sales with existing customers and initiate business with new customers, and we expect that our conference and tradeshow costs and other sales and marketing expense will increase in future periods.
General and administrative expenses decreased by $0.8 million, or 18%, to $3.8 million for the three months ended June 30, 2021, from $4.6 million for the three months ended June 30, 2020, resulting primarily from a decrease in personnel expenses of $2.1 million which is primarily attributed to Zipato acquisition related compensation costs recorded during the three months ended June 30, 2020 that did not occur during 2021. This decrease was offset in part by an increase in consulting and legal expenses of $0.6 million, a $0.3 million increase in travel expenses, and a $0.2 million increase in business taxes and licenses.
For the six months ended June 30, 2021, general and administrative expenses decreased by $0.9 million, or 10%, to $7.8 million from $8.7 million for the six months ended June 30, 2020, resulting primarily from the decrease in personnel-related costs of $2.9 million, which is primarily attributable to Zipato acquisition related compensation costs recorded during the six months ended June 30, 2020 that did not occur during 2021. The decrease in personnel-related costs was partially offset by an increase in consulting fees of approximately $0.7 million, a $0.2 million increase in expenses related to business applications and software, a $0.2 million increase for business taxes and licenses, and increases in Zipato personnel costs of $0.2 million. We expect our general and administrative costs to increase in future periods as we incur expenses related to the growth of our business, and the significant accounting, legal, and compliance infrastructure required to operate as a public company.
Other Expenses

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Interest expense, net	$(64)	$(170)	$106	(62)%	$(142)	$(380)	$238	(63)%
Other income (expense), net	52	(212)	264	(125)%	127	(492)	619	(126)%
Net interest expense decreased by $0.1 million, or 62%, to $0.1 million for the three months ended June 30, 2021, from $0.2 million for the three months ended June 30, 2020. Net interest expense decreased by $0.2 million, or 63%, to $0.1 million for the six months ended June 30, 2021, from $0.4 million for the six months ended June 30, 2020. The decrease in net interest expense for both comparison periods is due to convertible notes being outstanding during the three and six months ended June 30, 2020 that were not outstanding during 2021. There were no convertible notes outstanding in the corresponding periods during 2021.
Other expense, net decreased by $0.3 million, or 125%, to $0.1 million of other income, net for the three months ended June 30, 2021, from $0.2 million of other expense, net, primarily due to gains in foreign currency balances. Other expense, net decreased by $0.6 million, or 126%, to $0.1 million of other income, net for the six months ended June 30, 2021, from $0.4 million of other expense, net for the six months ended June 30, 2020. This change is driven by gains in foreign currency balances as well as the $0.2 million loss on the extinguishment of debt due to the conversion of convertible notes during the six months ended June 30, 2020, which did not occur during the six months ended June 30, 2021.

Income Taxes

	Three Months Ended June 30,		Change $	Change %	Six Months Ended June 30,		Change $	Change %
	2021	2020			2021	2020
	(dollars in thousands)				(dollars in thousands)
Loss before income taxes	$(10,010)	$(10,404)	$394	(4)%	$(19,231)	$(17,602)	$(1,629)	9%
Provision for income taxes	41	44	(3)	(7)%	87	122	(35)	(29)%
We provided a full valuation allowance on our net U.S federal and state deferred tax assets at June 30, 2021 and December 31, 2020. As of June 30, 2021, we had $14.4 million of U.S. federal and $2.7 million of state tax effected net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire on varying dates for state tax purposes. The provision for income taxes in each of the periods reported is related to foreign subsidiaries.
Results of Operations for the years ended December 31, 2020 and 2019
The results of operations presented below should be reviewed together with the consolidated financial statements and notes included elsewhere in this prospectus. The following table summarizes our historical consolidated results of operations data for the periods presented. The period to period comparison of operating results is not necessarily indicative of results for future periods.

	Years Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Revenue
Hardware	$31,978	$24,017	$7,961	33%
Professional services	12,304	9,095	3,209	35%
Hosted services	8,252	3,120	5,132	164%

Total revenue	52,534	36,232	16,302	45%

Cost of revenue
Hardware	35,225	20,462	14,763	72%
Professional services	16,176	14,438	1,738	12%
Hosted services	5,430	2,380	3,050	128%

Total cost of revenue	56,831	37,280	19,551	52%

Operating expense
Research and development	9,406	7,731	1,675	22%
Sales and marketing	5,429	3,261	2,168	66%
General and administrative	16,584	17,794	(1,210)	(7)%

Total operating expenses	31,419	28,786	2,633	9%

Loss from operations	(35,716)	(29,834)	(5,882)	20%
Other expense
Interest expense	559	158	401	254%
Other expense, net	685	269	416	155%

Loss before income taxes	(36,960)	(30,261)	(6,699)	22%
Provision for (benefit from) income taxes	149	—	149	100%

Net loss	$(37,109)	$(30,261)	$(6,848)	23%

Comparison of the years ended December 31, 2020 and 2019
Revenue

	Years Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Revenue
Hardware	$31,978	$24,017	$7,961	33%
Professional services	12,304	9,095	3,209	35%
Hosted services	8,252	3,120	5,132	164%

Total	$52,534	$36,232	$16,302	45%

Total revenue increased by $16.3 million, or 45%, to $52.5 million in 2020, from $36.2 million in 2019. The increase in revenue resulted primarily from an increase in the volume of sales and installation of our smart home hardware devices and increased number of active subscriptions for our software service applications.
Hardware revenue increased by $8 million, or 33%, to $32.0 million in 2020, from $24 million in 2019. The increase in hardware revenue was primarily attributable to approximately $8.7 million resulting from greater sales volume and approximately $0.9 million of hardware sales to third parties by our subsidiary, Zipato, which increases were partially offset by an increase of approximately $1.6 million in our allowance for refunds during 2020.
Professional services revenue increased by $3.2 million, or 35%, to $12.3 million in 2020, from $9.1 million in 2019 resulting primarily from installation services for the increased sales volume of our smart home devices. Additionally, Zipato contributed approximately $1.4 million to the increase in professional services revenue.
Hosted services revenue increased by $5.1 million, or 164%, to $8.2 million in 2020, from $3.1 million in 2019, resulting from the increased aggregate number of Units Deployed and the resulting increased number of active subscriptions for our software service applications. To date, we have experienced no customer churn (meaning that no customer has removed an installed SmartHub).
Cost of Revenue
Total cost of revenue increased by $19.5 million, or 52%, to $56.8 million in 2020, from $37.3 million in 2019. The increase in cost of revenue resulted primarily from an increase in the volume of sales and installation of our smart home hardware devices and increased number of active subscriptions for our software service applications.
Hardware cost of revenue increased by $14.7 million, or 72%, to $35.2 million in 2020, from $20.5 million in 2019, resulting in a negative gross profit on hardware revenue. The increase in hardware cost of revenue was primarily attributable to approximately $9.9 million resulting from greater sales volume, approximately $3.2 million for a warranty accrual identified in the quarter ended December 31, 2020, to replace batteries in previously installed hardware devices and approximately $1.7 million of hardware sales to third parties by our subsidiary, Zipato, which increases were partially offset by a decrease of approximately $0.1 million in our inventory shrinkage during 2020.
Professional services cost of revenue increased by $1.7 million, or 12%, to $16.2 million in 2020, from $14.5 million in 2019, resulting primarily from direct costs incurred for installation services for the increased sales volume of our smart home devices. and indirect costs incurred to increase the size of our staff directed to training and ongoing support to customers and residents.

Hosted services cost of revenue increased by $3.0 million, or 128%, to $5.4 million in 2020, from $2.4 million in 2019, resulting from the increased aggregate number of Units Deployed and the resulting increased number of active subscriptions for our software service applications. To date, we have experienced no customer churn (meaning that no customer has removed an installed SmartHub).
Operating Expenses

	Years Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Research and development	9,406	7,731	1,675	22%
Sales and marketing	5,429	3,261	2,168	66%
General and administrative	16,584	17,794	(1,210)	(7)%
Research and development expenses increased by $1.7 million, or 22%, to $9.4 million in 2020, from $7.7 million in 2019, resulting primarily from approximately $4.7 million of personnel-related costs as we increased our research and development staff, increased consulting expenses of approximately $0.2 million, recruiting expenses of approximately $0.1 million, and software subscription expenses of approximately $0.3 million, which were partially offset by a decrease in expenses related to parts and supplies of $3.7 million.
Sales and marketing expenses increased by $2.1 million, or 66%, to $5.4 million in 2020, from $3.3 million in 2019, resulting primarily from increased sales and marketing staff personnel related costs, which increased by $2.5 million from 2019 to 2020.
General and administrative expenses decreased by $1.2 million, or 7%, to $16.6 million in 2020, from $17.8 million in 2019, resulting primarily from a reduction in stock-based compensation expense resulting from a one-time
charge of approximately $5.4 million for stock-based compensation in 2019 in connection with the sale of surrendered shares that did not occur in 2020. This decrease was partially offset by an increase in personnel-related and other miscellaneous expenses of approximately $4.2 million resulting from increasing the number of our general and administrative staff in order to support the growth and increasing complexity in our operations.
Other Expenses

	Years Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Interest expense	$559	$158	$401	254%
Other expense, net	685	269	416	155%
Interest expense increased by $0.4 million, or 254%, to $0.6 million for the three months ended March 31, 2021, from $0.2 million for the three months ended March 31, 2020, due to the $5 million Term Loan Facility being outstanding for a full 12 months in 2020, as well as the $7.5 million December 2019 Convertible Note (as defined below) being outstanding for three months in 2020.
Other expense increased by $0.4 million, or 155%, to $0.7 million for the three months ended March 31, 2021, from $0.3 million for the three months ended March 31, 2020, resulting primarily from an increase in gain/loss on foreign exchange rates of approximately $0.5 million.

	Years Ended December 31,		Change $	Change %
	2020	2019
	(dollars in thousands)
Loss before income taxes	$(36,960)	$(30,261)	$(6,699)	22%
Provision for (benefit from) income taxes	149	—	149	100%
We provided a full valuation allowance on our net U.S federal and state deferred tax assets in 2020 and 2019. As of December 31, 2020, we had $10.4 million of U.S. federal and $2.6 million of state tax-effected
net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire on varying dates for state tax purposes.
Non-GAAP
Financial Measures
To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we present EBITDA and Adjusted EBITDA, described below, as non-GAAP
measures. We believe the presentation of both GAAP and
non-GAAP
financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP
financial measures have been reconciled with the most directly comparable GAAP financial measures – these non-GAAP
financial measures are not intended to supersede or replace our GAAP results.
We define EBITDA as net income or loss computed in accordance with GAAP before interest expense, income tax expense and depreciation and amortization.
We define Adjusted EBITDA as EBITDA before stock-based compensation expense, non-employee
warrant expense, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates and other income and expenses.
Our management uses EBITDA and Adjusted EBITDA in a number of ways to assess our financial and operating performance and we believe these measures are helpful to management and external users in understanding our performance. EBITDA and Adjusted EBITDA help management identify controllable expenses and make decisions designed to help us meet our identified financial and operational goals and to optimize our financial performance, while neutralizing the impact of expenses included in our operating results caused by external influences over which management has little or no control and by non-recurring,
or unusual, events that might otherwise mask trends in our performance. Accordingly, we believe these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely our cost structure and expenses.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our results of operations. The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to the EBITDA and Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA and Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP
measures is comparable with that of other companies.

The following table presents a reconciliation of net loss (as determined in accordance with GAAP) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended June 30,		Six months ended June 30,
(amounts in thousands)	2021	2020	2021	2020
Net loss	$(10,051)	$(10,448)	$(19,318)	$(17,724)
Interest expense, net	64	170	142	380
Provision for income taxes	41	44	87	122
Depreciation and amortization	93	95	173	121

EBITDA	(9,853)	(10,139)	(18,916)	(17,101)
Stock-based compensation	428	641	855	902
Non-cash warrant expense	167	36	399	182
Loss on extinguishment of debt	-	-	-	164
Loss on change in exchange rates	-	79	-	165
Compensation expense in connection with Zipato acquisition	-	1,745	-	2,593
Other non-operating expense, net	4	31	4	14

Adjusted EBITDA	$(9,254)	$(7,607)	$(17,658)	$(13,081)

The following table presents a reconciliation of net loss (as determined in accordance with GAAP) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Years Ended December 31,
(amounts in thousands)	2020	2019
Net loss	$(37,109)	$(30,261)
Interest expense, net	559	158
Provision for income taxes	149	—
Depreciation and amortization	295	59

EBITDA	(36,106)	(30,044)
Stock-based compensation	1,759	7,012
Non-employee warrant expense	481	648
Loss on extinguishment of debt	164	303
Loss on change in exchange rates	470	—
Compensation expense in connection with Zipato acquisition	3,353	—
Other non-operating expense, net	(15)	4

Adjusted EBITDA	$(29,894)	$(22,077)

Liquidity and Capital Resources
Sources of Liquidity
Debt Issuances
As of June 30, 2021, we had cash and cash equivalents of $53.5 million, which were held for working capital purposes. Our cash equivalents are comprised primarily of money market funds. To date, our principal sources of liquidity have been the net proceeds we received through the private issuance of Legacy SmartRent convertible preferred stock, payments collected from sales to our customers, and proceeds from a Revolving Facility, convertible notes and Term Loan Facility. The term of our Revolving Facility matures in August 2021, and we have extended the maturity of the Revolving Facility through November 2021 in order to revise the Revolving Facility after we commence operations as a public company.
In August 2019, we entered into a loan and security agreement for a credit facility (the “Credit Facility”). The Credit Facility provides $15 million of borrowing capacity and consists of a $10 million revolving line of credit (the “Revolving Facility”), which will mature in November 2021 and a $5 million term loan (the “Term Loan Facility”), which will mature in November 2023. The Term Loan Facility is subject to monthly payments of interest, in arrears, accrued on the principal balance of the Term Loan Facility through November 2020. Thereafter, and continuing through the Term Loan Facility maturity date, the Term Loan Facility is subject to equal monthly payments of principal plus accrued interest. As of June 30, 2021, the Term Loan Facility had a balance of $4.0 million. The Revolving Facility had no balance at June 30, 2021.
In December 2019, we issued a subordinated convertible note in the principal amount of $7.5 million, bearing interest at 5% per annum, pursuant to a note purchase agreement (the “December 2019 Convertible Note”). Interest on the December 2019 Convertible Note accrued at the coupon rate, compounded annually. The December 2019 Convertible Note was converted in March 2020 into shares of Legacy SmartRent’s Series
C-1
Preferred Stock, par value $0.00001 per share (“Legacy SmartRent Series
C-1
Preferred Stock”).
In February 2020, we issued a subordinated convertible note in the principal amount of $0.1 million, bearing interest at 5% per annum, pursuant to a note purchase agreement (the “February 2020 Convertible Note”). Interest on the February 2020 Convertible Note accrued at the coupon rate, compounded annually. The February 2020 Convertible Note was converted in March 2020 into shares of Legacy SmartRent Series
C-1
Preferred Stock, which automatically converted into a number of shares of Common Stock upon consummation of the Business Combination.
Legacy SmartRent Preferred Stock Issuances
During the year ended December 31, 2020, we issued a total of approximately 5.5 million shares of Legacy SmartRent Series C Preferred Stock in three tranches that closed in March, April, and May 2020. The Legacy SmartRent Series C Preferred Stock was issued in exchange for $57.5 million gross cash proceeds. Expenses in connection with the issuance of the Legacy SmartRent Series C Preferred Stock were $0.1 million, resulting in net cash proceeds of $57.4 million. During the year ended December 31, 2020, we also issued 761 shares of Legacy SmartRent Series
C-1
Preferred Stock (which automatically converted into a number of shares of Class A Common Stock upon consummation of the Business Combination) in connection with the redemption of certain convertible notes.
In February and March 2021, we issued approximately 3.4 million additional shares of Legacy SmartRent Series C Preferred Stock (which automatically converted into a number of shares of Class A Common Stock upon consummation of the Business Combination) in exchange for $35 million gross cash proceeds. Expenses in connection with the issuance of the Legacy SmartRent Series C Preferred Stock were $0.2 million, resulting in net cash proceeds of $34.8 million.
We have incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in our accumulated deficit of $102.0 million as of June 30, 2021. We expect to continue to incur operating losses at least for the next 12 months due to the investments that we intend to make in our business and, as a result, we may require additional capital resources to continue our operations in future periods. We expect to incur expenses related to non-cancellable
contractual obligations from our operating leases and the Term Loan Facility.

We believe that our current cash, cash equivalents, available borrowing capacity under the Revolving Facility, and cash raised in the Business Combination will be sufficient to fund our operations for at least the next 12 months. We intend to use a portion of the net cash proceeds from the Business Combination for payment of certain transaction expenses. Our future capital requirements, however, will depend on many factors, including our sales volume, the expansion of sales and marketing activities, and market adoption of our new and enhanced products and features. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies, including intellectual property rights. From time to time, we may seek to raise additional funds through equity and debt. If we are unable to raise additional capital when desired and on reasonable terms, our business, results of operations, and financial condition may be adversely affected.
Cash Flow Summary – Six Months Ended June 30, 2021 and 2020
The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,
	2021	2020
	(dollars in thousands)
Net cash provided by (used in):
Operating activities	$(18,684)	$(25,765)
Investing activities	(340)	(2,540)
Financing activities	33,964	52,687
Operating Activities
For the six months ended June 30, 2021, our operating activities used $18.7 million in cash resulting primarily from our net loss of $19.3 million, which was partially offset by $1.9 million of non-cash
expenses consisting primarily of $0.9 million for stock-based compensation, $0.4 million for non-employee
warrant expense, $0.2 million for the provision for warranty expense, and $0.2 million for depreciation and amortization. For the six months ended June 30, 2021, we used $1.3 million net cash from changes in our operating assets and liabilities resulting primarily from an increase of $7.8 million in prepaid expenses and other assets, an increase of $6.2 million in accounts receivable, an increase of $4.3 million in inventory, an increase of $4.2 million in deferred cost of revenue, and a decrease of $2.1 million in accrued expenses and other liabilities. These uses were partially offset by an increase of $21.2 million in deferred revenue and an increase of $2.4 million in accounts payable.
For the six months ended June 30, 2020, our operating activities used $25.8 million in cash resulting primarily from our net loss of $17.7 million, which was partially offset by $4.3 million non-cash
expenses consisting primarily of the
non-cash
compensation expense related to the Zipato acquisition of $2.6 million, stock-based compensation of $0.9 million, and loss on extinguishment of debt of $0.2 million. For the six months ended June 30, 2020, we used net cash of $12.3 million from changes in our operating assets and liabilities resulting primarily from an increase of $9.7 million in accounts receivable, a $6.2 million increase in inventory, a $5.7 million increase in prepaid expenses and other assets, and a $1.3 million increase in deferred cost of revenue. This was partially offset by an $11.5 million increase in deferred revenue and a $1.0 million increase in accrued expenses and other liabilities.
Investing Activities
For the six months ended June 30, 2021, we used $0.3 million of cash for investing activities, resulting primarily from the purchase of property and equipment.
For the six months ended June, 30 2020, we used $2.5 million of cash for investing activities, primarily related to the Zipato acquisition, net of cash acquired.

Financing Activities
For the six months ended June 30, 2021, our financing activities provided $34.0 million of cash consisting primarily of net proceeds from the issuance of Legacy SmartRent Series C Preferred Stock in the amount of $34.8 million. The proceeds were partially offset by payments on the Term Loan Facility of $0.8 million.
For the six months ended June 30, 2020, our financing activities provided $52.7 million of cash consisting primarily of net proceeds from the issuance of Legacy SmartRent Series C Preferred Stock in the amount of $57.4 million which were partially offset by net payments on the Revolving Facility of $4.8 million.
Cash Flow Summary — Annual Results
The following table summarizes our cash flows for the periods presented:

	Years Ended December 31,
	2020	2019
	(dollars in thousands)
Net cash provided by (used in):
Operating activities	$(28,490)	$(21,863)
Investing activities	(2,680)	(821)
Financing activities	48,221	40,978
Operating Activities
During 2020, our operating activities used $28.5 million in cash, resulting primarily from our net loss of $37.1 million, which was partially offset by $11.3 million of non-cash
expenses, consisting primarily of $3.4 million for the provision for warranty expense, $3.4 million for non-cash
compensation expense related to the acquisition, $1.8 million for stock-based compensation, $0.8 for the provision for excess and obsolete inventory, and $0.5 million for the provision for doubtful accounts. During 2020, we used $2.7 million net cash resulting from changes in our operating assets and liabilities, resulting primarily from an increase of $13.5 million in accounts receivable, an increase of $11.1 million of inventory, an increase of $8.6 million in deferred cost of revenues, a decrease of $0.1 million in accounts payable, and a decrease of $3.2 million in accrued expenses, which uses were partially offset by an increase of $32.8 million in deferred revenue and a decrease of $1.0 million in prepaid expenses and other assets.
During 2019, our operating activities used $21.9 million in cash, resulting primarily from our net loss of $30.3 million, which was partially offset by $8.3 million non-cash
expenses, consisting primarily of $7.0 million of stock-based compensation, loss on debt extinguishment of $0.3 million, and non-employee
warrant expense of $0.7 million. During 2019, we used net cash of $0.1 million from changes in our operating assets and liabilities resulting primarily from a $4.2 million increase in accounts receivable, a $4.5 million increase in inventory, a $5.5 million increase in deferred cost of revenue, and a $2.0 million increase in prepaid expenses and other assets, which uses were partially offset by an $8.9 million increase in deferred revenue, a $6.6 million increase in accrued expenses and other liabilities, and a $1.0 million increase in accounts payable.
Investing Activities
During 2020, we used $2.7 million of cash for investing activities, resulting primarily from using $2.4 million for the Zipato acquisition, net of cash acquired, and $0.3 million for the purchase of property and equipment.

During 2019, we used $0.8 million of cash for investing activities, primarily for the purchase of property and equipment.
Financing Activities
During 2020, our financing activities provided $48.2 million of cash, consisting primarily of net proceeds from the issuance of Legacy SmartRent Series C Preferred Stock in the amount of $57.4 million and proceeds from the Revolving Facility of $7.2 million. The proceeds were partially offset by payments on the Revolving Facility of $12.0 million and payments on the note payable related to the acquisition of Zipato of $4.3 million.
During 2019, our financing activities provided $41.0 million of cash, consisting primarily of net proceeds from the issuance of shares of Legacy SmartRent’s Series B Preferred Stock, par value $0.00001 per share (“Legacy SmartRent Series B Preferred Stock”), in the amount of $22.2 million, proceeds from convertible notes of $9.0 million, proceeds from the Term Loan Facility of $4.9 million, and proceeds from the Revolving Facility of $5.2 million.
Contractual Obligations
The following table summarizes our
non-cancellable
contractual obligations as of December 31, 2020:

	Payment Due by Period
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(in thousands)
Operating leases (1)	$482	$577	$—	$—	$1,059
Term Loan Facility (2)	$1,907	$3,373	$—	$—	$5,280
Purchase obligation (3)	$12,611	$—	$—	$—	$12,611

(1)	Consists of future non-cancelable minimum rental payments under operating leases for our offices and manufacturing facilities.
(2)	Payments due include amounts related to principal and the associated interest.
(3)	As of December 31, 2020, we had a commitment with a supplier to place firm product orders periodically based on agreed-upon minimum volumes.
During the three months ended March 31, 2021, we amended the purchase commitment with a supplier that increased the total commitment to $22.9 million consisting of amounts due in less than one year of $6.1 million and amounts due between one to three years of $16.8 million. We did not enter into any other new non-cancellable
contractual obligations. See Note 6, Debt, and Note 12, Commitments and Contingencies, of the notes to our consolidated financial statements for the three months ended March 31, 2021, included elsewhere in this prospectus for further discussion of our contractual obligations.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial condition due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.
Interest Rate Risk
As of June 30, 2021, we had cash and cash equivalents of approximately $53.5 million, which consisted primarily of institutional money market funds, which carries a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the U.S. and to a lesser extent in Croatia and the United Kingdom. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign currency exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements. To date, we have not engaged in any hedging strategies. As our international operations grow, we will continue to reassess our approach to manage our risk relating to fluctuations in currency rates.
Off-Balance
Sheet Arrangements
We did not have any
off-balance
sheet arrangements as of June 30, 2021.
Critical Accounting Policies and Estimates
We prepare our consolidated financial statements in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates, assumptions and judgments that can significantly impact the amounts we report as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance as these policies involve a greater degree of judgment and complexity.
Revenue Recognition
We derive revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one
home control offerings for residents. Revenue is recognized when control of these products and services are transferred to the customer in an amount that reflects the consideration we expect to be entitled to receive in exchange for those products and services.
Payments we receive by credit card, check, or automated clearing house payments, and payment terms are determined by individual contracts and range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue.

We apply the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. We only apply these steps when it is probable that we will collect the consideration to which we are entitled in exchange for the goods or services it transfers to a customer.
Accounting for contracts recognized over time involves the use of various estimates of total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation may be revised in the future as we observe the economic performance of our contracts. Changes in job performance, job conditions and estimated profitability may result in revision to our estimates of revenue and costs and are recognized in the period in which the revisions are identified.
We may enter into contracts that contain multiple distinct performance obligations including hardware and hosted services. The hardware performance obligation includes the delivery of hardware and the hosted services performance obligation allows the customer access to software during the contracted-use
term. The subscription for the software and the hub device combine as one performance obligation, and there is no support or ongoing subscription for other device hardware. We partner with several manufacturers to offer a range of compatible hardware options for its customers. We maintain control of the hardware purchased from manufacturers prior to it being transferred to the customer. We are considered the principal in these arrangements.
For each performance obligation identified, we estimate the standalone selling price, which represents the price at which we would sell the good or service separately. If the standalone selling price is not observable through past transactions, we estimate the standalone selling price, considering available information such as market conditions, historical pricing data, and internal pricing guidelines related to the performance obligations. We then allocate the transaction price among those obligations based on the estimation of the standalone selling price.
Inventory Valuation
Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the first-in,
first-out
method. We adjust the inventory balance based on anticipated obsolescence, usage, and historical write-offs. Significant judgment is used in establishing our forecasts of future demand and obsolete material exposures. We consider marketability and product life cycle stage, product development plans, demand forecasts, historical revenue, and assumptions about future demand and market conditions in establishing our estimates. If the actual product demand is significantly lower than forecast, which may be caused by factors within and outside of our control, or if there were a higher incidence of inventory obsolescence because of rapidly changing technology and our customer requirements, we may be required to increase our inventory write-downs. A change in our estimates could have a significant impact on the value of our inventory and our results of operations.
Stock-Based Compensation
Our stock-based compensation relates to stock options granted to our employees and directors. Stock-based awards are measured based on the grant date fair value. We estimate the fair value of stock option awards granted to employees and directors on the grant date using the Black-Scholes option-pricing model. The fair value of stock option awards are recognized is compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest and forfeitures are recognized as they occur.
The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield, the expected stock price volatility over the expected term and forfeitures, which are recognized as they occur. For all stock options granted, we calculated the expected term using the simplified method for “plain vanilla” stock option awards. As of June 30, 2021, our common stock was not publicly traded and therefore had no publicly available stock price information. Accordingly, for the period presented, we used the historical volatility of the stock price of identifiable publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon
issues similar in duration to the expected term of the equity-settled award.
Legacy SmartRent Common Stock Valuations
In the absence of a public trading market, the fair value of our common stock was determined by the Legacy SmartRent board of directors, with input from management, taking into account our most recent valuations from an independent third-party valuation specialist. Legacy SmartRent’s board of directors intended all stock options granted to have an exercise price per share not less than the per share fair value of our common stock on the date of grant. The valuations of our common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid,
Valuation of Privately-Held-Company Equity Securities Issued as Compensation
. The assumptions we used in the valuation models were based on future expectations combined with management judgment, and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each option grant, including the following factors:

•	relevant precedent transactions involving our capital stock;

•	the liquidation preferences, rights, preferences, and privileges of our redeemable convertible preferred stock relative to the common stock;

•	our actual operating and financial performance;

•	current business conditions and projections;

•	our stage of development;

•	the likelihood and timing of achieving a liquidity event for the shares of common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	recent secondary stock sales and tender offers;

•	the market performance of comparable publicly-traded companies; and

•	the U.S. and global capital market conditions.
In valuing our common stock at various dates, Legacy SmartRent’s board of directors determined the equity value of our business using the market approach. The market approach estimates value considering an analysis of guideline public companies. The guideline public company method estimates value by applying a representative revenue multiple from a peer group of companies in similar lines of business to our forecasted revenue. To determine our peer group of companies, we considered publicly traded companies based on consideration of business descriptions, operations and geographic presence, financial size and performance, and management recommendations regarding most similar companies. This approach involves the identification of relevant transactions and determining relevant multiples to apply to our revenue.
Application of this approach involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.
The estimates are no longer necessary to determine the fair value of new awards since the shares of our Class A Common Stock are now listed on the NYSE.
Recent Accounting Pronouncements
See Note 2 to our consolidated financial statements included elsewhere in this Report for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this Report.
Emerging Growth Company Status
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•
the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the FWAA IPO, which closed on February 9, 2021. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible
debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in
Rule 12b-2
under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates
of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

BUSINESS
Company Overview
SmartRent is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, “iBuyers,” developers, and residents. We started SmartRent with the vision of transforming residential real estate into the next generation of connected communities. Our smart home operating system is designed to enable owners and operators to streamline property management and operations, lower operating costs, increase revenues, and protect their assets through improved visibility and control, while providing a differentiated, elevated living experience for residents. Through our central connected device, called SmartHub, we integrate our proprietary enterprise software with third-party smart devices and other technology interfaces through an open-architecture, brand-agnostic approach, which allows owners, operators, and residents to manage their smart home systems through a single connected interface. Our products and solutions include smart apartments and homes, access control for buildings, common areas, and rental units, asset protection and monitoring, parking management, self-guided tours, and community and resident
Wi-Fi.
We also have a professional services team of approximately 200 employees in 31 states across the United States through which we provide customers with training, installation, and support services.
We believe SmartRent is the category leader in the enterprise smart home solutions industry. Since beginning operations in 2017, we have installed more than 1,000,000 SmartHubs and other smart home devices in over 215,000 rental units in approximately 3,600 communities with more than 409,000 users located in more than 1,000 cities in 45 states across the United States. We are not aware of any other enterprise smart home company that has installed as many devices, served as many communities, and enjoyed as widespread of a geographic reach. As of March 31, 2021, our customers owned an aggregate of 2.9 million rental units, and included 15 of the top 20 multifamily residential owners in the United States. We have developed a loyal customer base and, to date, have not experienced any customer churn — meaning every property owner that has signed a master services agreement and launched services with SmartRent is still an active customer (i.e., is still connected to the SmartRent software platform and paying for SmartRent products or services). In addition to multifamily residential owners, our customers include some of the leading homebuilders, single-family rental homeowners, and iBuyers in the United States.
While several of the top multifamily residential owners are current SmartRent customers, we believe that we have only begun to take advantage of the full market opportunity in residential and commercial real estate sectors and in domestic and international markets. For example, we recently adapted our software and applications to target new opportunities in other residential real estate sectors, including single-family rental homes, student housing, senior housing, and new construction homes. In addition, we believe there is significant potential for growth beyond residential real estate to other commercial real estate asset classes, including, among others, office, hotels, retail, industrial, and self-storage. Furthermore, we believe there is an attractive opportunity to expand our smart home solutions into other markets globally and have started pilot programs and/or developed partner relationships in the United Kingdom, Canada, the Netherlands, and Ireland.
We have designed our open-architecture, brand-agnostic smart home operating system to help the residential real estate industry become more efficient and effective through the use of our solutions. Importantly, our enterprise software integrates into most existing property management systems used by residential property owners and operators. With features specifically designed to increase productivity, while decreasing operating costs, we estimate that owners and operators can realize a

50% return on investment over a three-year period after installation of our smart home operating system. We expect that our customers will realize several benefits from installation and integration of our solutions, including:

•
Operating Efficiency
. We estimate that our customers can recognize cost savings on utilities of approximately 20% to 30% through the utilization of our solutions, including our connected smart thermostats, smart lights, and leak sensors, as well as through more efficient management of vacant rental units. Additionally, our solutions can be a key tool in helping owners, operators, and residents reduce energy consumption and meet de-carbonization
goals, with an estimated potential savings of more than 326,000 MW of electricity annually compared to a traditional system if all units opted into an energy savings program.

•
Incremental Revenue Generation
. We estimate that multifamily rental owners may be able to increase rental rates by approximately $25 to $100 per rental unit per month (depending on the rental market and solutions offered) due to the differentiated resident experience and strong demand for smart communities. Additionally, we believe our solutions can increase resident retention, accelerate leasing and re-leasing
activities, and provide ancillary monetization opportunities.

•
Cost Reduction
. We estimate that owners and operators can decrease their leasing and re-leasing
costs by approximately 20% to 50% by streamlining the processes associated with touring, resident onboarding and offboarding, and customer servicing. For example, our self-guided-tour solution allows prospective residents to tour a property 24 hours a day, seven days a week, without assistance from property management staff. In addition, we expect our solutions will help to eliminate or reduce rekeying and lockout expenses and other property management redundancies.

•
Asset Protection
. We estimate that customers utilizing our asset protection solutions, including our connected leak sensors and thermostats, may be able to realize a decrease of approximately 70% to 90% in water damage expenses and lower insurance costs. We estimate that our asset protection solutions have detected more than 2,800 water leaks to date.

The Business Combination
On August 24, 2021, we consummated the Business Combination contemplated by the Merger Agreement. Upon the closing of the Business Combination, Merger Sub merged with and into Legacy SmartRent, with Legacy SmartRent continuing as the surviving company and changing its name to “SmartRent Technologies, Inc.” In connection with the consummation of the Business Combination, we changed our name from “Fifth Wall Acquisition Corp. I” to “SmartRent, Inc.” and changed our trading symbol and securities exchange from “FWAA” on Nasdaq to “SMRT” on the NYSE.
Our Industry and Market Opportunity
Increasing Demand for Smart Home Technology
We believe that network effects are driving demand for smart home technology and increasing the penetration of smart home technology in both the multifamily residential and single-family rental home sectors. Increasingly, we believe residents view smart home technology as a necessity, although relatively few communities currently offer it to residents. Entrata estimates that more than 75% of residents would pay more for an apartment equipped with smart home technology, and Schlage estimates Millennials would be willing to pay 20% more on average per month for rental units equipped with smart home technology. We expect this dynamic will drive demand for smart home technology as additional owners and operators evolve to meet this growing demand for integrated smart home solutions. In addition, we believe the same driving forces apply to other asset classes and markets, which we expect to continue to increase demand for enterprise-level smart solutions globally. We believe our enterprise-level, end-to-end
solutions enable owners and operators to transform outdated properties into fully connected smart communities that meet resident demand for digital amenities while improving profitability.
Fragmented Technology Offerings
While demand for smart home technology has increased, the residential technology market remains fragmented, with offerings generally consisting of isolated point solutions and closed-architecture devices that do not integrate with one another. To assemble a complete building solution, owners and operators often need to source smart home technology from multiple vendors and point solution providers and patch their products together to create a modern building experience. Under this fragmented structure, the process to evaluate, procure, install, and service smart home technology can be expensive and time-consuming for owners and operators. With our holistic smart home operating system and in-house
installation, training, and support services, we believe we offer the only smart home solution that provides a full-service, end-to-end
experience.
Our Competitive Strengths
Superior Platform for Owners, Operators, and Residents
We believe we have developed the most scalable and owner/operator-friendly smart home operating system in the industry based on our platform’s unique combination of attributes:

•	We offer a holistic integrated solution that includes enterprise software, hardware, and resident applications.

•
We are hardware agnostic and our solutions are compatible with most other smart devices including, among others, Google Home, Amazon Alexa, Google Assistant, Honeywell thermostats, and Yale smart locks.

•	We have an open architecture that can integrate with most property management systems, including, among others, Yardi, Entrata, Realpage, and Engrain.

•
We provide
in-house
installation services with approximately 200 employees in our implementation, installation, support, and warehouse departments in 31 states across the United States, which allows us to maintain consistent quality and service across markets.

Leading Enterprise Smart Home Provider with Track Record of Success
We believe we are the category leader in the enterprise smart home solutions industry, with more than 1,000,000 SmartHubs and other smart home devices installed in approximately 3,800 communities with more than 450,000 users located in more than 1,000 cities in 45 states across the United States.

As of June 30, 2021, our customers included 15 of the top 20 multifamily residential owners in the United States and, to date, we have not experienced any customer churn. Moreover, many of our existing customers have demonstrated their satisfaction with our smart home operating system by installing our SmartRent solutions across their full operating portfolios over time. As such, assuming full deployment across the approximately 3.5 million rental units owned by existing customers and based on the number of our existing and committed hubs as of June 30, 2021, we believe we have an opportunity to generate up to $1.8 billion in annual revenue without adding a single new customer or product.
Large Addressable Residential Market and Significant Growth Opportunities
Some of our competitors have historically focused on creating solutions for new development properties, where installation of smart home devices can be easier. However, new developments represent only a fraction of the size of the market for existing residential properties, which is where we believe we have a competitive advantage. Additionally, other competitors have closed-architecture systems that may not integrate with existing products or software systems that owners and operators have already installed. Lastly, some of our competitors have invested heavily in branded hardware, such as smart locks, that carry low margins and limit their ability to offer flexible solutions. With our hardware-agnostic, open-architecture, integrated smart home solutions, we are able to readily target the vast majority of the overall residential real estate market, including existing multifamily residential properties and single-family rental homes, new development properties, other products and asset classes, and international markets. We categorize our addressable markets as follows:

•
Multifamily Residential Properties.
 We offer solutions for both new and existing multifamily residential properties that we believe will add value, improve operational efficiencies, and provide ancillary revenue opportunities.

•
Single-Family Rental Homes.
 We expect our solutions will simplify the leasing and management of multiple single-family rental homes by utilizing connected devices for remote management of multiple homes from one unified platform.

•
Homebuilders and iBuyers.
 According to the National Association of REALTORS
®
and the U.S. Census Bureau, there were approximately 6.0 million newly constructed and existing homes that were sold in the United States in 2019. We believe homebuilders can easily incorporate our solutions as part of their newly constructed homes, while iBuyers serve as an additional channel through which our solutions can be offered.

•
Other Products and Asset Classes
. We have a robust product roadmap and a proven track record of innovation and product expansion that we expect to provide us with significant revenue growth opportunities. For example, in 2020 we developed our next generation SmartHub, the Alloy Fusion (Touchscreen Hub + Thermostat) (“Alloy Fusion”) that includes a built-in
thermostat and a touch screen. In addition, we believe there are many adjacent commercial real estate asset classes where our solutions can easily be applied, including, among others, the senior housing, student housing, and lodging and hospitality sectors. In particular, we believe the senior housing and student housing sectors have many similarities with our core addressable residential real estate markets.

•
Expansion in International Markets.
 We believe international expansion represents another large market opportunity. Currently, we are starting pilot programs and/or developing partner relationships in the United Kingdom, Canada, the Netherlands, and Ireland. We intend to expand our presence to other international markets in the future.

Experienced Team with Deep Industry Experience
Our leadership team has over five decades of collective experience managing, leasing, and servicing multifamily residential properties, as well as developing and building industry-specific software. In particular, our Chief Executive Officer and founder, Lucas Haldeman, has spent the last two decades developing property management technology for the real estate industry, including serving as chief technology and marketing officer of Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from October 2013 to July 2016, where he led the development of a platform to assist in acquisitions, renovations, leasing, and management of more than 30,000 single-family rental homes. Our deep industry knowledge has led us to create a smart home operating system that empowers users, while increasing safety, revenue, and efficiency for owners and operators. In addition, we believe we are the only smart home solution that provides a full-service experience that includes our in-house
installation, staff training, and
day-to-day
support services provided by full-time SmartRent employees.
Attractive Financial Profile
We enter into binding, recurring revenue contracts with customers that typically have terms of five to six years, and most of our customers prepay their SaaS contract subscription fees. In January 2021, over 75% of our customers prepaid their multi-year software contracts and 85% and 75% of the hubs we expect to deploy in 2021 and 2022, respectively, are already committed by existing customers. See the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations

—

Key Operating Metrics

—

Committed Units
.” We expect this

pipeline of demand from existing customers to drive multi-year revenue visibility. In addition, this demand pipeline from existing customers is continuously supplemented by our growing base of new customers, resulting in recurring revenue streams that compound over time. As we continue to grow our customer base, we expect our profit margins to increase as a decreasing proportion of our revenue is derived from new installations compared to recurring revenue from existing customers. We also expect that decreasing consumer acquisition costs, increasing market awareness and acceptance, and our ability to scale pricing, up-sell,
and cross-sell, will increase demand for our solutions and our average revenue per user and drive margin expansion, as we install additional products and solutions at our customers’ properties. We further believe that our customer base is inherently sticky given the barriers to entry associated with rolling out an integrated enterprise solution across a portfolio of rental units.
Our Growth Strategies
Our main growth objectives are to increase our existing customers’ utilization of our solutions and to increase the number of customers adopting our smart home operating system. To achieve these objectives, we pursue the following strategies:

•
Generate Additional Revenue from Existing Customers.
 We intend to leverage our relationships with our existing customers in order to drive multi-year recurring revenue. We have a demonstrated track record of driving portfolio penetration of existing customers and cross-selling and up-selling
different products. Assuming full deployment across the approximately 3.5 million rental units owned by existing customers and based on the number of our existing and committed hubs as of June 30, 2021, we believe we have an opportunity to generate up to $1.8 billion in annual revenue without adding a single new customer or product. As of June 30, 2021, we had approximately 606,000 Committed Units.

•
Pursue New Customers and Markets.
 While 15 of the top 20 multifamily residential owners are current SmartRent customers, they represent only a small percentage of the addressable multifamily residential and single-family rental home markets in the United States. Accordingly, we intend to continue to pursue new customers in current and new domestic and international markets and will target all property types, including new and existing residential properties, and other products and asset classes, such as student housing, senior housing, military housing, hospitality, and co-living.

•
Execute on Compelling Acquisition Pipeline.
 Our management team has experience in acquiring and integrating companies. For example, to vertically integrate part of our supply chain, in February 2020, we acquired Zipato, a smart home manufacturing company with international operations based in Croatia that was an existing SmartRent supplier. We believe that, due to our successful integration, we recouped the purchase price paid for the Zipato acquisition within 12 months through gross margin savings. Going forward, we have a compelling acquisition pipeline in a fragmented market and believe that access to the public capital markets will enhance our attractiveness as an acquirer.

•
Continue Investments in Technology for Market Leadership.
 We will continue to invest in our research and development of new products and solutions. Our near-term product roadmap includes new leasing solutions (including an online application for the leasing process and other applications for lease signing and customer relationship management), resident experience solutions (including applications for marketplaces, amenity reservations, rent payments, and work orders), home IoT solutions (including hubless systems, smart appliances, and video and security systems), and building IoT solutions (including energy, water, and air metering).

•
Pursue Integrations and Partnerships.
 We are hardware agnostic and our enterprise software integrates seamlessly into most existing property management systems, including various systems and software that promote automation efficiency. Our partnerships with other software providers and hardware manufacturers allow us to provide customized solutions for many different communities and customers, including property management software, customer relationship management, and other software integrations. By enabling these partnerships and software integrations, we expect our solutions will optimize management efficiency and provide an enhanced user experience.

•
Utilize Strategic Investor Relationships
. Historically, we have benefitted from collaborative relationships with strategic equity investors. For example, RET, a real estate focused venture capital firm with over 45 strategic limited partners that own and/or manage more than 2.2 million rental units, served as a lead investor in Legacy SmartRent’s offerings of its Series Seed Preferred Stock, par value $0.00001 per share (“Legacy SmartRent Series Seed Preferred Stock”), and Series A Preferred Stock, par value $0.00001 per share (“Legacy SmartRent Series A Preferred Stock”). In addition, several of RET’s strategic investors, including UDR, Inc. (NYSE:UDR) and Apartment Investment and Management Company (NYSE:AIV), served as development partners and provided substantive and ongoing feedback to guide our development. As a result, more than 20 of these strategic investors are SmartRent customers today. This group of strategic investors, combined with Fifth Wall’s strategic investor group, represents owners and operators of more than 3.5 million rental units, into which we are less than 2% penetrated. The PIPE Transaction also strengthened our existing commercial partnerships with Starwood Property Trust, Inc. (NYSE:STWD), Invitation Homes Inc. (NYSE:INVH), Lennar Corporation (NYSE: LEN), and other strategic investors. Lastly, Fifth Wall, a current investor in SmartRent and an affiliate of Sponsor, has access to a network of private real estate technology companies that could provide us with unique acquisition opportunities relative to our competitors.

SmartRent Products and Solutions
Our smart home products and solutions provide an enterprise-grade holistic approach to what it means to be a connected community. A SmartRent connected community is a “curb to couch” concept where an entire property utilizes a variety of third-party smart devices from various manufacturers and features that can be remotely managed to provide efficiency, automation, and ancillary revenue opportunities. Our SmartRent connected communities combine in-rental
unit smart home technology with our Alloy Access control system and our Alloy Parking system, which are connected by our Community WiFi solution and can be managed remotely using our core smart home operating system, Community Manager. Since beginning operations in 2017, we have installed more than 1,000,000 SmartHubs and other smart home devices in approximately 3,600 communities with more than 409,000 users located in more 1,000 cities in 45 states across the United States.
SmartRent Solutions
SmartRent software is hardware agnostic and integrated with most property management systems, including various systems and software that promote automation efficiency. Our partnerships with other software providers and hardware manufacturers allow us to provide customized solutions for many different communities and customers, including property management software, customer relationship management, and other software integrations. For example, our existing partnerships with the four major property management systems, Yardi, Realpage, ResMan, and Entrata, are expected to increase efficiency and usability for owners and operators by providing one platform to manage their communities and smart home automation devices. In addition, our partnerships with customer relationship management providers, including ECI Lasso, Knock, and Funnel, provide owners and operators the opportunity to streamline how they follow up and manage prospective resident data received from our Self-Guided Tours solution.

Our fully integrated, hardware-agnostic solutions include the following:
Community Manager
. Community Manager is a
web-based
software that owners and operators use to administer and configure community settings. Our Community Manager software integrates with many popular property management, customer relationship management, and other third-party software products, which enables owners and operators to manage all resident, prospect, access, and other actionable data from one platform. For example, when a resident moves out, management can easily transfer the apartment or home from occupied to vacant, triggering a succession of automated actions. In addition, through our software, communities can create their ideal “Vacant Mode” automations to remove access codes from locks, create work orders for turn requests, and activate energy saving modes. We have also developed Community Manager Mobile, a native mobile application that allows owners and operators to remotely manage work orders and control access, including resident move-ins
and outs.
Access Control.
 Our Alloy Access solution is a community-wide, cloud-based access control system that protects building entry, common areas, and amenity spaces for multifamily residential properties through the use of control panels, smart access locks, and intercoms with integrations to property management software and customer relationship platforms. Our Alloy Access solution offers real-time integration with property management and active directory systems, remote access at various entry points (e.g., amenity doors, gates, pools and elevators) without the need for fobs or separate keys, socially distant access control features for use in self-guided tours, monitoring systems for visitor logs, and real-time door lock activity alerts. In addition, our Alloy Access solution allows residents to create temporary access codes for deliveries, services, or guest access. Our Alloy Access system can be implemented in new construction or by retrofitting existing access control systems without the need to replace any hardware. As of March 31, 2021, the recurring revenue from our Alloy Access solution ranged from $1 to $3 per rental unit per month.
Asset Protection.
 Our SmartRent asset protection solutions help to ensure the longevity of communities by reducing the risk of damage with high-precision leak sensors and smart thermostats. Our Community Manager software and integrated flood, temperature, and humidity sensors can be configured to notify owners and operators at the first sign of an issue, automatically generate a work order into the property management system, and dispatch a technician to solve the issue, allowing management to act quickly and avoid damages and costly repairs. Our flood sensors can be placed under or near any appliance that may be susceptible to water damage, such as sump pumps, toilets, washing machines, dish washers, water heaters, and sinks. In addition to this leak protection, our SmartRent asset protection solutions also provide owners and operators with the ability to detect abnormal humidity levels and extreme temperature changes through the use of smart thermostats, which help protect floors from warping and prevent mold from forming.
Parking Management.
 Alloy Parking is a parking management system designed to alleviate the resident and guest parking issues faced by multifamily residential properties. Our Alloy Parking solution provides an integrated software system and single-source database that allows owners and operators to assign and re-assign
parking spaces, review interactive maps for live parking space availability (based on parking sensors for real-time occupancy), implement a proactive enforcement process, monitor parking management with resident parking decals and license plate validation, and install custom parking signs to monetize guest parking. In addition, through an Alloy Parking management portal, residents have the ability to add or remove vehicles, edit vehicle details, review assigned parking decals, and provide guests with parking access. Our Alloy Parking solution is available to communities as a stand-alone product or as of part of our fully integrated smart home operating system. As of March 31, 2021, the recurring revenue from our Alloy Parking solution ranged from $1 to $2 per rental unit per month.

Self-Guided Tours.
 Our Self-Guided Tours solution offers a
web-based
platform accessible through a mobile application or web browser for prospective renters and buyers to search available rental units, homes or model inventory, and safely tour communities and homes through a completely contactless self-guided tour with no interaction with management. Our Self-Guided Tour solution includes a variety of features to ensure each contactless self-guided tour is safe, productive, and convenient, including an identity check for each prospective renter and buyer, the ability for prospective renters and buyers to schedule a tour when most convenient, and the automatic production of actionable data (e.g., the amount of time spent in the rental unit or home) for use by owners and operators. This technology enables owners and operators to expand showing hours, relocate tours in real-time depending on vacancies, permit showings promptly upon request, and conduct multiple tours at the same time without hiring additional staff. Our Self-Guided Tours solution is available to communities as a stand-alone product or as part of our fully integrated smart home operating system. As of March 31, 2021, the recurring revenue from our Self-Guided Tours solution ranged from $2 to $5 per rental unit per month.
Community WiFi.
 Through our
all-in-one
Community WiFi solution, we provide owners, operators, and residents with a strong WiFi connection to power their SmartHubs and other devices, eliminating the time and expense associated with engaging a third-party WiFi provider and assisting communities that experience poor cellular coverage. While our SmartHubs have built-in
cellular connectivity, in markets where cell coverage is not available or poor, communities can add our Community WiFi solution to help maintain a consistent connection. With our Community WiFi system, owners, operators, and residents will have access to a dedicated and secure network, as well as a private connection that provides a stronger and more reliable signal for SmartHubs and other devices. We are able to install our Community WiFi system in any property type, including new construction or by retrofitting existing structures, and perform site surveys to customize the equipment best suited to each property. As of March 31, 2021, the recurring revenue from our Community WiFi solution ranged from $1 to $10 per rental unit per month.
SmartRent Hardware
We offer a variety of
in-rental
unit devices that elevate the resident experience and provide multiple benefits to owners and operators. A typical SmartRent rental unit or single-family rental home is equipped with a SmartHub, smart locks, thermostat, and leak sensors. In addition, several other devices can be integrated into our smart home operating system, including smart plugs and lighting (including light bulbs, switches, and dimmers), shades, garage door controllers, video doorbells, peephole cameras, video intercoms, contact and motion sensors, and voice assistants. With our smart home operating system, residents can remotely control and manage their smart home devices and home settings through a single application. In addition, because our software is hardware agnostic, customers can choose from a wide variety of device manufacturers and use their favorite devices together in one fully integrated smart home operating system. As of March 31, 2021, the recurring revenue from our smart home automation solution ranged from $7 to $14 per rental unit per month, including recurring SmartHub fees.
The SmartHubs are a vital aspect of our smart home operating system that elevates the living experience for residents. As part of our ongoing effort to control and improve the quality of our products and solutions, in February 2020, we acquired Zipato, the supplier of our Alloy SmartHubs. We currently offer two different SmartHub models, the Alloy SmartHome Hub and the Alloy Fusion. These SmartHubs use reliable and secure
Z-Wave
communication for remote control of connected devices and allow users to remotely manage multiple device settings from one application. Our second generation SmartHub, the Alloy Fusion, is a combination thermostat and smart home panel that allows users to control all of their devices from one location. Using the Alloy Fusion on-wall
touchscreen device, users can, among other things, review settings, change the temperature, and lock or unlock doors. In addition, users can download the companion mobile application to remotely control their devices, such as manage their home temperature and grant access for guests and deliveries.
We also partner with several manufacturers to offer a range of compatible hardware options for any property, including:

•
Video Doorbells.
 We partner with Ring to offer a selection of compatible video-enabled doorbells. Our integration with Ring allows users to add devices to their SmartRent application for a more robust control system, including live view and notifications.

•
Indoor and Outdoor Cameras.
 We also partner with Ring to offer a selection of indoor and outdoor cameras that can be added to any property. With battery-operated and plug-in
options available, customers have flexibility to select the cameras that are appropriate for each property.

•
Smart Locks and Lock Boxes.
 Our selection of
Z-Wave
or Bluetooth-enabled smart locks and lock boxes offer customers options for keyless entry and simplified guest access. With various keyless entry options, including deadbolts, interconnected locks, lever locks, and patio locks, these products can be customized to meet each property’s needs.

•
Smart Thermostats, Sensors, Plugs, Switches, Dimmers, and Readers
. We offer (i) thermostats for all types of HVAC systems with programmable options, including forced air, radiant and heat pump, (ii) leak, parking, contact and motion sensors used to proactively monitor and protect properties, (iii) smart plugs to add automation to lights, fans, or other small appliances, (iv) smart switches and dimmers to upgrade lighting in apartments and homes, and (v) a selection of readers, panels, and boards, including as part of our Alloy Access solution.

Our People
Our employees are critical to our success. As of June 30, 2021, we had approximately 433 full-time employees worldwide. We also engage consultants and contractors to supplement our permanent workforce. A majority of our employees are engaged in engineering, software and product development, sales, and related functions. As of June 30, 2021, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our domestic or international employees are subject to a collective bargaining agreement or represented by a labor union.
We seek to foster a welcoming, inclusive work environment where employees can be themselves and do meaningful work that positively impacts our customers and communities. Our culture is supportive, engaging, and fast paced and facilitates partnerships among coworkers with diverse backgrounds and experiences. Our employees have opportunities to get involved in resource groups (e.g., Women’s Empowerment and PRISM) and give back to the community. We engage and survey our employees to gather insight, feedback, and data about their engagement, workplace experiences, and manager effectiveness. Survey results inform and support our action plans, with the goal of enhancing workplace satisfaction and overall employee well-being and effectiveness.
We attract and retain talent through our employer brand initiatives, employee referral programs, and partnerships with outside agencies that focus on presenting diverse candidates and through internal career growth. Employee growth and development comes from receiving real-time, informal feedback, a formal performance review, career path transparency, and ongoing role specific training. In 2020, we hired 73 new employees and promoted 29 employees.
The structure of our compensation programs endeavors to give employees peace of mind when it comes to health and financial benefits so that they can focus on doing their best work. Our total rewards program enables us to retain talent, reward high performing employees at all levels and incentivize and motivate exceptional performance. In addition to competitive base pay, we have an annual bonus program for employees at all levels and a comprehensive variable compensation program specific to our revenue organization. Both the bonus and variable compensation plans are tied directly to individual and company performance. We also provide 100% employer paid medical, dental, and vision for employees and their dependents, life insurance, flexible time off, paid parental leave, and a 401(k) plan with a company match.
Facilities
Our corporate headquarters are located in Scottsdale, Arizona, where we lease approximately 15,803 square feet of office space. We also lease 8,320 square feet of warehouse space in Phoenix, Arizona. In addition to our facilities located in the United States, we lease 2,690 square feet of office space and 3,229 square feet of warehouse space in Zagreb, Croatia. We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.
Intellectual Property
We regard our intellectual property rights as critical to our success generally, with our trademarks, service marks, and domain names being especially critical to the continued development and awareness of our brands and marketing efforts. We protect our intellectual property rights through a combination of trademarks, trade dress, domain name registrations, and trade secrets, as well as through contractual restrictions and reliance on federal, state, and common law. We enter into confidentiality and proprietary rights agreements with employees, consultants, contractors, and business partners, which include invention assignment provisions for our employees and contractors. We have several registered trademarks in the United States, as well as other trademarks globally. We have also registered a variety of domestic and international domain names, the most significant of which relate to our SmartRent brand.
Government Regulation
We and our partners are subject to various federal, state, and local regulations related to access control products, such as state and local building and fire codes, the Americans with Disabilities Act of 1990, as amended, and requirements for certifications by Underwriters Laboratories, a global independent safety science company, and the Federal Communications Commission.
We, our customers, and our partners may be subject to numerous federal and state laws and regulations, including data breach notification laws, data privacy and security laws, and consumer protection laws and regulations (including Section 5 of the FTC Act that govern the collection, use, disclosure, and protection of personal information). Privacy and security laws, self-regulatory schemes, regulations, standards, and other obligations are constantly evolving, and may conflict with each other, which complicates compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing. For example, California has enacted the CCPA that became effective on January 1, 2020. The CCPA creates, among other things, new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to access and delete personal information, opt out of certain personal information sharing, and receive detailed information about how personal information is used. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. Further, the CPRA, which was recently voted into law by California residents, imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The CPRA also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023 and become enforceable on July 1, 2023. Further, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5 of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.
Competition
Given the emerging nature of smart home technology in residential real estate, the industry is highly fragmented and there are a number of companies developing solutions that may be similar to parts of our smart home operating system. We believe our primary competitors are other software companies, which have historically provided singular, point solutions to new development properties and used third-party installation services, and hardware companies, many of which have closed architectures. We believe these companies fail to provide a comprehensive solution that meets the enterprise management and security requirements of owners, operators, and residents. We believe that our open-architecture, hardware-agnostic, holistic solutions, comprised of our enterprise software solutions, innovative devices, and resident application, along with our in-house
implementation, installation and support teams, strong engineering and operations team, commercial traction, and focus on privacy and security, provide us with a competitive advantage over our competitors. We expect competition to intensify in the future as the market for smart home technology in the residential real estate industry continues to mature.
Legal Proceedings
We are and, from time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any other legal proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

MANAGEMENT
Management and Board of Directors
The table below lists our directors and executive officers along with each person’s age as of the date of this prospectus and any other position that such person holds.

Name	Age	Position
Directors
Lucas Haldeman	44	Director and Chairman of the Board
Alana Beard	39	Director
Robert Best	74	Director
John Dorman	71	Director
Ann Sperling	66	Director
Bruce Strohm	66	Director
Frederick Tuomi	66	Director

Executive Officers
Lucas Haldeman	44	Chief Executive Officer
Demetrios Barnes	34	Chief Operating Officer
Isaiah DeRose-Wilson	37	Chief Technology Officer
CJ Edmonds	53	Chief Revenue Officer
Mitch Karren	36	Chief Product Officer
Jonathan Wolter	71	Chief Financial Officer
Directors
Lucas Haldeman, Chief Executive Officer and Chairman of the Board
Lucas Haldeman is the Chief Executive Officer and founder of Legacy SmartRent and serves as our Chief Executive Officer and Chairman of the Board. Mr. Haldeman has spent the last two decades innovating and developing property management technology for the real estate industry. Prior to founding SmartRent in 2017, Mr. Haldeman served as the chief technology and marketing officer of Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 through 2016 where he and his team developed a platform that was instrumental in helping the business acquire, renovate, lease and manage more than 30,000 single family homes. Previously, he served as the Chief Information and Technology Officer for Beazer
Pre-Owned
Rental Homes from 2012 through 2013 and was the founder and managing partner of Nexus Property Management, Inc. from 2006 through 2012. Mr. Haldeman earned his Bachelor of Specialized Studies degree in Economics and Business, English, and Computer Science from Cornell College. Mr. Haldeman was selected to serve on the Board due to his in-depth
multifamily knowledge and significant experience innovating and developing property management technology for the real estate industry as well as the fact that Mr. Haldeman, as a founder of SmartRent, is essential to our long-term vision.
Alana Beard, Director
Alana Beard has been a member of the Board since February 2021. In this role she has advised the company from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has additionally been a director of Fifth Wall Acquisition Corp. II and Fifth Wall Acquisition Corp III since April 2021. Ms. Beard was a Senior Associate at SVB Capital from February 2020 through June 2021, President of the 318 Foundation, Inc., a non-profit
organization since January 2021, and
Co-Founder
of Transition Play, LLC, a platform that positions athletes to have high-impact professional lives beyond the game since May 2021. Prior to joining SVB, Ms. Beard was a member of the WNBA Los Angeles Sparks organization from April 2012 to January 2020 and an ESPN/ACC women’s college basketball analyst from October 2019 to March 2020. During her career with the Sparks, Ms. Beard was a four-time WNBA
All-Star,
won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University in 2004 with a bachelor’s degree in Sociology. Ms. Beard was selected to serve on the Board due to her prior leadership experience.
Robert Best, Director
Robert Best has served on the Board since August 2021. Mr. Best served as an Independent Trustee of Colony Starwood Homes (formerly NYSE: SFR and now part of Invitation Homes Inc. (NYSE: INVH)) from January 2016 to June 2017. Mr. Best had served on the board of directors of Colony American Homes, Inc. until its merger with Starwood Waypoint Homes in January 2016. Mr. Best is the founder, Chairman, and President of Westar Associates, a private real estate development company established in 1980. As President, Mr. Best has developed over 70 projects exceeding $2.0 billion across various commercial and residential product types throughout Southern California. Prior to founding Westar, Mr. Best was a partner with Carver Companies where he was responsible for the acquisition, entitlement, leasing, finance, management, and disposition of shopping center development projects. Mr. Best served as a founding member of the University of Southern California’s Lusk Center for Real Estate. He is a member of the Urban Land Institute, and the International Council of Shopping Centers. Mr. Best earned his Bachelor of Science and Master of Business Administration degrees from the University of Southern California. Mr. Best was selected to serve on the Board due to his extensive real estate development and asset management industry experience.
John Dorman, Director
John Dorman has served on the Board since August 2021. Mr. Dorm has served since 2015 as a director of LoanDepot, Inc. (NYSE: LDI), a leading national non-bank
lender serving consumers, and currently serves as Chairman of its Audit Committee and the Nominating and Governance Committee. From 2012 until June 2021, he also served on the board of directors of CoreLogic, Inc. (NYSE: CLGX), which provides real property and mortgage information, analytics and data enabled services. Mr. Dorman served as Chairman of the Strategy and Acquisitions Committee of CoreLogic from 2014 to 2020 and Chairman of the Audit Committee from 2020 to 2021. Mr. Dorman previously served as the Chairman of the board of directors of Online Resources Corporation (Nasdaq: ORCC) from 2010 to March 2013 when it was acquired by ACI Worldwide. From 1998 to 2007, Mr. Dorman served as a director, and from 1998 to 2003 as Chairman and Chief Executive Officer, of Digital Insight Corporation (Nasdaq: DGIN), a leading provider of software as a service for online banking and bill payment for financial institutions. From 1997 to 1998, Mr. Dorman was Senior Vice President and General Manager of the Global Financial Services Division of Oracle Corporation. From 1983 to 1987, Mr. Dorman was Chairman and Chief Executive Officer of Treasury Corporation, a leading provider of enterprise modeling and financial analysis software for major global financial institutions that was acquired by Oracle in 1997. Additionally, Mr. Dorman currently serves as Chairman of the board of directors of DeepDyve, Inc., a privately held technology platform for scientific and scholarly research. We believe that Mr. Dorman’s prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion enables him to provide insights into our operational, technology and growth strategies. Mr. Dorman was selected to serve on the Board due to his strategic perspective in the financial innovation space, financial expertise, and board experience.
Bruce Strohm, Director
Bruce Strohm has served on the Board since August 2021. Mr. Strohm previously served as the Executive Vice-President, General Counsel and Corporate Secretary of Equity Residential

(NYSE:EQR), an S&P 500 public company, from 1995 until January 2018. Equity Residential is one of the largest apartment companies in the United States, owning over 300 properties, with 80,000 units, with a market capitalization in excess of $30 billion. From 2018 to December 2019, Mr. Strohm was Chief Legal Officer of Equity International, a private equity company focusing on investing in real estate outside the United States. During his tenure at Equity Residential and Equity International, Mr. Strohm provided legal oversight of transactions, litigation and insurance, and worked closely with the chief executive officer and chief financial officer on capital markets activities and shareholder relations. Mr. Strohm currently serves as a director of Nico Echo Park, a public benefit corporation formed primarily to acquire and manage a portfolio of multi-tenant rental housing, mixed-use
and commercial properties in Los Angeles, California. Mr. Strohm earned a Juris Doctor degree from Northwestern University Law School and a Bachelor of Science degree in accounting from the University of Illinois. Mr. Strohm was selected to serve on the Board due to his extensive public company experience with one of the largest real estate companies in the United States.
Ann Sperling, Director
Ann Sperling has served on the Board since August 2021. Ann Sperling has over 39 years of real estate and management experience, including roles in commercial real estate investment and development and leadership roles in public real estate companies. From May 2018 until its spinout of Apartment Income REIT (NYSE: AIRC), she served as a director of Apartment Investment and Management Company (NYSE: AIV). She is now a Director of AIRC, and currently serves as the Chairman of AIRC’s Compensation and Human Resources Committee and as a member of AIRC’s Audit and Nominating and Corporate Governance Committees. Ms. Sperling has also served as Senior Director of Trammell Crow Company, the development subsidiary of the public company, CBRE, since October 2013, focusing on the capitalization and execution of new commercial developments. From October 2009 through May 2013, she served in two roles at Jones Lang LaSalle, the public real estate investment and services firm, first as Chief Operating Officer, Americas, and then as President, Markets West. As COO, she oversaw operations, finance, marketing, research, legal and engineering and served on the governance focused Global Operating Committee. From October 2007 through June 2009, Ms. Sperling was Managing Director of Catellus, then a mixed-use development
and investment subsidiary of the public REIT, ProLogis, where she was responsible for operations, finance and marketing, prior to this subsidiary’s preparation for sale. Previously, between 1982 and 2006, Ms. Sperling held a variety of roles at the public development and services firm, Trammell Crow Company, the last of which was as Senior Managing Director and Area Director, responsible for all facets of operations, finance, transactions and marketing for the Rocky Mountain Region, prior to the firm’s merger with CBRE in 2006. Ms. Sperling serves on the Advisory Board of Cadence Capital and the Gates Center for Regenerative Medicine. Ms. Sperling holds a Bachelor of Science degree in Biology and Psychology from Tufts University, and a Master of Business Administration from the Harvard School of Business. Ms. Sperling was selected to serve on the Board due to her extensive real estate investment and development, operations, marketing, and finance experience.
Frederick Tuomi, Director
Frederick Tuomi has served on the Board since August 2021 and served on Legacy SmartRent’s board of directors until the Business Combination. Mr. Tuomi served as President, Chief Executive Officer and director of Invitation Homes Inc. (NYSE: INVH), the nation’s largest single-family rental company, from 2017 until his retirement in 2019. Prior to its merger with Invitation Homes, Mr. Tuomi served as Chief Executive Officer and director of Starwood Waypoint Homes from 2016 until 2017. Prior to its merger with Starwood Waypoint Homes, he served as
Co-President
and Chief Operating Officer of Colony American Homes, Inc. from 2013 until 2016. Mr. Tuomi was Executive Vice President and President—Property Management for Equity Residential (NYSE:EQR), one of the nation’s largest multi-family REITs, from 1994 until his retirement in 2013. He led the development of Equity Residential’s property management group through years of rapid growth and expansion, while helping to pioneer its leading operational platform. Throughout his career, he has served on numerous real estate industry boards and executive committees, including the National Rental Home Council, National Multi-Housing Council, California Housing Council, California Apartment Association, Atlanta Apartment Association and the USC Lusk Center for Real Estate. Mr. Tuomi has also served as a member of the board of directors and on the Audit and Compensation Committees of Tejon Ranch Co. (NYSE:TRC), a diversified real estate development and agribusiness company. He currently serves as a Venture Partner Consultant with Real Estate Technology Ventures, and as a director of TurboTenant, Inc. and Lessen, Inc. Mr. Tuomi serves on the Board of Managers and Executive Committee of MultiGreen Properties, a multifamily company focused on the development of attainable and sustainable communities and is an Affiliate Partner with Lindsay Goldberg LLC, a private equity firm. He also serves as a board member and Treasurer of Cure Violence Global, a non-profit
dedicated to reducing violence through innovative intervention programs rated nineth in the world among non-government
organizations. Mr. Tuomi was selected to serve on the Board due to his real estate background and understanding of both the multi-family housing and rental market.
Executive Officers
Lucas Haldeman, Chief Executive Officer and Chairman of the Board
See biographical information regarding Mr. Haldeman set forth immediately above in
“-
 Directors”
Demetrios Barnes, Chief Operating Officer
Demetrios Barnes has served as our Chief Operating Officer since the Business Combination in August 2021 and served in the same role with Legacy SmartRent, of which he was a co-founder,
since its inception 2017. Mr. Barnes leads SmartRent’s support, field operations and account services teams. Mr. Barnes is passionate about helping owners and operators understand the innovations technology can produce, while forging strong interpersonal relationships and participating in thought leadership discussions and has over a decade of experience in property management operations. Mr. Barnes currently serves, and has served since 2016, as the president of Fenix Group Consulting, a provider of custom web, cloud, mobile, digital, desktop software development and consulting services focusing on property management technology, since 2016. Mr. Barnes additionally served as the senior vice president of Elm Street Technology from 2017 through 2019, where he helped launch the Elevate platform, a real estate technology solution. Prior to co-founding
SmartRent, Mr. Barnes was vice president of technology for Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 through 2016, and the director of property management and technology with Beazer
Pre-Owned
Rental Homes from 2012 through 2013.
Isaiah DeRose-Wilson, Chief Technology Officer
Isaiah DeRose-Wilson has served as our Chief Technology Officer since the Business Combination in August 2021 and served in the same role with Legacy SmartRent, of which he was a co-founder,
since its inception in 2017. Mr. DeRose-Wilson is responsible for SmartRent’s design, hardware and firmware, mobile and web applications, quality assurance and development operations divisions. As an integral member of the leadership team, Mr. DeRose-Wilson oversees the stability, security and growth of SmartRent’s software and hardware offerings. Prior to becoming one of SmartRent’s founders in 2017, he spent 10 years working on projects ranging from low-
to high-level programming languages, networking, hardware and Internet of Things integrations, product and risk management, and compliance. As the director of engineering for Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 to 2016, Mr. DeRose-Wilson led a team that built a software platform responsible for facilitating operational workflows and communication surrounding Colony Starwood Homes’ acquisition, accounting, maintenance, logistics, support and operations teams to maintain and grow a portfolio of more than 30,000 single family homes.
CJ Edmonds, Chief Revenue Officer
Christopher Jon (“CJ”) Edmonds has served as our Chief Revenue Officer since the Business Combination in August 2021 and served in the same role with Legacy SmartRent since January 2020. Mr. Edmonds leads the revenue growth of the business through new customer acquisition, customer expansion, and customer retention. Mr. Edmonds has more than 12 years of executive-level management experience in the SaaS and wireless industries. Prior to joining SmartRent, he ran the sales organization at G5 Search Marketing, Inc. from 2010 to 2019, delivering digital marketing solutions to the real estate sector and was integral in growing the company from $4.0 million to $40.0 million annual recurring revenue. Mr. Edmonds earned a Bachelor of Science degree in Business Administration and Economics from Saint Mary’s College of California.
Mitch Karren, Chief Product Officer
Mitch Karren has served as the Chief Product Officer at SmartRent since the Business Combination in August 2021 and has served in the same role with Legacy SmartRent, of which he was a co-founder,
since its inception in 2017. Mr. Karren oversees product management, partnerships and solution architects. Mr. Karren is responsible for overseeing the teams empathizing with SmartRent customers, solving problems and launching innovative tools. Prior to his role with SmartRent, he served as director of product at Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 to 2016 where he designed their custom end-to-end
software platform and directed the first ever large scale deployment of 25,000 smart home systems in the rental industry. Mr. Karren earned a Bachelor of Science degree in Housing and Community Development from Arizona State University and is a licensed real estate broker in Arizona.
Jonathan Wolter, Chief Financial Officer
Jonathan Wolter has served as our Chief Financial Officer since the Business Combination in August 2021 and served in the same role with Legacy SmartRent since August 2020 pursuant to a consulting agreement between SmartRent and FLG Partners, LLC, a leading chief financial officer services firm in Silicon Valley, with whom Mr. Wolter is a partner. Mr. Wolter has over 40 years of experience as a financial executive and has been a partner with FLG Partners since 2004. Through FLG Partners, Mr. Wolter serves public and private company clients as both interim and permanent chief financial officer based on the individual client engagement. Through FLG Partners, Mr. Wolter also currently serves as the chief financial officer of Vera Therapeutics, Inc., where, he has been engaged as chief financial officer since March 2020. Recently, Mr. Wolter served as the interim chief financial officer of Amyris, Inc. (Nasdaq: AMRS) from June 2019 through March 2020 where he led the successful effort to complete audits and related filings to effectively preclude Nasdaq’s de-listing
due to the company’s delayed SEC filings caused by a need to restate annual and quarterly financial statements, and as the chief financial officer of Verena Health, Inc. from 2016 to 2019. Mr. Wolter earned a Bachelor of Science degree in Business Administration from the University of California, Berkeley and is a certified public accountant (inactive status).
Composition of the Board of Directors
Our business and affairs are managed under the direction of the Board. The Board is staggered in three classes, with Ms. Sperling and Mr. Tuomi in Class I, Messrs. Best and Strohm in Class II, and Ms. Beard and Messrs. Haldeman and Dorman in Class III. As a result of this staggered Board structure, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. The classification of the Board may have the effect of delaying or preventing changes in our control or management.

Independence of the Board of Directors
The Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that each of member of the Board other than Mr. Haldeman meets the independence standards under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, the Board considered the current and prior relationships that each non-employee
director has with us and all other facts and circumstances the Board deemed relevant in determining each director’s independence, including the beneficial ownership of our capital stock and the related party transactions described in the section entitled “
Certain Relationships and Related Party Transactions
.”
Board Committees
The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees, including a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Audit Committee
The audit committee is responsible for, among other things:

•	appointing a registered public accounting firm for the purpose of preparing an audit report or performing other audit, review or attest services for us;

•	evaluating the independence and performance of the registered public accounting firm;

•	reviewing and discussing with the independent auditors their annual audit plan, including the timing and scope of audit activities;

•	pre-approving audit and permissible non-audit services;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures on a regular basis;

•	discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk;

•	establishing and implementing policies relating to related party transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by us and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing our program to monitor compliance with our code of ethics; and

•
reviewing significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect our ability to record, process, summarize and report financial information.

The members of the audit committee are Ms. Sperling and Messrs. Dorman and Strohm, with Mr. Dorman serving as the chairperson. In accordance with
Rule 10A-3 of
the Exchange Act and the

rules and regulations of the NYSE rules, the Board has affirmatively determined that each of Ms. Sperling and Messrs. Dorman and Strohm meets the definition of “independent director” for purposes of serving on the audit committee. Each member of the audit committee also meets the financial literacy requirements of the NYSE listing standards. In addition, the Board has determined that Mr. Dorman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation
S-K.
The Board has adopted a written charter for the audit committee, which is available on our corporate website at investors.smartrent.com/governance/governance-documents. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Compensation Committee
The compensation committee is responsible for, among other things;

•	evaluating and determining the compensation of our executive officers;

•	reviewing and recommending to the Board the compensation of our directors;

•	reviewing our executive compensation plan and recommending that the Board amend these plans if deemed appropriate;

•
reviewing our general compensation plan and other employee benefit plans, including incentive compensation and equity-based plans and recommending that the Board amend these plans if deemed appropriate;

•	reviewing and approving any severance or termination arrangements to be made with any of our executive officers; and

•	reviewing the goals and objectives of our general compensation plans and other employee benefit plans.
The members of the compensation committee are Ms. Beard and Messrs. Best and Tuomi, with Mr. Best serving as the chairperson. The Board has affirmatively determined that each of Ms. Beard and Messrs. Best and Tuomi meets the definition of “independent director” for purposes of serving on the compensation committee under NYSE listing standards, and are
“non-employee
directors” as defined in
Rule 16b-3 of
the Exchange Act. The Board has adopted a written charter for the compensation committee, which is available on our corporate website at investors.smartrent.com/governance/governance-documents. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:

•	establishing criteria for the selection of new directors to serve on the Board;

•	identifying and evaluating candidates for nomination to the Board;

•	recommending the membership composition of the committees of the Board;

•	recommending changes regarding corporate governance matters including changes to our charter and bylaws;

•	reviewing compliance with NYSE’s corporate governance listing requirements;

•	reviewing and reassessing the adequacy of our code of ethics;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing annual evaluations of the Board and the committees thereof.

The members of the nominating and corporate governance committee are Ms. Sperling and Messrs. Strohm and Dorman, with Mr. Strohm serving as chairperson. The Board has affirmatively determined that each of Ms. Sperling and Messrs. Strohm and Dorman meets the definition of “independent director” under NYSE listing standards. The Board has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at investors.smartrent.com/governance/governance-documents. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.
Director Compensation
No compensation was provided for the
non-employee
directors during the year ended December 31, 2020. In connection with the consummation of the Business Combination, the Board approved the compensation for our non-employee directors. Non-employee directors
are eligible to receive annual cash compensation of $80,000 paid in four quarterly installments, subject to continued service
(and pro-rated if
services are not provided for the full year). In
addition, non-employee directors
will receive annual grants of restricted stock units with a value of approximately $150,000 for each grant, which awards will generally be made at the time of the annual stockholder meeting and vest on the first to occur between the 12-month anniversary
thereof and the next annual stockholder meeting. In connection with the Business
Combination, non-employee directors
received one-time grants
of restricted stock unit awards with a value of approximately $250,000, which will vest in equal installments over three years on each anniversary of the grant date. The annual grants will be made for new directors, following initial appointment to the Board, provided that new director awards may be prorated if granted off-cycle. In
addition to the
foregoing, non-employee directors
will be entitled to receive the following additional annual cash compensation paid in four quarterly installments, subject to continued service
(and pro-rated if
services are not provided for the full year):(i) for the audit committee, $20,000 per year for the chairperson and $10,000 for each other member; (ii) for the compensation committee, $15,000 per year for the chairperson and $7,500 for each other member; (iii) for the nominating and corporate governance committee, $10,000 for the chair and $5,000 for each other member; and (iv) for the lead independent director, $20,000 per year.
Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to our Board by the audit committee. The audit committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at investors.smartrent.com/governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Limitation on Liability and Indemnification of Directors and Officers
Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, as permitted under Delaware law, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.
In addition to the indemnification provisions of our Charter, we have entered into agreements with each of our executive officers and directors to provide contractual indemnification rights. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION
Executive Compensation Objectives and Philosophy
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead us, as well as to motivate them to develop professionally and contribute to the achievement of our financial goals. Decisions regarding the executive compensation program support the following general compensation philosophy:

•	executive compensation will be competitive with our peers in order to attract and retain highly qualified executive officers;

•
the largest portion of executive compensation is intended to be provided in the form of long-term equity awards, to both encourage retention and align the executive officers’ incentives with our long-term success and value creation and the interests of our stockholders; and

•	a substantial portion of executive compensation will be “at risk” and tied to specific performance objectives that support our business plan.
Our “named executive officers” for the year ended December 31, 2020 were Lucas Haldeman, our Chief Executive Officer and Chairman of the Board, Demetrios Barnes, our Chief Operating Officer, and Isaiah DeRose-Wilson, our Chief Technology Officer (collectively, our “named executive officers”). Compensation for our named executive officers has three primary components: base salary, an annual cash incentive bonus, and long-term compensation in the form of equity grants.
Base Salaries
The primary purpose of base salaries is to reflect job responsibilities and to provide competitive fixed pay to balance performance-based pay. Following the Business Combination, the base salaries paid to our named executive officers were increased to $750,000, $300,000 and $325,000for Messrs. Haldeman, Barnes and DeRose-Wilson, respectively.
Annual Cash Incentive
Bonus
In order to directly tie a portion of each named executive officer’s compensation to our financial and operational objectives, each named executive officer has the opportunity to earn an annual cash incentive bonus. Each year, the compensation committee selects the performance metrics, applicable performance targets, target payout opportunities and other terms and conditions of the annual cash incentive bonuses for our named executive officers. Following the end of each year, the compensation committee will review company performance against these performance targets and approve the final amount of the bonus that is payable to each named executive officer. For 2021, Messrs. Haldeman, Barnes and DeRose-Wilson have the opportunity to earn an annual cash incentive bonus of up to 125%, 50% and 60% of his base salary, respectively, contingent upon meeting the established performance targets
(pro-rated for
fiscal year 2021).
Long-Term Equity-Based Awards
The largest portion of executive officer compensation is intended to be provided in the form of long-term equity awards, to both encourage retention and align our named executive officers’ incentives with our long-term success and value creation and the interests of our stockholders. For 2021, Messrs. Haldeman, Barnes and DeRose-Wilson received long-term equity awards of restricted stock units with values of approximately $2.5 million, $0.3 million and $0.4 million, respectively
(pro-rated for
the fiscal 2021). Such restricted stock units will vest over four years from the grant date, with one-fourth of
each such award vesting on
the 12-month anniversary
of the grant date and the

remaining vesting in equal monthly installments. In addition, upon completion of the Business Combination, Mr. Haldeman received a one-time grant
of restricted stock units with a value of $1.0 million, which will vest in equal annual installments over three years from the date of grant.
Other Compensation
We provide additional employee benefit plans, including health insurance, disability insurance, life insurance and 401(k) plans, in which all of our named executive officers participate.
Recoupment Policy
The compensation committee will administer our policies in a manner consistent with the Sarbanes-Oxley Act, which would recover chief executive officer and chief financial officer incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.
Summary Compensation Table For 2020
The following table sets forth summary information regarding the total compensation paid to our named executive officers during the year ended December 31, 2020.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Option awards ($) (2)	Non-equity incentive plan compensation ($)	All other compensation ($) (3)	Total ($)
Lucas Haldeman, Chief Executive Officer and Chairman of the Board	2020	325,000	162,500	1,362,683	-	13,000	1,863,183
Demetrios Barnes, Chief Operating Officer	2020	231,750	46,350	-	-	9,670	287,770
Isaiah DeRose-Wilson, Chief Technology Officer	2020	231,750	46,350	-	-	9,656	287,756

(1)	Represents a discretionary performance bonus awarded to our named executive officers for the year ended December 31, 2020.
(2)
Represents the grant date fair value of equity awards granted in 2020, in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 8 to our financial statements included elsewhere in this prospectus.

(3)	Represents the matching of contributions under our 401(k) savings plan, which we provide to all eligible employees.
Executive Employment Agreements
We have entered into executive employment agreements with each of our named executive officers. The executive employment agreements generally provide for at-will
employment and set forth the executive officer’s annual base salary, subject to adjustment. The executive employment agreements provide that each executive officer is eligible to participate in our group medical health and accident, group insurance and similar benefit plans, as well as our retirement plan. Each executive officer additionally executed our form employee confidentiality and proprietary rights agreement and an employee arbitration agreement.
Pursuant to the executive employment agreements, our executive officers are additionally eligible for termination benefits upon a termination of employment by SmartRent within 12 months after or three months before a “Change of Control” other than due to death, disability, or for “Cause” or by the executive officer for “Good Reason,” which provide for a severance payment equal to six months of the executive officer’s base salary, the cost of medical benefits for a period of six months and immediate vesting of equity grants made to the executive officer pursuant to the amended and restated SmartRent.com, Inc. 2018 Stock Plan, originally adopted on March 7, 2018 (the “2018 Plan”). For purposes of the executive employment agreements, the terms “Change of Control” and “Cause” have the meaning given to them in the 2018 Plan and “Good Reason” means, (i) the material diminution or variation of any of material duties or responsibilities or the engagement by SmartRent of unlawful employment practices with respect to the executive officer, in each case, without the same being corrected within 30 days after being given written notice thereof by the executive officer, (ii) a material reduction in the executive officer’s base salary, or (iii) a breach by SmartRent of the executive employment agreement without the same being corrected within 30 days after being given written notice thereof by the executive officer. Each executive officer is subject to certain restrictive covenants, including but not limited to confidentiality and non-disparagement
under his or her employee confidentiality and proprietary rights agreement and six-month
non-compete
and
non-solicitation
covenants under his or her executive employment agreement.
We have additionally entered into a confidential consulting agreement with FLG Partners, LLC, a leading chief financial officer services firm in Silicon Valley, pursuant to which we have retained the services of Jonathan Wolter as our Chief Financial Officer. The confidential consulting agreement sets forth Mr. Wolter’s fees and establishes that FLG Partners’ relationship with us is that of an independent contractor. The confidential consulting agreement is terminable by either party upon 30 calendar days advance written notice to the other party. Mr. Wolter is not subject to any restrictive covenants under the confidential consulting agreement.
Outstanding Equity Awards as of December 31, 2020
The following table sets forth certain information about outstanding equity awards granted to SmartRent’s named executive officers that remain outstanding as of December 31, 2020.

	Option award
	Grant Date	Initial Vesting Date		Number of shares of SmartRent common stock underlying unexercised options (#) exercisable	Number of shares of SmartRent common stock underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Lucas Haldeman	11/18/2020	11/18/2020	(1)	—	485,652	3.16	11/18/2030
	8/17/2019	10/21/2017	(2)	362,690	95,446	2.30	8/16/2029
Demetrios Barnes	8/17/2019	10/23/2017	(2)	241,794	63,630	2.30	8/16/2029
Isaiah DeRose-Wilson	8/17/2019	10/23/2017	(2)	241,794	63,630	2.30	8/16/2029

(1)
25% of the shares underlying this option award vest on the
one-year
anniversary of the initial vesting date, and the remainder vest in 36 equal monthly installments, one on each monthly anniversary thereafter, until vested in full, subject to the awardee’s continuous service to SmartRent.

(2)
The shares underlying this option award vest in 48 equal monthly installments, one on each monthly anniversary thereafter, until vested in full, subject to the awardee’s continuous service to SmartRent.

2021 Employee Stock Purchase Plan
In connection with the Business Combination, we approved and implemented the ESPP. A total of 2,000,000 shares of our common stock are available for sale under the ESPP. In addition, the ESPP provides for annual increases in the number of shares available for issuance under the ESPP on January 1, 2022 and each subsequent anniversary through 2030, equal to the smallest of:

•	2,000,000 shares;

•	1.0% of the outstanding shares of our common stock on the immediately preceding December 31; or

•	such other amount as may be determined by the administrator.
Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the ESPP.
Purpose
The purpose of the ESPP is to advance the interests of SmartRent and its stockholders by providing an incentive to attract, retain and reward persons performing services for SmartRent and by motivating such persons to contribute to the growth and profitability of SmartRent. The ESPP seeks to achieve this purpose by providing qualifying employees with the option to purchase common stock through payroll deductions.
Administration
The compensation committee administers the ESPP and has full authority to interpret the terms of the ESPP. The ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the ESPP.
Eligibility
All of our employees, including our named executive officers, and employees of any of our subsidiaries designated by the compensation committee are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year, subject to any local law requirements applicable to participants in jurisdictions outside the United States. However, an employee may not be granted rights to purchase stock under our ESPP if such employee:

•	immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or

•
holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

Our ESPP is intended to qualify under Section 423 of the Code but also permits us to include our
non-U.S.
employees in offerings not intended to qualify under Section 423.
Implementation
The ESPP is typically be implemented through consecutive
six-month
offering periods. The offering periods generally start on or about the first trading days of February and August of each year and end on or about the last trading days of the next July and January, except for the first such offering period, which commenced on the date of closing of the Business Combination and will end on or about the last trading day of January 2022. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates. The administrator may vary certain terms and conditions of separate offerings for employees of our
non-U.S.
subsidiaries where required by local law or desirable to obtain intended tax or accounting treatment.
Our ESPP permits participants to purchase common stock through payroll deductions of up to 15.0% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other similar compensation.
Amounts deducted and accumulated from participant compensation, or otherwise funded in any participating
non-U.S.
jurisdiction in which payroll deductions are not permitted, are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.
Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares determined by dividing $2,083 by the fair market value of a share of our common stock on the first day of the offering period or 245 shares, if less, and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period, which will initially be 1,000,000 shares. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Amendment or Termination
In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.
Our ESPP will continue in effect until terminated by the administrator. The compensation committee has the authority to amend, suspend or terminate our ESPP at any time.
2021 Equity Incentive Plan
In connection with the Business Combination, we approved and implemented the SmartRent, Inc. 2021 Plan.

Purpose
The purpose of the 2021 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving the directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the Company and providing a means of recognizing their contributions to our success.
Stock Subject to the 2021 Plan
The 2021 Plan authorizes the compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2021 Plan, we initially will be authorized to issue up to 15,500,000 shares our Company’s common stock.
Nonemployee Director Award Limits
The aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all awards granted under the 2021 Plan to any nonemployee director during each fiscal year, taken together with any cash compensation paid to such nonemployee director for service as a nonemployee director during such fiscal year, will not exceed $1,000,000.
Administration
The 2021 Plan generally is administered by the compensation committee, although the Board retains the right to appoint another of its committees to administer the 2021 Plan or to administer the 2021 Plan directly (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board. The 2021 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2021 Plan. All awards granted under the 2021 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award.
Eligibility
Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of June 30, 2021, the Company had approximately 281 employees, including six executive officers who would be eligible under the 2021 Plan in addition to the seven directors.
Stock Options
The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2021 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date. If a participant’s service is terminated for cause or if, following the participant’s termination and during which any period the stock option remains exercisable, the participant engages in any act that would constitute cause, the stock option will terminate in its entirety and cease to be exercisable immediately upon such termination of service or act.
Stock Appreciation Rights
The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock as set forth in the applicable award agreement. The maximum term of any stock appreciation right granted under the 2021 Plan is ten years.
Restricted Stock Awards
The Committee may grant restricted stock awards under the 2021 Plan either in the form of a restricted stock purchase right, giving a participant a right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be made subject to such restrictions. If a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability), then (i) the Company will have the option to repurchase for the purchase price paid by the participant any shares acquired by the participant pursuant to a restricted stock purchase right which remain subject to vesting conditions as of the date of the participant’s termination of service and (ii) the participant will forfeit to the Company any shares acquired by the participant pursuant to a restricted stock bonus which remain subject to vesting conditions as of the date of the participant’s termination of service.
Restricted Stock Units
The Committee may grant restricted stock units under the 2021 Plan, which represent rights to receive shares of our common stock or, if determined by the Committee in the award agreement, a cash payment equal to the value thereof at a future date determined in accordance with the participant’s award agreement. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights are subject to the same vesting conditions and settlement terms as the original award. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service.
Performance Awards
The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.
Prior to the beginning of the applicable performance period or such later date as determined by the Committee, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee.
Following completion of the applicable performance period, the Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.
Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2021 Plan provides that the performance award will be forfeited.
Cash-Based Awards and Other Stock-Based Awards
The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Amendment, Suspension or Termination
The 2021 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2021 Plan following the tenth anniversary of the 2021 Plan’s effective date. The Committee may amend, suspend or terminate the 2021 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2021 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2021 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our common stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our third amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our common stock.
Authorized and Outstanding Stock
Our authorized capital stock consists of 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share. As of September 17, 2021, no shares of preferred stock were issued and outstanding and 193,864,107 shares of Class A Common Stock were outstanding. All shares are issued in uncertificated form.
Common Stock
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.
Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Class A Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of Class A Common Stock are fully paid and non-assessable.
The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of preferred stock that the Board may authorize and issue in the future.
Preferred Stock
Under the terms of our Charter, the Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A Common Stock by restricting dividends on our Class A Common Stock, diluting the voting power of the common stock or subordinating the liquidation rights of our Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.
Dividends
Declaration and payment of any dividend is subject to the discretion of the Board. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board may regard as relevant.
We currently intend to retain all available funds and any future earnings to fund the development and growth of the business, and therefore do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future.
Anti-Takeover Provisions
Our Charter and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of Class A Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NYSE listing standards. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
The Charter provides that the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third
of the Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.
Stockholder Action; Special Meetings of Stockholders
Our Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws. Further, our Charter provides that only the Chairperson of the Board, a majority of the Board, the Chief Executive Officer of the Company or the President of the Company may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (a) was a record stockholder both at the time of giving the notice and at the time of the meeting, (b) is entitled to vote at the meeting, and (c) has complied with the advance notice procedures specified in our bylaws or properly made such proposal in accordance with
Rule 14a-8 under
the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined herein) thereof in writing and in proper form to the secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by our bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year
anniversary of the preceding year’s annual meeting;
 provided, however
, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company;
 provided, further
, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).
Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Charter or Bylaws
Our bylaws may be amended or repealed by a majority vote of the Board or by the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of the Board and at least sixty-six
and
two-thirds
percent (66 2/3%) in voting power of the outstanding shares entitled to vote thereon would be required to amend certain provisions of our Charter.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. In addition, we have entered into, or will enter into, indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law and our Charter and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.
Forum Selection
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on our behalf; (b) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders; (c) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our Charter or bylaws; or (d) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (ii) subject to the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Registration Rights Agreement and Subscription Agreements
At the closing of the Business Combination, we entered into the Registration Rights Agreement, pursuant to which, among other things, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, the shares of our Class A Common Stock that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement registering the resale of such shares of our Class A Common Stock within 45 days of the closing of the Business Combination. Up to twice in any
12-month
period, certain stockholders of Legacy SmartRent and Sponsor stockholders may request to sell all or any portion of their Registrable Securities (as defined in the Registration Rights Agreement) in an underwritten offering so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
On April 21, 2021, we entered into the Subscription Agreements with the PIPE investors relating to the purchase of shares of our Class A Common Stock in the PIPE Transaction. Pursuant to the Subscription Agreements, we issued 15,500,000 shares of our Class A Common Stock to the PIPE Investors and agreed to register such shares for resale under the Securities Act.

Lock-up
Agreements
On April 21, 2021, certain of our stockholders entered into
lock-up
agreements with Legacy SmartRent and FWAA, pursuant to which such stockholders agreed, among other things, that their shares of Class A Common Stock received as merger consideration in the Business Combination may not be transferred until the earlier to occur of (i) six months following closing of the Business Combination and (ii) the date after the closing of the Business Combination on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their equity holdings for cash, securities or other property.
Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
In general, Rule 144 permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than
Form 8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.
If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our Class A Common Stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A Common Stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of our Class A Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements. We expect Rule 144 to be available for the resale of restricted securities as long as the conditions set forth in the exceptions listed above are satisfied.

Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A Common Stock is listed on the NYSE under the symbol “SMRT.”

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding beneficial ownership of our Class A Common Stock as of September 20, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o SmartRent, Inc., 18835 N Thompson Peak Parkway, Suite 300, Scottsdale, AZ 85255.
The beneficial ownership of our Class A Common Stock is based on 193,864,107 shares of Class A Common Stock issued and outstanding as of September 20, 2021.

Name of Beneficial Owner	Number of Shares	Percent Owned
5% Holders
Entities Affiliated with RET Ventures (1)	43,673,430	22.5%
Entities affiliated with Bain Capital Venture Investors, LLC (2)	21,972,649	11.3%
Lucas Haldeman (3)	13,541,131	6.9%
Entities affiliated with Spark Capital Partners, LLC (4)	11,715,137	6.0%
LEN FW Investor, LLC (5)	10,872,108	5.6%
Fifth Wall Acquisition Sponsor, LLC (6)	9,528,500	4.9%
Fifth Wall Ventures II, L.P. (6)	4,686,054	2.4%
Directors and Named Executive Officers
Lucas Haldeman (3)	13,541,131	6.9%
Robert Best (7)	4,596,222	2.4%
Frederick Tuomi (8)	543,276	*
Alana Beard	36,000	*
Bruce Strohm	10,000	*
John Dorman	—	—
Ann Sperling	—	—
Demetrios Barnes (9)	1,421,613	*
Isaiah DeRose-Wilson (10)	1,421,613	*
All directors and executive officers as a group (12 individuals) (11)	23,179,278	11.5%

*	Less than one percent.
(1)
Entities affiliated with RET Ventures (“RET”) beneficially own 43,673,430 shares of our Class A Common Stock which includes: (i) 526,135 shares owned by Real Estate Technology Ventures Associates, L.P. (“RET Associates”); (ii) 30,129,921 shares owned by Real Estate Technology Ventures, L.P. (“RET Fund I”); (iii) 468,604 shares owned by Real Estate Technology Ventures II, L.P. (“RET Fund II”); (iv) 6,925,506 shares owned by Real Estate Technology
Ventures-A,
L.P. (“RET Fund
I-A”);
and (v) 5,623,264 shares owned by RET Ventures SPV I, L.P. (“RET SPV I”). RETV GP, LLC (“RET GP I”) is the general partner of each of RET Associates, RET Fund I, RET Fund
I-A
(collectively, “RETV I”) and RET SPV I and may be deemed to have sole investment and voting power over the shares held by each of RETV I and RET SPV I. John Helm is the sole Managing Director of RET GP I and may be deemed to have voting and dispositive power over the shares held by each of RETV I and RET SPV I. RETV GP II, LLC (“RET GP II”) is the general partner of RET Fund II and may be deemed to have sole investment and voting power over the shares held by RET Fund II. John Helm and Christopher Yip are the Managing Directors of RET GP II and may be deemed to have shared voting and dispositive power over the shares held by RET Fund II. The address for these entities is c/o RET Ventures, 136 Heber Ave, Suite 304, Park City, UT 84060.

(2)
Entities affiliated with Bain Capital Venture Investors, LLC (“BCVI”) beneficially own 21,972,649 shares of our Class A Common Stock, which includes: (i) 19,132,251 shares owned by Bain Capital Venture Fund 2019, L.P. (“BCV Fund 2019”); (ii) 1,946,413 shares owned by BCIP Venture Associates II, L.P.(“BCIP Venture II”); (iii) 158,127 shares owned by BCIP Venture Associates
II-B,
L.P. (BCIP Venture
II-B”);
and (iv) 735,858 shares owned by BCV
2019-MD
Primary, L.P. (“BCV MD Primary,” and together with BCV Fund 2019, BCIP Venture II, and BCIP Venture
II-B,
the “Bain Capital Venture Entities”). BCVI, the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of each of BCV Fund 2019 and BCV MD Primary and governs the investment strategy and decision-making process with respect to investments held by BCIP Venture II and BCIP Venture
II-B.
As a result, each of BCVI and Messrs. Salem and Agarwal may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Venture Entities. The address for the Bain Capital Venture Entities is c/o Bain Capital Venture Investors, LLC, 200 Clarendon Street, Boston, MA 02116.

(3)
Lucas Haldeman, the Chief Executive Officer of the Company and Chairman of the Board beneficially owns 10,854,029 shares of our Class A Common Stock and 2,132,420 shares of our Class A Common Stock subject to stock options with an exercise price of $0.47 per share and 554,682 shares of our Class A Common Stock subject to stock options with an exercise price of $0.65 per share that he has the right to acquire within 60 days of September 20, 2021.

(4)
Entities affiliated with Spark Capital Partners, LLC beneficially own 11,715,137 shares of our Class A Common Stock, which includes: (i) 130,036 shares owned by Spark Capital Growth Founders’ Fund II, L.P. (“SCGFF II”); and (ii) 11,585,101 shares owned by Spark Capital Growth Fund II, L.P. (“SCGF II” and together with SCGFF II, the “Spark Growth II Funds”). Spark Growth Management Partners II, LLC (“Spark Growth II GP”) is the sole general partner of each of the Spark Growth II Funds and may be deemed to have sole voting and dispositive power over the shares held by each of the Spark Growth II Funds. Any action by the Spark Growth II Funds with respect to shares of our Class A Common Stock, including voting and dispositive decisions, requires at least a majority vote of the managing members of Spark Growth II GP, who are Jeremy Philips, Santo Politi, Bijan Sabet and Paul Conway. Under the
so-called
“rule of three,” because voting and dispositive decisions are made by a majority of the managing members, no individual managing member of Spark Growth II GP has voting or dispositive power over such shares and no individual managing member is deemed to be a beneficial owner of the Spark Growth II Funds’ shares of our Class A Common Stock. The address for each of the Spark Growth II Funds and Spark Growth II GP is c/o Spark Capital Partners, LLC, 137 Newbury Street, 8th Floor, Boston, MA 02116.

(5)
Each of LEN X, LLC and Lennar Corporation have shared voting and dispositive power over the shares held by LEN FW Investor, LLC. The address for LEN FW Investor, LLC is 700 Northwest 107th Avenue, Miami, Florida 33172.

(6)
Sponsor holds 9,528,500 shares of our Class A Common Stock (the “Sponsor Shares”). The managers of Sponsor are Brendan Wallace and Andriy Mykhaylovskyy. Fifth Wall Ventures II, L.P. (“Fifth Wall Fund II”) holds 4,686,054 shares of our Class A Common Stock (the “Fifth Wall Fund II Shares”). The general partner of Fifth Wall Fund II is Fifth Wall Ventures GP II, L.P. (“Fifth Wall Fund II GP”). The general partner of Fifth Wall Fund II GP is Fifth Wall Ventures UGP II, LLC (“Fifth Wall Fund II UGP”). The sole manager of Fifth Wall Fund II UGP is Fifth Wall Ventures Management, L.P. (“Fifth Wall Management”). The general partner of Fifth Wall Management is Fifth Wall Ventures Management GP, LLC. (“Fifth Wall Management GP” and, together with Fifth Wall Fund II, Fifth Wall Fund II GP, Fifth Wall Fund II UGP and Fifth Wall Management, the “Fifth Wall Fund II Entities”). Investment and voting decisions with respect to interests held by Fifth Wall Management GP are made by its members, Brendan Wallace, Andriy Mykhaylovskyy and Brad Greiwe (the “Fifth Wall Members”). Accordingly, (i) each of the Fifth Wall Fund II Entities may be deemed to share beneficial ownership of the Fifth Wall Fund II Shares held directly by Fifth Wall Fund II and (ii) Sponsor, Mr. Wallace and Mr. Mykhaylovskyy may be deemed to share beneficial ownership of the Sponsor Shares held directly by Sponsor. Each of the Fifth Wall Fund II Entities, Sponsor and the Fifth Wall Members expressly disclaims beneficial ownership of any such securities except to the extent of their pecuniary interest therein. Without limiting the foregoing, (i) Fifth Wall Fund II expressly disclaims beneficial ownership of any of the Sponsor Shares held by Sponsor, (ii) Sponsor expressly disclaims beneficial ownership of any Fifth Wall Fund II Shares held by Fifth Wall Fund II and (iii) each of the Fifth Wall Members expressly disclaims beneficial ownership of the Fifth Wall Fund II Shares held by the Fifth Wall Fund II. Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities may be deemed to constitute a group within the meaning of Section 13(d)(3) of the Exchange Act, provided that each of them expressly disclaims membership in a group. The address of Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities is 6060 Center Drive, 10th Floor, Los Angeles, California 90045.

(7)
Beneficial ownership consists of 4,596,222 shares of our Class A Common Stock held by the Best Family Trust, established October 2, 2001 for the benefit of Robert Best and of which Robert Best is a trustee.

(8)
Beneficial ownership consists of (i) 150,685 shares of our Class A Common Stock subject to stock options with an exercise price of $0.47 that Frederick Tuomi has the right to acquire within 60 days of September 20, 2021 and (ii) 392,591 shares of our Class A Common Stock to be owned by Mr. Tuomi through FCT Fund, LTD.

(9)
Beneficial ownership consists of 1,421,613 shares our Class A Common Stock subject to stock options with an exercise price of $0.47 per share that Demetrios Barnes has the right to acquire within 60 days of September 20, 2021.

(10)
Beneficial ownership consists of 1,421,613 shares of our Class A Common Stock subject to stock options with an exercise price of $0.47 per share that Isaiah DeRose-Wilson has the right to acquire within 60 days of September 20, 2021.

(11)
Beneficial ownership consists of 6,832,181 shares of our Class A Common Stock subject to stock options that the directors and executive officers have the right to acquire in the aggregate within 60 days of September 20, 2021.

SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time of up to an aggregate of 132,632,441 shares of our Class A Common Stock. The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and their permitted pledgees, donees, transferees, or other successors in interest who later come to hold any of the shares of our Class A Common Stock covered by this prospectus.
The following table is prepared based on information provided to us by the Selling Stockholders and sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Class A Common Stock held by the Selling Stockholders immediately prior to the sale of any shares under this prospectus, the number of shares of our Class A Common Stock that may be sold by each Selling Stockholder under this prospectus and the number of shares of our Class A Common Stock that each Selling Stockholder will beneficially own after this offering. The ownership percentages are based on a total of 193,864,107 shares of our Class A Common Stock outstanding as of September 20, 2021. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of Class A Common Stock covered by this prospectus will be beneficially owned by the Selling Stockholders, (ii) the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering and (iii) the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our Class A Common Stock covered by this prospectus. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See the section entitled “
Plan of Distribution
.”
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The Selling Stockholders named below and their permitted pledgees, donees, transferees or other successors may from time to time offer the shares of our Class A Common Stock covered by this prospectus:

	Number of Shares Beneficially Owned Before Resale of Shares Offered Hereby		Maximum Number of Shares Offered for Resale	Number of Shares Beneficially Owned After Resale of Shares Offered Hereby
Name and Address of Beneficial Owner	Number	%	Number	Number	%
Real Estate Technology Ventures, L.P. (1)	30,129,921	15.6	30,129,921	—	*
Bain Capital Venture Fund 2019, L.P. (2)	19,132,251	9.9	19,132,251	—	*
Lucas Haldeman (3)	13,541,131	7.0	10,854,029	2,687,102	1.4
LEN FW Investor, LLC (4)	10,872,108	5.6	10,872,108	—	*
Fifth Wall Acquisition Sponsor, LLC (5)	9,528,500	4.9	9,528,500	—	*
Real Estate Technology Ventures-A, L.P. (1)	6,925,506	3.6	6,925,506	—	*
RET VENTURES SPV I, L.P. (1)	5,623,264	2.9	5,623,264	—	*
Fifth Wall Ventures II, L.P. (5)	4,686,054	2.4	4,686,054	—	*
Opendoor Labs Inc. (6)	4,686,054	2.4	4,686,054	—	*

	Number of Shares Beneficially Owned Before Resale of Shares Offered Hereby		Maximum Number of Shares Offered for Resale	Number of Shares Beneficially Owned After Resale of Shares Offered Hereby
Name and Address of Beneficial Owner	Number	%	Number	Number	%
American Bankers Insurance Group, Inc. (7)	3,691,319	1.9	3,691,319	—	*
SOF-XII SR Holdings, L.P. (8)	3,000,000	1.5	3,000,000	—	*
Energy Impact Fund II LP (9)	2,343,024	1.2	2,343,024	—	*
BCIP Venture Associates II, L.P. (2)	1,946,413	*	1,946,413	—	*
D1 Capital Partners Master LP (10)	1,500,000	*	1,500,000	—	*
Spring Creek Capital, LLC (11)	1,500,000	*	1,500,000	—	*
Nine Four Ventures, LP (12)	1,370,939	*	1,370,939	—	*
Long Pond US Master, LP (13)	1,160,600	*	1,160,600	—	*
Ryan C. Best (14)	1,149,058	*	1,149,058	—	*
Connor N. Best (15)	1,149,053	*	1,149,053	—	*
Baron Small Cap Fund (16)	1,111,111	*	1,111,111	—	*
Long Pond Offshore Master, LP (17)	839,400	*	839,400	—	*
Baron Growth Fund (16)	740,741	*	740,741	—	*
BCV 2019-MD Primary, L.P. (2)	735,858	*	735,858	—	*
Castle Hook Master Fund Ltd. (17)	700,000	*	700,000	—	*
Conversant Opportunity Master Fund LP (18)	628,875	*	500,000	128,875	*
David Zelman (19)	586,699	*	392,591	194,108	*
Invitation Homes Operating Partnership LP (20)	539,527	*	539,527	—	*
Real Estate Technology Ventures Associates, L.P. (1)	526,135	*	526,135	—	*
Real Estate Technology Ventures II, L.P. (1)	468,604	*	468,604	—	*
Ghisallo Master Fund LP (21)	450,000	*	450,000	—	*
Blackstone Alternative Investment Funds (22)	400,000	*	400,000	—	*
RETV Grand Avenue Partners, LLC (23)	392,591	*	392,591	—	*
UDR, Inc. (24)	392,591	*	392,591	—	*
Essex Portfolio, L.P. (25)	392,591	*	392,591	—	*
FCT Fund LTD (26)	392,591	*	392,591	—	*
JAWS Equity Owner 117, LLC (27)	392,591	*	392,591	—	*
Integrated Core Strategies (US) LLC (28)	307,878	*	200,000	107,878	*
RWSC Ventures, GP (29)	300,000	*	300,000	—	*
Alyeska Master Fund, L.P. (30)	250,000	*	250,000	—	*
Luxor Capital Partners, LP (31)	207,880	*	207,880	—	*
BCIP Venture Associates II-B, L.P. (2)	158,127	*	158,127	—	*
Chesapeake Insurance Company (32)	150,000	*	150,000	—	*
Luxor Capital Partners Offshore Master Fund, LP (31)	125,534	*	125,534	—	*
Valley National Bancorp (33)	117,151	*	117,151	—	*
Blackstone Alternative Investment Funds PLC (34)	100,000	*	100,000	—	*
Luxor Wavefront, LP (31)	92,555	*	92,555	—	*
LVIP Baron Growth Opportunities Fund (16)	91,481	*	91,481	—	*
VY Baron Growth Portfolio (16)	56,667	*	56,667	—	*
Victor Coleman (35)	36,000	*	36,000	—	*
Alana Beard (36)	36,000	*	36,000	—	*
Wisdom Lu (37)	36,000	*	36,000	—	*
Angela Huang (38)	36,000	*	36,000	—	*

	Number of Shares Beneficially Owned Before Resale of Shares Offered Hereby		Maximum Number of Shares Offered for Resale	Number of Shares Beneficially Owned After Resale of Shares Offered Hereby
Name and Address of Beneficial Owner	Number	%	Number	Number	%
Luxor Gibraltar, LP (31)	14,532	*	14,532	—	*
Luxor Capital Partners Long, LP (31)	7,128	*	7,128	—	*
Luxor Capital Partners Long Offshore Master Fund, LP (31)	2,371	*	2,371	—	*

*	indicates less than 1%
(1)
RET GP I is the general partner of RETV I and RET SPV I and may be deemed to have sole investment and voting power over the shares held by each of RETV I and RET SPV I. John Helm is the sole Managing Director of RET GP I and may be deemed to have voting and dispositive power over the shares held by each of RET Associates, RET Fund I, RET Fund
I-A
and RET SPV I. The address for these entities is c/o RET Ventures, 136 Heber Ave, Suite 304, Park City, UT 84060.

(2)
BCVI, the Executive Committee of which consists of Enrique Salem and Ajay Agarwal, is the ultimate general partner of each of BCV Fund 2019 and BCV MD Primary and governs the investment strategy and decision-making process with respect to investments held by BCIP Venture II and BCIP Venture
II-B.
As a result, each of BCVI and Messrs. Salem and Agarwal may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Venture Entities. The address for the Bain Capital Venture Entities is c/o Bain Capital Venture Investors, LLC, 200 Clarendon Street, Boston, MA 02116.

(3)
Lucas Haldeman, our Chief Executive Officer and Chairman of the Board, beneficially owns 10,854,029 shares of our Class A Common Stock and 2,132,420 shares of our Class A Common Stock subject to stock options with an exercise price of $0.47 per share and 554,682 shares of our Class A Common Stock subject to stock options with an exercise price of $0.65 per share that he has the right to acquire within 60 days of September 20, 2021. The address of Lucas Haldeman is c/o SmartRent, Inc., 18835 N Thompson Peak Parkway, Suite 300, Scottsdale, AZ 85255.

(4)
Each of LEN X, LLC and Lennar Corporation have shared voting and dispositive power over the shares held by LEN FW Investor, LLC. The address for LEN FW Investor, LLC is 700 Northwest 107th Avenue, Miami, FL 33172.

(5)
(i) Each of the Fifth Wall Fund II Entities may be deemed to share beneficial ownership of the Fifth Wall Fund II Shares held directly by Fifth Wall Fund II and (ii) Sponsor, Mr. Wallace and Mr. Mykhaylovskyy may be deemed to share beneficial ownership of the Sponsor Shares held directly by Sponsor. Each of the Fifth Wall Fund II Entities, Sponsor and the Fifth Wall Members expressly disclaims beneficial ownership of any such securities except to the extent of their pecuniary interest therein. Without limiting the foregoing, (i) Fifth Wall Fund II expressly disclaims beneficial ownership of the Sponsor Shares held by Sponsor, (ii) Sponsor expressly disclaims beneficial ownership of any Fifth Wall Fund II Shares held by Fifth Wall Fund II and (iii) each of the Fifth Wall Members expressly disclaims beneficial ownership of the Fifth Wall Fund II Shares held by the Fifth Wall Fund II. Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities may be deemed to constitute a group within the meaning of Section 13(d)(3) of the Exchange Act, provided that each of them expressly disclaims membership in a group. The address of Sponsor, Mr. Wallace, Mr. Mykhaylovskyy and the Fifth Wall Fund II Entities is 6060 Center Drive, 10th Floor, Los Angeles, CA 90045.

(6)	Opendoor Technologies Inc. has voting and dispositive power over the shares held by Opendoor Labs Inc. The address for both entities is 410 N. Scottsdale Road, Suite 1600, Tempe, AZ 85281.
(7)
Assurant, Inc. has voting and dispositive power over the shares held by American Bankers Insurance Group, Inc. The address of American Bankers Insurance Group, Inc. is c/o Assurant, Inc., Corporate Secretary’s Office, 11222 Quail Roost Drive, Miami, FL 33157.

(8)
Berry Sternlicht has voting and dispositive power over the shares held by
SOF-XII
SR Holdings, L.P, as the chairman and chief financial officer of its general partner,
SOF-XII
SR Holdings GP, L.L.C. The address of
SOF-XII
SR Holdings, L.P. is 591 West Putman Avenue, Greenwich, CT 06830.

(9)	The address of Energy Impact Fund II LP is 600 Third Avenue, 38th Floor, New York, NY 10016.
(10)
D1 Capital Partners L.P. is a registered investment adviser and serves as the manager of private investment vehicles and accounts, including D1 Capital Partners Master LP, and may be deemed to beneficially own the securities held by D1 Capital Partners Master LP. Daniel Sundheim indirectly controls D1 Capital Partners L.P. and may be deemed to beneficially own the securities held by D1 Capital Partners Master LP. The address of D1 Capital Partners Master LP is c/o D1 Capital Partners L.P., 9 West 57th Street, 36th Floor, New York, NY 10019.

(11)	Eric Butcher has voting and dispositive power over the shares held by Spring Creek Capital, LLC. The address of Spring Creek Capital, LLC is 4111 E. 37th Street N., Wichita, KS 67220.
(12)	Jeffrey S. Elowe has voting and dispositive power over the shares held by Nine Four Ventures, LP. The address of Nine Four Ventures, LP is 30 S. Wacker, Suite 2750, Chicago, IL 60606.
(13)
John Khoury, as the principal of Long Pond Capital, LP, which serves as the investment manager to Long Pond Offshore Master, LP and Long Pond US Master, LP, may direct the vote and disposition of the shares held by Long Pond Offshore Master, LP and Long Pond US Master, LP. The address of each such entity is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(14)	The address for Ryan C. Best is 320 Flower Street, Costa Mesa, CA 92627.
(15)	The address for Connor N. Best is 5829 E Arcadia Lane, Phoenix, Arizona, 85018.
(16)
Mr. Ronald Baron has voting and investment control over the shares held by Baron Growth Fund and Baron Small Cap Fund. BAMCO, Inc., as the sub-advisor to each of LVIP Baron Growth Opportunities Fund and VY Baron Growth Portfolio, has voting and investment control over the shares held by LVIP Baron Growth Opportunities Fund and VY Baron Growth Portfolio. As the principal of BAMCO, Inc., Mr. Baron may additionally be deemed to have beneficial ownership of the shares held by LVIP Baron Growth Opportunities Fund and VY Baron Growth Portfolio. Mr. Baron disclaims beneficial ownership of all such shares. The address for Baron Growth Fund, Baron Small Cap Fund and BAMCO, Inc. is 767 Fifth Avenue, 49th Fl, New York, NY 10153.

(17)
Castle Hook Partners LP, the investment manager of Castle Hook Master Fund Ltd., has voting and investment power over the shares held by Castle Hook Master Fund Ltd. David Rogers is the Chief Investment Officer, Founding Partner and Managing Member of Castle Hook Partners LP. Castle Hook Master Fund Ltd. and David Rogers each disclaims beneficial ownership of these securities. The address for Castle Hook Master Fund Ltd. is c/o Castle Hook Partners LP 250 West 55th Street, 32nd Floor New York, NY 10019.

(18)
Michael Simanovsky, as managing member of each of Conversant GP Holdings LLC, the general partner of Conversant Opportunity Master Fund LP, and Conversant Capital LLC, the investment manager to Conversant Opportunity Master Fund LP, has voting and investment power over the shares held by Conversant Opportunity Master Fund LP. The address for Conversant Opportunity Master Fund LP is 25 Deforest Ave, 3rd Floor, Summit, NJ 07901.

(19)	The address for David Zelman is 35850 South Woodland Rd., Moreland Hills, Ohio 44022.

(20)
Invitation Homes Inc. has shared voting and dispositive power over the shares held by Invitation Homes Operating Partnership LP. The address for Invitation Homes Operating Partnership LP is 1717 Main Street, Suite 2000, Dallas, TX 75201.

(21)
Michael Germino has voting and investment control over the shares held by Ghisallo Master Fund LP. The address for Ghisallo Master Fund LP is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands KY
1-9008.

(22)
Reflects securities held directly by Blackstone Alternative Multi-Strategy Fund, a series of Blackstone Alternative Investment Funds (“BAMSF”). Blackstone Alternative Investment Advisors LLC (“BAIA”) is the investment manager of BAMSF. Blackstone Holdings I L.P. is the sole member of BAIA. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by BAMSF directly or indirectly controlled by it or him, but each (other than BAMSF to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of such entity is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(23)
Taejo Kim and Cary Kleinman, have shared voting and investment control over the shares held by RETV Grand Avenue Partners, LLC. The address of RETV Grand Avenue Partners, LLC is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA, 90071.

(24)	The address of UDR, Inc. is 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129.
(25)	Essex Property Trust, Inc. has voting and investment control over the shares held by Essex Portfolio, L.P. The address of Essex Portfolio, L.P. is 1100 Park Place, Suite 200, San Mateo, CA 94403.
(26)
Frederick Tuomi, a director of the Company, has voting and dispositive power over the shares held by FCT Fund, LTD as the president of FCT Management, LLC, the General Partner of the FCT Fund. The address of FCT Fund, LTD is c/o SmartRent, Inc., 18835 N Thompson Peak Parkway, Suite 300, Scottsdale, AZ 85255.

(27)	Barry S. Sternlicht has voting and dispositive power over the shares held by JAWS Equity Owner 117, LLC. The address of JAWS Equity Owner 117, LLC is 1601 Washington Avenue, Miami Beach, FL 33140.
(28)
Millennium Management LLC is the general partner of the managing member of Integrated Core Strategies (US) LLC and may be deemed to have shared voting control and investment discretion over the shares owned by Integrated Core Strategies (US) LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and may also be deemed to have shared voting control and investment discretion over the shares owned by Integrated Core Strategies (US) LLC. The managing member of Millennium Group Management LLC is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over the shares owned by Integrated Core Strategies (US) LLC. The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to beneficial ownership of the shares owned by Integrated Core Strategies (US) LLC. The address of each such entity and Mr. Englander is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.

(29)
Richard W. Selby, Steven K Fowlkes, and Jefferey P. Mazzarella have shared voting and dispositive power over the shares held by RWSC Ventures, GP. The address for RWSC Ventures, GP is 11661 San Vicente Blvd. #510, Los Angeles, CA 90049.

(30)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman,
KY1-1104,
Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(31)
Christian Leone has voting and dispositive power over shares owned by each of Luxor Capital Partners, LP, Luxor Capital Partners Long, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Gibraltar, LP, and Luxor Wavefront, LP as the Portfolio manager of Luxor Capital Group, LP, the Investment Manager of each such entity. The address for such entities is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(32)
Thomas S. Buzzuto, Thomas S. Buzzuto, Jr, and Richard L. Mostyn have shared voting and dispositive power over shares owned by the Chesapeake Insurance Company. The address of the Chesapeake Insurance Company is 701 East Bay Street, Suite 514, Charleston, SC 29403.

(33)	The address for Valley National Bancorp is One Penn Plaza, New York, NY 10119.
(34)
Reflects securities held directly by Blackstone Diversified Multi-Strategy Fund, a sub-fund
of Blackstone Alternative Investment Funds PLC (an umbrella fund with segregated liability between sub-funds)
(“BXDMS”). BAIA is the investment manager of BXDMS. Blackstone Holdings I L.P. is the sole member of BAIA. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by BXDMS directly or indirectly controlled by it or him, but each (other than BXDMS to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each such entity is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.

(35)	The address for Victor Coleman is 11601 Wilshire Blvd #900, Los Angeles, CA 90025.
(36)	The address for Alana Beard is c/o SmartRent, Inc., 18835 N Thompson Peak Parkway, Suite 300, Scottsdale, AZ 85255.
(37)	The address for Wisdom Lu is 605 S Hudson Ave., Los Angeles, CA 90005.
(38)	The Address for Angela Huang is Nathan Road #12-04 Singapore 248730.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Procedures with Respect to Review and Approval of Related Person Transactions
The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). The Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, we will develop and implement processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If it is determined that a transaction or relationship is a related person transaction requiring compliance with the policy, the audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.
Certain Relationships and Related Person Transactions
Certain immediate family members of Lucas Haldeman, our Chief Executive Officer and Chairman of the Board and the founder of Legacy SmartRent, and Demetrios Barnes, our Chief Operating Officer, provide services to us for compensation, as described below:

•	Sarah Roudybush, the spouse of Lucas Haldeman, is employed by us as a Co-Founder and earned $0, $38,636 and $111,852 in compensation in 2018, 2019 and 2020, respectively.

•
Samantha Barnes, the spouse of Demetrios Barnes, provides services to us as an independent contractor through Fenix Group Consulting, pursuant to an Independent Contractor Agreement, including services related to the implementation of Netsuite and Salesforce. Mr. Barnes serves as the President and Ms. Barnes serves as the Chief Executive Officer of Fenix.

Registration Rights Agreement
Upon the closing of the Business Combination, we entered into the Registration Rights Agreement, pursuant to which we are obligated to, among other things, register for resale pursuant to Rule 415 under the Securities Act certain shares of our Class A Common Stock that are held by the parties thereto from time to time.

Legacy SmartRent Series Seed Preferred Stock
In March 2018, in connection with the conversion of Legacy SmartRent from a limited liability company to a corporation, Legacy SmartRent issued an aggregate of 4,251,705 shares of Legacy SmartRent Series Seed Preferred Stock to Mr. Haldeman and the Best Family Trust, established October 2, 2001, of which Robert Best (a member of the Board) is a trustee. In March 2018, RET Fund I purchased 1,500,000 shares of Legacy SmartRent Series Seed Preferred Stock for an aggregate purchase price of approximately $1.5 million. John Helm was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with RET. As of September 20, 2021, entities affiliated with RET (including RET Associates, RET Fund I, and RET Fund II) held more than 5% of the outstanding shares of our Class A Common Stock.
Legacy SmartRent Series A Preferred Stock
From September 2018 through December 2018, Legacy SmartRent issued an aggregate of 4,540,913 shares of Legacy SmartRent Series A Preferred Stock for an aggregate purchase price of approximately $5.0 million. The following table summarizes purchases of shares of Legacy SmartRent Series A Preferred Stock by related persons and their affiliated entities. None of our executive officers purchased shares of Legacy SmartRent Series A Preferred Stock:

Name	Shares of Series A Preferred Stock	Total Purchase Price
Real Estate Technology Ventures Associates, L.P. (1)	63,573	$70,000.23
Real Estate Technology Ventures, L.P. (1)	3,641,812	$4,009,999.19
Real Estate Technology Ventures-A, L.P. (1)	835,528	$919,999.88

(1)
John Helm was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with RET. As of September 20, 2021, entities affiliated with RET (including RET Associates, RET Fund I, and RET Fund II) held more than 5% of the outstanding shares of our Class A Common Stock.

Legacy SmartRent Series A Preferred Stock
From September 2018 through December 2018, Legacy SmartRent issued an aggregate of 4,540,913 shares of Legacy SmartRent Series A Preferred Stock for an aggregate purchase price of approximately $5.0 million. The following table summarizes purchases of shares of Legacy SmartRent Series A Preferred Stock by related persons and their affiliated entities. None of our executive officers purchased shares of Legacy SmartRent Series A Preferred Stock:

Name	Shares of Series B Preferred Stock	Total Purchase Price
Bain Capital Venture Fund 2019, L.P. (1)	3,499,213	$21,768,254.15
BCIP Venture Associates II, L.P. (1)	355,991	$2,214,584.41
BCIP Venture Associates II-B, L.P. (1)	28,921	$179,914.65
BCV 2019-MD Primary, L.P. (1)	134,586	$837,246.05
Real Estate Technology Ventures Associates, L.P. (2)	9,001	$55,994.32
Real Estate Technology Ventures, L.P. (2)	514,845	$3,202,799.26
Real Estate Technology Ventures-A, L.P. (2)	119,146	$741,195.35

(1)	Merritt Hummer was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with BCVI. As of September 20, 2021, entities affiliated with BCVI (including BCV Fund 2019, BCIP Venture II, BCIP Venture II-B, and BCV MD Primary) held more than 5% of the outstanding shares of Class A Common Stock.
(2)
John Helm was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with RET. As of September 20, 2021, entities affiliated with RET (including RET Associates, RET Fund I, and RET Fund II) held more than 5% of the outstanding shares of our Class A Common Stock.

Legacy SmartRent Series
B-1
Preferred Stock
From May 2019 through August 2019, Legacy SmartRent issued an aggregate of 507,708 shares of its Series
B-1
Preferred Stock, par value $0.00001 per share (“Legacy SmartRent Series
B-1
Preferred Stock”). for an aggregate purchase price of approximately $2.5 million. The following table summarizes purchases of shares of Legacy SmartRent Series
B-1
Preferred Stock by related persons and their affiliated entities. None of our executive officers purchased shares of Legacy SmartRent Series
B-1
Preferred Stock:

Name	Shares of Series B-1 Preferred Stock	Total Purchase Price
Real Estate Technology Ventures Associates, L.P. (1)	7,107	$35,369.41
Real Estate Technology Ventures, L.P. (1)	406,522	$2,023,138.04
Real Estate Technology Ventures-A, L.P. (1)	94,079	$468,202.96

(1)
John Helm was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with RET. As of September 20, 2021, entities affiliated with RET (including RET Associates, RET Fund I, and RET Fund II) held more than 5% of the outstanding shares of our Class A Common Stock.

Legacy SmartRent Series C Preferred Stock
From March 2020 through March 2021, Legacy SmartRent issued an aggregate of 8,874,088 shares of Legacy SmartRent Series C Preferred Stock for an aggregate purchase price of approximately $92.5 million. The following table summarizes purchases of shares of Legacy SmartRent Series C Preferred Stock by related persons and their affiliated entities. None of our executive officers purchased shares of Legacy SmartRent Series C Preferred Stock:

Name	Shares of Series B Preferred Stock	Total Purchase Price
Bain Capital Venture Fund 2019, L.P. (1)	417,672	$4,353,645.86
BCIP Venture Associates II, L.P. (1)	42,492	$442,919.62
BCIP Venture Associates II-B, L.P. (1)	3,452	$35,982.27
BCV 2019-MD Primary, L.P. (1)	16,064	$167,444.72
LEN FW Investor, LLC (2)	1,918,722	$19,999,990.64
Real Estate Technology Ventures II, L.P. (3)	95,936	$999,998.49
RET Ventures SPV I, L.P. (3)	1,151,233	$11,999,992.31
Spark Capital Growth Founders’ Fund II, L.P. (4)	26,622	$277,497.08
Spark Capital Growth Fund II, L.P. (4)	2,371,781	$24,722,496.44

(1)
Merritt Hummer was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with BCVI. As of September 20, 2021, entities affiliated with BCVI (including BCV Fund 2019, BCIP Venture II, BCIP Venture
II-B,
and BCV MD Primary) held more than 5% of the outstanding shares of Class A Common Stock.

(2)
Eric Feder was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with LEN FW Investor, LLC. As of September 20, 2021, LEN FW Investor, LLC held more than 5% of the outstanding shares of Class A Common Stock.

(3)
John Helm was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with RET. As of September 20, 2021, entities affiliated with RET (including RET Associates, RET Fund I, and RET Fund II) held more than 5% of the outstanding shares of our Class A Common Stock.

(4)
Will Reed was a member of the Legacy SmartRent board of directors at the time of the Business Combination and is affiliated with Spark Capital Partners, LLC. As of September 20, 2021, entities affiliated with Spark Capital Partners, LLC (including Spark Capital Growth Founders’ Fund II, L.P. and Spark Capital Growth Fund II, L.P.) held more than 5% of the outstanding shares of Class A Common Stock.

Investors’ Rights Agreement
Legacy SmartRent was party to the Second Amended and Restated Investors’ Rights Agreement, dated as of February 2, 2021, as amended, which provided, among other things, that holders of 20% of its capital stock, including (i) entities affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, each of which currently hold more than 5% of the outstanding shares of our Class A Common Stock, and (ii) Messrs. Haldeman and Best, members of the Board, had the right to demand that Legacy SmartRent file a registration statement or request that their shares of Legacy SmartRent capital stock be covered by a registration statement that Legacy SmartRent was otherwise filing. Messrs. Helm, Hummer, Reed and Feder, each of whom were directors of Legacy SmartRent, are affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, respectively. This agreement terminated upon completion of the Business Combination.
Right of First Refusal
Pursuant to certain of Legacy SmartRent equity compensation plans and certain agreements with its stockholders, including the Second Amended and Restated Right of First Refusal and
Co-sale
Agreement, dated as of February 2, 2021, as amended (the “ROFR Agreement”), Legacy SmartRent or its assignees had the right to purchase shares of Legacy SmartRent capital stock that stockholders had proposed to sell to other parties. Certain holders of Legacy SmartRent capital stock, including (i) entities affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, each of which currently hold more than 5% of the outstanding shares of our Class A Common Stock and (ii) Messrs. Haldeman and Best, members of the Board, had rights of first refusal and co-sale
under the ROFR Agreement. Messrs. Helm, Hummer, Reed and Feder, each of whom were directors of Legacy SmartRent, are affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, respectively. The rights granted pursuant to the ROFR Agreement terminated upon completion of the Business Combination.
Voting Agreement
Legacy SmartRent was a party to the Second Amended and Restated Voting Agreement, dated as of February 2, 2021, as amended, pursuant to which certain holders of its capital stock, including (i) entities affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, each of which currently hold more than 5% of the outstanding shares of our Class A Common Stock and (ii) Messrs. Haldeman and Best, members of the Board, had agreed to vote their shares of Legacy SmartRent capital stock on certain matters. Messrs. Helm, Hummer, Reed and Feder, each of whom were directors of Legacy SmartRent, are affiliated with RET, BCVI, Spark Capital Partners, LLC and Lennar corporation, respectively. This agreement terminated upon completion of the Business Combination.

Management Letter Agreements
Legacy SmartRent was a party to management rights letters with each of (i) Bain Capital Venture Fund 2019, L.P., BCIP Venture Associates II, L.P., BCIP Venture Associates
II-B,
L.P., and BCV
2019-MD
Primary, L.P., (ii) Fifth Wall Ventures II, L.P., (iii) Real Estate Technology Ventures, L.P, and (iv) Spark Capital Growth Fund II, L.P. and Spark Capital Growth Founders’ Fund II, L.P., which granted certain management, advisory and information rights. Each of these letter agreements terminated upon completion of the Business Combination.
Side Letter Agreement
In connection with the closing of the offering of Legacy SmartRent Series C Preferred Stock, Legacy SmartRent entered into a letter agreement with LEN FW Investor, LLC, a subsidiary of the Lennar Corporation, providing for, among other things, enhanced information rights of LEN FW Investor, LLC, established pricing for Lennar Corporation’s subscriptions for software services for a period of five years and the development of a self-guided touring platform to support home selling clients. This agreement terminated upon completion of the Business Combination.
Commercial Agreements
Throughout its history, Legacy SmartRent obtained equity funding from strategic partners that have affiliates with whom we transact on a commercial basis in the ordinary course of our business. These strategic partners included funding from RET and the Lennar Corporation. As such, these customers or their affiliates are our stockholders and/or had designated members of Legacy SmartRent’s board of directors in accordance with agreements entered into in connection with such equity funding arrangements. We charge market rates for products and services, and the commercial arrangements with these customers were entered into on an arms’-length basis.
As of December 31, 2020, Legacy SmartRent had $0.4 million of receivables due from these customers. For the years ended December 31, 2020, 2019, and 2018, Legacy SmartRent earned $37.3 million, $31.9 million, and $5.2 million respectively, of revenue from these customers.
Penny Warrants
Legacy SmartRent had, in the ordinary course of business, issued penny warrants to purchase shares of Legacy SmartRent common stock to several of its strategic partners, including entities affiliated with RET and Lennar Corporation, each of which currently hold more than 5% of the outstanding shares of our Class A Common Stock. These warrants vest upon the installation of SmartRent units into properties owned by the warrant holder’s respective affiliated entities and were converted into warrants to purchase shares of our Class A Common Stock upon the closing of the Business Combination. In 2021, RET Fund I, RET Fund
I-A
and RET Associates, exercised warrants in the amounts of 402,224 shares, 93,084 shares and 7,033 shares of Legacy SmartRent common stock, respectively. As of September 20, 2021, RET SPV I and LEN FW Investor, LLC hold warrants to purchase 1,874,036 and 1,831,334 shares of our Class A Common Stock, respectively.
Director and Officer Indemnification
Our Charter and bylaws provide for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have also entered into indemnification agreements with each of our directors and officers. For additional information, see the section entitled “
Description of Securities

-

Indemnification of Officers and Directors
and
Management – Limitation on Liability and Indemnification of Directors and Officers.
” We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

FWAA Related Person Transactions
On December 2, 2020, FWAA issued 7,187,500 shares of Class B Common Stock (the “Founder Shares”) to its Sponsor in exchange for a payment of $25,000, or approximately $0.003 per share, to cover for certain expenses and offering costs on behalf of FWAA. On February 3, 2021, the Sponsor transferred 30,000 Founder Shares to each of Victor Coleman, Alana Beard, Angela Huang, and Wisdom Lu. On February 4, 2021, FWAA effected a 1:1.2 stock split of Class B common stock, resulting in Sponsor holding an aggregate of 8,481,000 Founder Shares and there being an aggregate of 8,625,000 Founder Shares outstanding. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the FWAA IPO, excluding the 1,047,500 shares of FWAA Class A Common Stock (“Private Placement Shares”) issued to Sponsor in a private placement (the “Private Placement”) simultaneously with the closing of the FWAA IPO.
On February 4, 2021, the registration statement on Form
S-1
(File
No. 333-252274)
for the FWAA IPO was declared effective. On February 4, 2021, FWAA subsequently filed a registration statement on Form
S-1
(File
No. 333-252752)
pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing in order to increase the size of the FWAA IPO. On February 9, 2021, FWAA consummated the FWAA IPO of 34,500,000 shares of Class A Common Stock, $0.0001 par value per share, which includes the exercise of the underwriters’ option to purchase an additional 4,500,000 shares of Class A Common Stock at the initial public offering price to cover over-allotments. The shares of Class A Common Stock were sold at an offering price of $10.00 per share, generating gross proceeds of $345.0 million (before underwriting discounts and commissions and offering expenses).
Simultaneously with the consummation of the FWAA IPO and the issuance and sale of the shares of Class A Common Stock pursuant thereto, FWAA consummated the Private Placement of 1,047,500 Private Placement Shares at a price of $10.00 per Private Placement Share to Sponsor, generating gross proceeds of $10.475 million. No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was conducted as a non-public
transaction and, as a transaction by an issuer not involving a public offering, was exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The Private Placement Shares are identical to our Class A Common Stock sold in the FWAA IPO, subject to certain limited exceptions, including that Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of the Business Combination.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or
non-U.S.
taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL
NON-INCOME,
STATE, LOCAL, AND
NON-U.S.
TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions
. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a
non-corporate
U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-
corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding
. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S.
Holders
This section applies to you if you are a
“Non-U.S.
holder.” As used herein, the term
“Non-U.S.
holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.
Taxation of Distributions
. In general, any distributions we make to a
Non-U.S.
holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
Non-U.S.
holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
Non-U.S.
holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E).
Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the
Non-U.S.
holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under
“Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see
“Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a
Non-U.S.
holder who provides a Form
W-8ECI,
certifying that the dividends are effectively connected with the
Non-U.S.
holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the
Non-U.S.
holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate
Non-U.S.
holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
. A
Non-U.S.
holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•
the gain is effectively connected with the conduct by the
Non-U.S.
holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the
Non-U.S.
holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
Non-U.S.
holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the
Non-U.S.
holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such
Non-U.S.
holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
Non-U.S.
holder were a U.S. resident. Any gains described in the first bullet point above of a
Non-U.S.
holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a
Non-U.S.
holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding
. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A
Non-U.S.
holder may have to comply with certification procedures to establish that it is not a United
States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
Non-U.S.
holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes
. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other
non-U.S.
entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form
W-8BEN-E).
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a
Non-U.S.
holder might be eligible for refunds or credits of such withholding taxes, and a
Non-U.S.
holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Stockholders of up to an aggregate of 132,632,441 shares of our Class A Common Stock. The shares of Class A Common Stock are listed on the NYSE under the symbol “SMRT.”
We will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes the permitted pledgees, donees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement or other agreement with us, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest
will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest
intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the shares of our Class A Common Stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our Class A Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Class A Common Stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
Under the Registration Rights Agreement and each Subscription Agreement, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, under the Registration Rights Agreement we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
We are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $0.5 million.
LEGAL MATTERS
The validity of the shares of Class A Common Stock offered by this prospectus will be passed upon for us by DLA Piper LLP (US).
EXPERTS
The financial statements of SmartRent.com, Inc. for the years ended December 31, 2020 and 2019 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated financial statements of Fifth Wall Acquisition Corp. I included in this prospectus and elsewhere in the registration statement, have been so included in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.smartrent.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on
Form 10-K;
our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on
Form 10-Q;
our Current Reports on
Form 8-K;
Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Fifth Wall Acquisition Corp. I
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Fifth Wall Acquisition Corp. I (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from November 23, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from November 23, 2020 (inception) through December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2020.
/s/ WithumSmith+Brown, PC
New York, New York
February 8, 2021

FIFTH WALL ACQUISITION CORP. I
BALANCE SHEET
December 31, 2020

Assets:

Deferred offering costs associated with proposed public offering	$153,990

Total assets	$153,990

Liabilities and Stockholder’s Equity:

Current liabilities:

Accounts payable	$38,045

Accrued expenses	97,289

Franchise tax payable	175

Total current liabilities	135,509

Commitments and Contingencies

Stockholder’s Equity:

Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—

Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)(2)	863

Additional paid-in capital	24,137

Accumulated deficit	(6,519)

Total stockholder’s equity	18,481

Total Liabilities and Stockholder’s Equity	$153,990

(1)	This number includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

(2)
On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. I
STATEMENT OF OPERATIONS
For The Period From November 23, 2020 (inception) through December 31, 2020

General and administrative expenses	$6,344

Franchise tax expenses	175

Net loss	$(6,519)

Weighted average shares outstanding of Class B common stock, basic and diluted(1)(2)	7,500,000

Basic and diluted net loss per share, Class B	$(0.00)

(1)	This number excludes an aggregate of up to 1,125,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

(2)
On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. I
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For The Period From November 23, 2020 (inception) through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – November 23, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)(2)	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(6,519)	(6,519)

Balance – December 31, 2020	—	$—	8,625,000	$863	$24,137	$(6,519)	$18,481

(1)	This number includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

(2)
On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 4).

The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. I
STATEMENT OF CASH FLOWS
For The Period From November 23, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:

Net loss	$(6,519)

Adjustments to reconcile net loss to net cash used in operating activities:

General and administrative expenses paid by Sponsor in exchange for issuance of Class B common stock	5,000

Changes in operating assets and liabilities:

Accrued expenses	1,344

Franchise tax payable	175

Net cash used in operating activities	—

Net change in cash	—

Cash – beginning of the period	—

Cash – end of the period	$—

Supplemental disclosure of noncash financing activities:

Deferred offering costs paid in exchange for issuance of Class B common stock to Sponsor	$20,000

Deferred offering costs included in accounts payable	$38,045

Deferred offering costs included in accrued expenses	$95,945
The accompanying notes are an integral part of these financial statements.

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization, Business Operations, Going Concern and Basis of Presentation
Fifth Wall Acquisition Corp. I (the “Company”) is a blank check company incorporated in Delaware on November 23, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from November 23, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Fifth Wall Acquisition Sponsor, LLC, a Delaware limited liability company(the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of
30,000,000
 shares (each, a “Share” and collectively, the “Shares”) at $10.00 per Share (or 34,500,000 Shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 957,500 shares of Class A common stock (or 1,047,500 if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $
10.00
per Private Placement Share in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management will agree that an amount equal to at least $10.00 per Share sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Shares, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) will agree to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the initial stockholders will agree to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The holders of the Founder Shares (the “initial stockholders”) will agree not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten
business days thereafter, redeem the Public Shares, at a
per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law,; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders will agree to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the
Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters will agree to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor will agree to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
In connection with the Company’s assessment of going concern considerations in accordance with ASU
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor and the Sponsor has the financial wherewithal to provide such funds that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering and a minimum one year from the date of issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.
The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2 — Summary of Significant Accounting Policies
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amount represented in the balance sheet, primarily due to their short-term nature.

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Share of Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of Class B common stock outstanding during the period excluding Class B common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of
1,125,000
shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (Note 4). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed de minimus as of December 31, 2020.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimus for the period from November 23, 2020 (inception) through December 31, 2020.
Recent Accounting Standards
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 30,000,000 Shares at a price of $10.00 per Share (see Note 6).
The Company will grant the underwriters a
45-day
option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 4,500,000 additional Shares to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4 — Related Party Transactions
Founder Shares
On December 2, 2020, the Sponsor paid $25,000 to cover for certain expenses and offering costs on behalf of the Company in exchange for the issuance of 7,187,500 shares of the Company’s common stock, which was later designated as 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”). On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split. The initial stockholders agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering.
The initial stockholder will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholder with respect to any Founder Shares.
Private Placement Shares
The Sponsor will agree to purchase 957,500 Private Placement Shares (or 1,047,500 Private Placement Shares if the over-allotment option is exercised in full) at a price of $10.00 per Private

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

Placement Share (approximately $9.6 million in the aggregate, or approximately $10.5 million if the underwriters’ over-allotment option is exercised in full) in the Private Placement that will occur simultaneously with the closing of the Proposed Public Offering.
A portion of the proceeds from the sale of the Private Placement Shares to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account.
The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On December 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest
bearing and payable on the earlier of December 31, 2021 or the completion of the Proposed Public Offering. As of December 31, 2020, the Company had not borrowed any amount under the Note. Subsequent to December 31, 2020, the Company borrowed approximately $109,000 under the Note.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Shares and shares that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters will be entitled to an underwriting discount of $0.20 per Share, or $6.0 million in the aggregate (or $6.9 million in the aggregate if the underwriters’ over-allotment option is exercised

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

in full), payable upon the closing of the Proposed Public Offering. An additional fee of $0.35 per Share, or $10.5 million in the aggregate (or $12.1 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Stockholder’s Equity
Preferred Stock
 — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
 — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were no shares of Class A common stock issued or outstanding.
Class
 B Common Stock
 — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020 there were 8,625,000 shares of Class B common stock issued and outstanding, which amounts have been retroactively restated to reflect the stock split as discussed in Note 4. Of the 8,625,000 shares of Class B common stock outstanding, up to 1,125,000 shares are subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the number of shares of Class B common stock will collectively equal 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering, excluding the private placement shares.
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders except as required by law.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one
basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of

FIFTH WALL ACQUISITION CORP. I
NOTES TO FINANCIAL STATEMENTS

Class A common stock will be adjusted (unless the Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, the private placement shares, and any private placement shares issued to the Sponsor, officers or directors upon conversion of Working Capital Loans). The Sponsor may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Note 7 — Subsequent Events
Subsequent to December 31, 2020, the Company borrowed approximately $109,000 under the Note.
On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 8, 2021, the date that the financial statements were available to be issued. Based on this review, except as noted above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART I. FINANCIAL INFORMATION
FIFTH WALL ACQUSITION CORP. I
CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
Assets:	(Unaudited)
Current assets:
Cash	$655,155	$—
Prepaid expenses	1,352,970	—

Total current assets	2,008,125	—
Investments held in Trust Account	345,016,945	—
Deferred offering costs	—	153,990

Total Assets	$347,025,070	$153,990

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$337,050	$38,045
Accrued expenses	2,119,806	97,289
Due to related party	15,080	—
Franchise tax payable	97,759	175

Total current liabilities	2,569,695	135,509
Deferred underwriting commissions	12,075,000	—

Total liabilities	14,644,695	135,509

Commitments and Contingencies
Class A common stock, $0.0001 par value; 32,738,037 shares subject to possible redemption at $10.00 per share	327,380,370	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,809,463 and -0- shares issued and outstanding (excluding 32,738,037 and -0- shares subject to possible redemption)” as of June 30, 2021 and December 31, 2020, respectively	281	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	863	863
Additional paid-in capital	8,271,907	24,137
Accumulated deficit	(3,273,046)	(6,519)

Total stockholders’ equity	5,000,005	18,481

Total Liabilities and Stockholders’ Equity	$347,025,070	$153,990

The accompanying notes are an integral part of these unaudited condensed financial statements.

FIFTH WALL ACQUSITION CORP. I
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2021

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
General and administrative expenses	$2,968,471	$3,185,888
Franchise tax expenses	49,315	97,584

Loss from operations	(3,017,786)	(3,283,472)
Income from investments held in Trust Account	4,065	16,945

Net loss	$(3,013,721)	$(3,266,527)

Weighted average shares outstanding of redeemable Class A common stock	34,500,000	34,500,000
Basic and diluted net income per share, redeemable Class A common stock	$0.00	$0.00

Weighted average shares outstanding of non-redeemable Class A and Class B common stock	9,672,500	9,204,392

Basic and diluted net income per share, non-redeemable Class A and Class B common stock	$(0.31)	$(0.35)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FIFTH WALL ACQUSITION CORP. I
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — December 31, 2020	—	$—	8,625,000	$863	$24,137	$(6,519)	$18,481
Sale of shares in initial public offering, gross	34,500,000	3,450	—	—	344,996,550	—	345,000,000
Offering costs	—	—	—	—	(19,846,579)	—	(19,846,579)
Sale of private placement shares to Sponsor in private placement	1,047,500	105	—	—	10,474,895	—	10,475,000
Class A Common stock subject to possible redemption	(33,039,409)	(3,304)	—	—	(330,390,786)	—	(330,394,090)
Net loss	—	—	—	—	—	(252,806)	(252,806)

Balance — March 31, 2021 (unaudited)	2,508,091	251	8,625,000	863	5,258,217	(259,325)	5,000,006
Class A Common stock subject to possible redemption	301,372	30	—	—	3,013,690	—	3,013,720
Net loss	—	—	—	—	—	(3,013,721)	(3,013,721)

Balance — June 30, 2021 (unaudited)	2,809,463	$281	$8,625,000	$863	$8,271,907	$(3,273,046)	$5,000,005

The accompanying notes are an integral part of these unaudited condensed financial statements.

FIFTH WALL ACQUSITION CORP. I
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30, 2021

Cash Flows from Operating Activities:
Net loss	$(3,266,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from investments held in Trust Account	(16,945)
Changes in operating assets and liabilities:
Prepaid expenses	(1,352,970)
Accounts payable	299,005
Due to related party	15,080
Accrued expenses	2,021,968
Franchise tax payable	97,584

Net cash used in operating activities	(2,202,805)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	117,517
Proceeds from note payable to related parties	(117,517)
Proceeds received from initial public offering, gross	345,000,000
Proceeds received from private placement	10,475,000
Offering costs paid	(7,617,040)

Net cash provided by financing activities	347,857,960

Net change in cash	655,155
Cash - beginning of the period	—

Cash - end of the period	$655,155

Supplemental disclosure of noncash financing activities:
Offering costs included in accrued expenses	$549
Deferred underwriting commissions in connection with the initial public offering	$12,075,000
Initial value of Class A common stock subject to possible redemption	$330,668,410
Change in initial value of Class A common stock subject to possible redemption	$(3,288,040)
The accompanying notes are an integral part of these unaudited condensed financial statements.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
Fifth Wall Acquisition Corp. I (the “Company”) is a blank check company incorporated in Delaware on November 23, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from November 23, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, as well as completing an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company expects to generate non-operating
income in the form of interest income on investments held in trust account from the proceeds derived from the Initial Public Offering.
The Company’s sponsor is Fifth Wall Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 4, 2021. On February 9, 2021, the Company consummated its Initial Public Offering of 34,500,000 shares of Class A common stock, including the issuance of 4,500,000 shares of Class A common stock as a result of the underwriters’ exercise in full of its over-allotment option (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per share, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 1,047,500 shares of Class A common stock (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating proceeds of approximately $10.5 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the sale of the Public Shares in the Initial Public Offering and of the Private Placement Shares in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the funds held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all or are not a holder of record of Public Shares on the record date established in connection with a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The holders of the Founder Shares (the “initial stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

stockholders’ rights or
pre-initial
Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or February 9, 2023, (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law,; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On April 21, 2021, the Company, entered into a merger agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Einstein Merger Corp. I, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and SmartRent.com, Inc., a Delaware corporation (“SmartRent”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by FWAA’s Amended and Restated Certificate of Incorporation. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement. Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into SmartRent, with SmartRent surviving as a wholly owned subsidiary of FWAA (the “Merger”). Upon the closing of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), the Company will change its name to “SmartRent, Inc.”.
Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, each outstanding share of SmartRent’s common stock (including shares of common stock issued upon conversion of preferred stock immediately prior to the Closing but excluding shares owned by SmartRent as treasury stock) will be converted into the right to receive such number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “FWAA common stock”), equal to the Per Share Merger Consideration (as defined in the Merger Agreement). In addition, at the Closing, (i) each outstanding option to purchase SmartRent common stock, whether vested or unvested, will be assumed and converted into an option with respect to a number of shares of FWAA common stock in the manner set forth in the Merger Agreement, (ii) each outstanding warrant to purchase SmartRent common stock, whether or not exercisable, will be assumed and converted into a warrant with respect to a number of shares of FWAA common stock in the manner set forth in the Merger Agreement, and (iii) each outstanding award of restricted stock units with respect to shares of SmartRent common stock will be assumed and converted into the right to receive an award of restricted stock units representing a right to receive a number of shares of FWAA common stock in the manner set forth in the Merger Agreement.
Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) approval by the Company’s stockholders of certain proposals to be set forth in the Proxy Statement/Prospectus; (b) approval of the Merger by the stockholders of SmartRent; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) the waiting period applicable to the Merger under the HSR Act having expired (or early termination having been granted); and (e) the Company having at least $5,000,001 in net tangible assets.
Concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors an aggregate of 15,500,000 shares of the Company’s common stock, at a per share price of $10 for an aggregate purchase price of $155 million

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

concurrent with the Closing, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The Subscription Agreements contain customary representations and warranties of the Company, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the transactions contemplated by the Merger Agreement. Shares of the Company’s common stock to be issued and sold to the PIPE Investors pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Each Subscription Agreement provides that FWAA will grant the PIPE Investors certain customary registration rights.
The Merger Agreement and other related agreements have been reported and filed on a Current Report on Form
8-K
with the SEC on April 22, 2021.
Liquidity and Capital Resources
As of June 30, 2021, the Company had approximately $655,000 in its operating bank account and working capital deficit of approximately $562,000.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses and offering costs in exchange for the issuance of the Founder Shares (as defined in Note 4), the loan of approximately $118,000 from the Sponsor pursuant to the Note (as defined in Note 4), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on February 12, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of June 30, 2021, there were no amounts outstanding under any Working Capital Loan.
Management has determined that the Company has access to funds from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future period.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The accompanying condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form
8-K
and the final prospectus filed by the Company with the SEC on February 16, 2021 and February 8, 2021, respectively.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents held outside the Trust Account as of June 30, 2021 and December 31, 2020.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of June 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs associated with the Class A common stock issued were charged to stockholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Shares Subject to Possible Redemption
Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2021, 32,738,037 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021 and December 31, 2020, the Company had deferred tax assets of approximately $686,000 and approximately $1,000, respectively, with a full valuation allowance against them.
FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company’s currently taxable income primarily consists of income from investments held in the Trust Account. The Company’s general and administrative costs are generally considered start-up
costs and are not currently deductible.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

No amounts were accrued for the payment of interest and penalties as of June 30, 2021 or December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net income (loss) per common stock
The Company’s condensed statements of operations include a presentation of net income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class
method of net income (loss) per common stock. Net income (loss) per common stock, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account, less interest available to be withdrawn for the payment of taxes, by the weighted average number of Class A common stock outstanding for the periods. Net income (loss) per common stock, basic and diluted, for Class B common stock is calculated by dividing the net income (loss), adjusted for income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the periods. Class B common stock include the Founder Shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Redeemable Class A common stock
Numerator: Income allocable to redeemable Class A common stock
Income from investments held in Trust Account	$4,065	$16,945
Less: Company’s portion available to be withdrawn to pay taxes	(4,065)	(16,945)

Net income attributable	$—	$—

Denominator: Weighted average redeemable Class A common stock
Basic and diluted weighted average shares outstanding of redeemable Class A common stock	34,500,000	34,500,000

Basic and diluted net income per ordinary share, redeemable Class A common stock	$0.00	$0.00

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Non-redeemable Class A and Class B common stock
Numerator: Net loss minus net income allocable to redeemable Class A common stock
Net (loss) income	$(3,013,721)	$(3,266,527)
Net income allocable to redeemable Class A common stock	—	—

Net (loss) income attributable to non-redeemable Class A and Class B common stock	$(3,013,721)	$(3,266,527)

Denominator: weighted average of non-redeemable Class A and Class B common stock
Basic and diluted weighted average shares outstanding of non-redeemable Class A and Class B common stock	9,672,500	9,204,392

Basic and diluted net (loss) income per ordinary share, non-redeemable Class A and Class B common stock	$(0.31)	$(0.35)

Recently Accounting Pronouncements
In August 2020, the FASB issued ASU No.
2020-06,
 Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
 (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.
Note 3 — Initial Public Offering
On February 9, 2021, the Company consummated its Initial Public Offering of 34,500,000 Public Shares, including the issuance of 4,500,000 shares of Class A common stock as a result of the underwriters’ exercise in full of its over-allotment option, at $10.00 per Public Share, generating gross proceeds of approximately $345.0 million, and incurring offering costs of approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions.
Note 4 — Related Party Transactions
Founder Shares
On December 2, 2020, the Sponsor paid $25,000 to cover for certain expenses and offering costs on behalf of the Company in exchange for the issuance of 7,187,500 shares of the Company’s common

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

stock, which was later designated as 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”). On February 4, 2021, the Company effected a 1:1.2 stock split for Class B common stock, resulting in an aggregate of 8,625,000 Class B common stock outstanding. The initial stockholders agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering, excluding the Private Placement Shares. On February 9, 2021, the underwriter exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.
The initial stockholder agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholder with respect to any Founder Shares.
In connection with the execution of the Merger Agreement, the initial stockholder entered into a Sponsor Agreement with the Company, whereby the initial stockholder agreed that upon the completion of the transactions contemplated by the Merger Agreement, the initial stockholder’s Founder Shares will be subject to the following transfer restrictions: (a)

40
% of such shares will be subject to a one year lock-up following the completion of the Business Combination, and will be released from such lock-up if the closing price of common stock equals or exceeds $12.00 for any 20 trading days in a 30-consecutive trading day period commencing 150 days after the closing initial Business Combination, (b)

30
% of such shares will be subject to a two year lock-up following the completion of the Business Combination, and will be released from such lock-up if the closing price of common stock equals or exceeds $15.00 for any 20 trading days in a 30-consecutive trading day period commencing after the first anniversary of the closing of the initial Business Combination and (c)

30
% of such shares will be subject to a three year lock-up following the completion of the Business Combination, and will be released from such lock-up if the closing price of common stock equals or exceeds $17.50 for any 20 trading days in a 30-consecutive trading day period commencing after the first anniversary of the closing of the initial Business Combination. If earlier, each of the foregoing lock-up periods would terminate on the date after the closing of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property
.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 1,047,500 shares of Class A common stock (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating proceeds of approximately $10.5 million.
A portion of the proceeds from the sale of the Private Placement Shares to the Sponsor was added to the proceeds from the Initial Public Offering to be held in the Trust Account.

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Due to Related Party
An affiliate of our Sponsor paid general and administrative expenses on behalf of the Company. An aggregate of approximately $15,000, is reflected in the accompanying condensed balance sheets are outstanding as of June 30, 2021. These amounts are due on demand and are non-interest
bearing. There were no amounts outstanding as of December 31, 2020.
Related Party Loans
On December 2, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and payable upon the completion of the Initial Public Offering. As of February 9, 2021, the Company borrowed approximately $118,000 under the Note. On February 12, 2021, the Company repaid the Note in full. Subsequent to the repayment, the facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Shares and shares that may be issued upon conversion of Working Capital Loans were entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional shares to cover over-allotments, if any,

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

at the Initial Public Offering price, less underwriting discounts and commissions. The underwriters fully exercised the over-allotment option on February 9, 2021.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Stockholders’ Equity
Preferred Stock—
The Company is authorized to issue 1,000,000 preferred stock with a par value of $0.0001 per share. At June 30, 2021 and December 31, 2020, there were no preferred stock issued or outstanding.
Class
 A Common Stock—
The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021, there were 2,809,463 shares of Class A common stock outstanding, excluding 32,738,037 shares of Class A common stock subject to possible redemption, that were classified as temporary equity in the accompanying balance sheet. There were no Class A common stock outstanding as of December 31, 2020.
Class
 B Common Stock—
The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020 there were 8,625,000 shares of Class B common stock issued and outstanding.
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders except as required by law.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one
basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the Sponsor agrees to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (after giving effect to any redemptions of shares of Class A common stock by Public

FIFTH WALL ACQUSITION CORP. I
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Stockholders) (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, the private placement shares, and any private placement shares issued to the Sponsor, officers or directors upon conversion of Working Capital Loans).
Note 7 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - money market funds	$345,016,945	—	—
As of December 31, 2020, there were
no
assets or liabilities that were measured at fair value on a recurring basis.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels of the hierarchy for the six months ended June 30, 2021. Level 1 instruments include investments U.S. Treasury securities with an original maturity of 185 days or less.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date condensed financial statements were issued. Based upon this review, the Company determined that there have been no events that have occurred that would require adjustments to the disclosures in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of SmartRent.com Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of SmartRent.com Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
May 14, 2021 (July 1, 2021, as to the effects of the immaterial restatement discussed in Note 1)
We have served as the Company’s auditor since 2020.

SMARTRENT.COM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$38,618	$21,424
Accounts receivable, net	20,787	6,846
Inventory	17,628	6,286
Deferred cost of revenue, current portion	6,782	2,120
Prepaid expenses and other current assets	3,840	3,507

Total current assets	87,655	40,183
Property and equipment, net	847	746
Deferred cost of revenue	10,072	4,875
Goodwill	4,162	—
Other long-term assets	1,113	1,651

Total assets	$103,849	$47,455

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,275	$1,676
Accrued expenses and other current liabilities	9,555	6,628
Deferred revenue, current portion	19,348	5,347
Current portion of long-term debt	1,651	7,640
Total current liabilities	32,829	21,291
Revolving line of credit	—	4,802
Long-term debt, net	3,169	4,812
Deferred revenue	34,153	13,736
Other long-term liabilities	516	1,037

Total liabilities	70,667	45,678

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.00001 par value; 21,698 and 16,346 shares authorized as of December 31, 2020 and 2019; 21,458 and 15,181 shares issued and outstanding as of December 31, 2020 and 2019	111,432	46,206
Stockholders’ deficit
Common stock, $0.00001 par value; 28,781 and 20,964 shares authorized as of December 31, 2020 and 2019; 2,124 and 996 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Additional paid-in capital	4,157	1,104
Accumulated deficit	(82,642)	(45,533)
Accumulated other comprehensive income (loss)	235	—

Total stockholders’ deficit	(78,250)	(44,429)

Total liabilities, convertible preferred stock and stockholders’ deficit	$103,849	$47,455

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	For the years ended December 31,
	2020	2019
Revenue
Hardware	$31,978	$24,017
Professional services	12,304	9,095
Hosted services	8,252	3,120

Total revenue	52,534	36,232

Cost of revenue
Hardware	35,225	20,462
Professional services	16,176	14,438
Hosted services	5,430	2,380

Total cost of revenue	56,831	37,280

Operating expense
Research and development	9,406	7,731
Sales and marketing	5,429	3,261
General and administrative	16,584	17,794

Total operating expense	31,419	28,786

Loss from operations	(35,716)	(29,834)
Interest expense	559	158
Other expense, net	685	269

Loss before income taxes	(36,960)	(30,261)
Provision for income taxes	149	—

Net loss	(37,109)	(30,261)
Less: Deemed dividend to preferred stockholder on exchange for common shares	—	(3,208)
Net Loss attributable to SmartRent.com common stockholders, basic and diluted	$(37,109)	$(33,469)

Net loss per common share
Basic and diluted	$(23.94)	$(36.34)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	1,550	921

Other comprehensive income
Foreign currency translation adjustment	235	—

Comprehensive loss	$(36,874)	$(30,261)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands, except per share amounts)

	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.00001)	Shares	Amount (Par Value $0.00001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder’s Equity (Deficit)
Balance, January 1, 2019 as previously reported	10,293	$9,747	1,800	$—	$1,645	$(12,064)	$—	$(10,419)
Restatement adjustment (see Note 1)		1,005			(1,005)			(1,005)
Balance, January 1, 2019 as restated (see Note 1)	10,293	$10,752	1,800	$—	$640	$(12,064)	$—	$(11,424)
Stock-based compensation	—	—	—	—	7,012	—	—	7,012
Conversion of Convertible Note to Series B-1 Preferred Stock	508	2,833	—	—		—	—	—
Issuance of Series B Preferred Stock for cash, net of offering costs	3,576	22,166	—	—		—	—	—
Issuance of Warrants in connection with Credit Facility	—	—	—	—	51	—	—	51
Issuance of Series B Preferred Stock in exchange for Common Stock and Series Seed Preferred Stock	804	10,455	(804)	—	(7,247)	(3,208)	—	(10,455)
Common stock warrant related to marketing expense					648			648
Net loss	—	—	—	—	—	(30,261)	—	(30,261)

Balance, December 31, 2019	15,181	46,206	996	—	1,104	(45,533)	—	(44,429)
Stock-based compensation	—	—	—	—	1,052	—	—	1,052
Stock-based compensation related to acquisition	—	—	844	—	707	—	—	707
Issuance of Series C Preferred Stock for cash, net of offering costs	5,516	57,439	—	—		—	—	—
Conversion of Convertible Note to Series C-1 Preferred Stock	761	7,787	—	—		—	—	—
Common stock warrants related to marketing expense					481			481
Issuance of common stock in connection with acquisition	—	—	281	—	813	—	—	813
Exercise of warrants	—	—	3	—	—	—	—	—
Net loss	—	—	—	—	—	(37,109)	—	(37,109)
Other comprehensive income	—	—	—	—	—	—	235	235

Balance, December 31, 2020	21,458	$111,432	2,124	$—	$4,157	$(82,642)	$235	$(78,250)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(37,109)	$(30,261)

Adjustments to reconcile net loss to net cash used by operating activities

Depreciation and amortization	295	59

Amortization of debt discount	8	2

Non-employee warrant expense	481	648

Provision for warranty expense	3,370	—

Loss on extinguishment of debt	164	303

Non-cash lease expense	461	194

Stock-based compensation related to acquisition	707	—

Non-cash compensation expense related to acquisition	3,353	—

Stock-based compensation	1,052	7,012

Non-cash interest expense	100	59

Provision for excess and obsolete inventory	778	—

Provision for doubtful accounts	512	—

Change in operating assets and liabilities

Accounts receivable	(13,526)	(4,218)

Inventory	(11,090)	(4,544)

Deferred cost of revenue	(8,584)	(5,485)

Prepaid expenses and other assets	1,014	(1,988)
Accounts payable	(72)	999

Accrued expenses and other liabilities	(3,209)	6,636

Deferred revenue	32,841	8,868

Lease liabilities	(36)	(147)

Net cash used in operating activities	(28,490)	(21,863)

CASH FLOWS FROM INVESTING ACTIVITIES

Zenith acquisition, net of cash acquired	(2,382)	—

Purchase of property and equipment	(298)	(771)

Cost method investment	—	(50)

Net cash used in investing activities	(2,680)	(821)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from revolving line of credit	7,179	5,172

Payments on revolving line of credit	(11,981)	(370)

Proceeds from term loan	—	4,949

Payments on term loan	(139)	—

Payments on note payable related to acquisition	(4,327)	—

Proceeds from warrant exercises	—	51

Proceeds from convertible notes	50	9,010
See accompanying Notes to Consolidated Financial Statements

	For the years ended December 31,
	2020	2019
Convertible preferred stock issued, net of expenses	57,439	22,166

Net cash provided by financing activities	48,221	40,978

Effect of exchange rate changes on cash and cash equivalents	143	—

Net increase in cash and cash equivalents	17,194	18,294

Cash and cash equivalents – beginning of period	21,424	3,130

Cash and cash equivalents – end of period	$38,618	$21,424

Supplemental disclosure of cash flow information

Interest paid	$459	$140

Cash paid for taxes	$83	$—

Schedule of non-cash investing and financing activities

Accrued property and equipment at period end	$32	$19

Conversion of convertible debt to preferred stock	$7,787	$2,833

Common stock issued as consideration for acquisition	$813	$—

Recognition of ROU asset and lease liability	$—	$1,574
See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)
NOTE 1. DESCRIPTION OF BUSINESS
SmartRent.com, Inc., and its wholly owned subsidiaries, (collectively the “Company”) is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders “iBuyers,” developers, and residents. SmartRent’s solutions are designed to provide communities with visibility and control over assets while providing additional revenue opportunities through all-in-one
home control offerings for residents. The Company was founded in November 2016 in Delaware as a limited liability company (“LLC”) and converted to a corporation in March 2018. The Company is headquartered in Scottsdale, Arizona.
On February 18, 2020, the Company completed its acquisition of Zenith Highpoint, Inc. (“Zenith”), and its wholly-owned subsidiary, Zipato, Ltd. (“Zipato”). Zipato manufactures the Company’s proprietary device products and sells smart home technology consisting of security, energy and home automation systems.
Immaterial restatements
Subsequent to the issuance of the Company’s Consolidated Financial Statements for the year ended December 31, 2020, prior period misstatements were identified. The Company corrected miscalculations in weighted-average shares used in computing net loss per share for the years ended December 31, 2020 and 2019 which resulted in an understatement of net loss per share for the year ended December 31, 2020 and an overstatement of net loss per share for the year ended December 31, 2019. There were also corrections to the Company’s Statement of Convertible Preferred Stock and Stockholders’ Deficit for amounts that should have been included in convertible preferred stock presented outside of stockholders’ equity. These misstatements impacted the balances of convertible preferred stock and additional paid-in
capital as presented at January 1, 2019, December 31, 2019 and December 31, 2020 on the Company’s Consolidated Balance Sheets. There was also a misstatement of amounts included in the change in the operating assets and liabilities in the Company’s Consolidated Statement of Cash flows for the year ended December 31, 2020. Management has determined that these errors are not material to the previously issued consolidated financial statements.
Additional information with respect to these prior period misstatements is as follows.

(i)
(i)
Weighted-average shares used in computing net loss per share
 — As a result of the Company’s review of the calculations for weighted-average shares used in computing net loss per share, it was determined that certain deep-in-the-money
warrants had been improperly considered in the calculation for the years ended December 31, 2019 and 2020, and the Company had used improper vesting dates in the calculation of weighted-average shares used in computing net loss per share. For the year ended December 31, 2019, inclusion of these warrants increased weighted-average shares outstanding by 137 and results in a $2.26 decrease in net loss per share, which includes the impact of the deemed dividend as described in section (ii)
 Correction of amounts included in additional paid in capital
. As restated, net loss per share for the year ended December 31, 2019 is $36.34, with weighted average shares used in computing net loss per share of 921 compared to $38.60 and 784 as previously reported. For the year ended December 31, 2020, the exclusion of these warrants resulted in a

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

net decrease in the Company’s weighted-average shares outstanding by 210 and an increase in net loss per share of $2.86. As restated, net loss per share for the year ended December 31, 2020 is $23.94, with weighted average shares used in computing net loss per share of 1,550 compared to $21.08 and 1,760 as previously reported.

(ii)
(ii)
Correction of amounts included in additional paid in capital
 — In conjunction with the change in its accounting for convertible preferred stock to no longer apply the private company alternative to classify the convertible preferred stock as permanent equity, the Company misstated the convertible preferred stock balances as of January 1, 2019 and the amount of shares issued for Series BPreferred Stock in exchange for Common Stock and Series Seed Preferred Stock when reclassifying additional paid in capital to convertible preferred stock on the Company’s Statements of Convertible Preferred Stock and Stockholders’ Deficit. These corrections also impact the balances at December 31, 2020 and 2019 as presented on the Company’s Consolidated Balance Sheets.

The January 1, 2019 amount related to the conversion of a convertible note to preferred stock during 2018 which was excluded from the reclassification. To correct this misstatement, $1,005 was reclassified from additional paid in capital to convertible preferred stock in the beginning balances of the Company’s Statements of Convertible Preferred Stock and Stockholders’ Deficit as of January 1, 2019.
The Issuance of Series B Preferred Stock in exchange for Common Stock and Series Seed Preferred Stock related to the original amount paid for the stock being exchanged which was excluded from the reclassification during the year ended December 31, 2019. To correct this misstatement, $7,247 was reclassified from additional paid in capital to convertible preferred stock in the Company’s Statements of Convertible Preferred Stock and Stockholders’ Deficit. Additionally, as part of this transaction, there was a deemed dividend of $3,208 which was reclassified from the Company’s accumulated deficit to convertible preferred stock on the Statement of Convertible Preferred Stock and Stockholders’ Deficit and the Consolidated Balance Sheet as of and for the year ended December 31, 2019. The deemed dividend also impacted the Company’s net loss per share calculation for the year ended December 31, 2019 by increasing the net loss available to common stockholders from $30,261 to $33,469 on the Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2019.

(iii)
Correction of purchase accounting adjustments
 — In February 2020, the Company acquired Zenith which had previously been a vendor for the Company. The Company did not properly reflect certain purchase accounting adjustments in its statement of cash flows resulting in classification errors between accounts receivable, prepaid expenses and other assets, accounts payable and accrued expenses and other liabilities lines within the Change in operating assets and liabilities in the operating section of the Consolidated Statement of Cash Flows for the year ended December 31, 2020.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

(iv) Consolidated Statement of Operations for the year ended December 31, 2019	2019 (As previously reported)	(i) Weighted- average shares outstanding correction	(ii) Equity correction	2019 (As restated)
Net loss attributable to common stockholders	(30,261)	—	(3,208)	(33,469)

Net loss per common share, basic and diluted	(38.60)	2.26	—	(36.34)

Weighted-average number of shares used in computing net loss per share, basic and diluted	784	137	—	921

Consolidated Statement of Operations for the year ended December 31, 2020	2020 (As previously reported)	(i) Weighted- average shares outstanding correction	2020 (As restated)
Net loss per common share, basic and diluted	$(21.08)	$(2.86)	$(23.94)

Weighted-average number of shares used in computing net loss per share, basic and diluted	1,760	(210)	1,550

Consolidated Balance Sheet at December 31, 2019	2019 (As previously reported)	(ii) Equity correction	2019 (As restated)
Convertible preferred stock	34,746	11,460	46,206

Additional paid-in capital	9,356	(8,252)	1,104

Accumulated deficit	(42,325)	(3,208)	(45,533)

Total stockholders’ deficit	(32,969)	(11,460)	(44,429)

Consolidated Balance Sheet at December 31, 2020	2020 (As previously reported)	(ii) Equity correction	2020 (As restated)
Convertible preferred stock	99,972	11,460	111,432

Additional paid-in capital	12,409	(8,252)	4,157

Accumulated deficit	(79,434)	(3,208)	(82,642)

Total stockholders’ deficit	(66,790)	(11,460)	(78,250)

Statement of Cash Flow for the year ended December 31, 2020	2020 (As previously reported)	(iii) Purchase accounting correction	2020 (As restated)
Change in operating assets:

Accounts receivable	(13,720)	194	(13,526)

Prepaid expenses and other	1,208	(194)	1,014

Accounts payable	(2,411)	2,339	(72)

Accrued expenses and other liabilities	(870)	(2,339)	(3,209)

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the consolidated accounts of the Company and its wholly-owned subsidiaries.
Foreign Currency
The Company’s functional and reporting currency is United States Dollars (“USD”). The Company’s foreign subsidiary has a functional currency other than USD. Revenue and expense transactions are translated using average exchange rates for the period, and assets and liabilities are translated using period end exchange rates. Foreign currency translation gains and losses are included as a component of other comprehensive income.
Liquidity
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. To date, the Company has been funded primarily by preferred stock financings, cash from operations, and debt proceeds.
Management believes that currently available resources will provide sufficient funds to enable the Company to meet its obligations for at least one year past the issuance date of these financial statements.
The Company may need to raise additional capital through equity or debt financing to fund future operations until it generates positive operating cash flows. There can be no assurance that such additional equity or debt financing will be available on terms acceptable to the Company, or at all.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expense during the reporting period. These estimates made by management include the determination of allowance balances for the Company’s inventories on hand, allowance for doubtful accounts, warranty liabilities and certain assumptions used in the valuation of equity awards, including the estimated fair value of convertible preferred stock, the estimated fair value of common stock warrants and assumptions used to estimate the fair value of stock-based compensation expense. Actual results could differ materially from those estimates.
Impact of
COVID-19
The extensive impact of the pandemic caused by the
COVID-19
pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of
COVID-19,
a number of countries,

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

states, counties and other jurisdictions have imposed, and may impose in the future, various measures, including, but not limited to, voluntary and mandatory quarantines, stay-at-home
orders, travel restrictions, limitations on gatherings of people, reduced operations and extended closures of businesses.
The timing of customer orders and the Company’s ability to fulfill orders received was impacted by various
COVID-19-related
government mandates, resulting in a reduction in units sold. The Company has also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to
COVID-19.
The broader and long-term implications of the
COVID-19
pandemic on our workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain.
The impact of
COVID-19
and measures to prevent its spread have been impactful and continue to affect business in the following ways.
•
Our workforce
Employee health and safety is a priority. In response to
COVID-19,
the Company established new protocols to help protect the health and safety of its workforce, including restricting employee travel, recommending that all non-essential
personnel work from home and cancelled or reduced physical participation in sales activities, meetings, events and conferences and implemented additional safety protocols for essential workers.
•
Operations and supply chain
The Company has experienced some production delays as a result of
COVID-19
impacts to our sourcing, manufacturing, and logistics channels.
•
Demand for our products
Revenue for the Company’s products in the year ended December 31, 2020 was less than anticipated based growth projections in 2019. The Company continues to engage with current and potential customers and believes some customers may continue to delay purchases because their development programs may also be delayed as a result of
COVID-19.
Business Combinations
During 2020, the Company purchased all of the outstanding equity interests of Zenith in an acquisition that meets the definition of a business combination, for which the acquisition method of accounting was used, see Note 13 of these Consolidated Financial Statements. The acquisition was recorded on the date that the Company obtained control over the acquired business. The consideration paid was determined on the acquisition date and the acquisition-related costs, such as professional fees, were excluded from the consideration transferred and were recorded as expense in the period incurred. Assets acquired and liabilities assumed by the Company were recorded at their estimated fair values, while goodwill was measured as the excess of the consideration paid over the fair value of the net identifiable assets acquired and liabilities assumed.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Net Loss Per Share Attributable to Common Stockholders
The Company follows the
two-class
method to include the dilutive effect of securities that participated in dividends, if and when declared, when computing net income per common share. The two-class
method determines net income per common share for each class of common stock and participating securities according to dividends, if and when declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The anti-dilutive effect of potentially dilutive securities is excluded from the computation of net loss per share because inclusion of such potentially dilutive shares on an as-converted
basis would have been anti-dilutive.
The Company’s participating securities include convertible preferred stock, as the holders are entitled to receive noncumulative dividends on a pari
 passu
 basis in the event that a dividend is paid on common stock. The Company also considers any unvested common shares subject to repurchase to be participating securities because holders of such shares have non-forfeitable
dividend rights in the event a dividend is paid on common stock. The holders of convertible preferred stock, as well as the holders of unvested common shares subject to repurchase, do not have a contractual obligation to share in losses.
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.
Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted
method based on the nature of such securities. For periods in which the Company reports a net loss, the diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because inclusion of such potentially dilutive shares on an as-converted
basis would have been anti-dilutive.
Cash and Cash Equivalents
The Company considers financial instruments with an original maturity of three months or less to be cash and cash equivalents. The Company maintains cash and cash equivalents at multiple financial institutions, and, at times, these balances exceed federally insurable limits. As a result, there is a concentration of credit risk related to amounts on deposit. The Company believes any risks are mitigated through the size and security of the financial institution at which our cash balances are held.
Accounts Receivable, net
Accounts receivable consist of balances due from customers for hardware, professional services and hosted services. Accounts receivable are recorded at invoiced amounts, are non-interest
bearing and are
presented net of the associated allowance for doubtful accounts on the Consolidated Balance Sheets. The allowance for doubtful accounts totaled $131 as of December 31, 2020 and no allowance for

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

doubtful accounts was deemed necessary as of December 31, 2019. The provision for doubtful accounts is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss and totaled $512 for the year ended December 31, 2020. Write-offs of accounts receivable deemed uncollectible for the year ended December 31, 2020 totaled $381. The Company evaluates the collectability of the accounts receivable balances and has determined the allowance for doubtful accounts based on a combination of factors, which include the nature of relationship and the prior experience the Company has with the account and an evaluation for current and projected economic conditions as of the Consolidated Balance Sheets date. Accounts receivable determined to be uncollectible are charged against the allowance for doubtful accounts. Actual collections of accounts receivable could differ from management’s estimates.
Significant Customers
A significant customer represents 10% or more of the Company’s total revenue or net accounts receivable balance at each respective Consolidated Balance Sheet date. The significant customers of the Company are also limited partners in the investment fund of an investor in the Company with approximately 32% ownership. The investor does not exert control or influence on these limited partners and, as such these limited partners do not meet the definition of related parties. Revenue as a percentage of total revenue and net accounts receivable as a percentage of total net accounts receivable for each significant customer follows.

	Accounts Receivable		Revenue
	December 31,		Year ended December 31,
	2020	2019	2020	2019
Customer A	*	31%	23%	48%

Customer B	*	14%	*	*

Customer C	30%	*	29%	*

Customer D	30%	*	*	*

Customer E	*	*	*	34%
*Total less than 10% for the respective period
Inventory
Inventories, which are comprised of smart home equipment and components are stated at the lower of cost or net realizable value with cost determined under the first-in,
first-out
(“FIFO”) method. The Company adjusts the inventory balance based on anticipated obsolescence, usage and historical write-offs.
Goodwill
Goodwill represents the excess of cost over net assets of the business combination that was completed during the year ended December 31, 2020 (Note 13). The Company tests for potential impairment of goodwill on an annual basis in November and between annual tests if there are

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

indications of potential goodwill impairment. Qualitative factors are considered first to determine if performing a quantitative test is necessary. No goodwill impairment was recorded during the year ended December 31, 2020.
Property and Equipment, net
Property and equipment is stated at cost, net of accumulated depreciation and amortization. Costs of improvements that extend the economic life or improve service potential are capitalized. Expenditures for routine maintenance and repairs are charged to expense as incurred. Repairs and maintenance expense for the years ended December 31, 2020 and 2019 was $18 and $10, respectively, and is included in general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
Depreciation and amortization are included in cost of revenue and general and administrative expenses and are computed using the straight-line basis over estimated useful lives of those assets as follows.

Computer hardware and software	5 years

Furniture and fixtures	7 years

Warehouse equipment	15 years

Leasehold Improvements	Shorter of the estimated useful life or lease term
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, and operating lease right of use assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of these assets, or asset groups, is measured by comparing the carrying amounts of such assets or asset groups to the future undiscounted cash flows that such assets or asset groups are expected to generate. If such assets are impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There was no impairment of long-lived assets during 2020 or 2019.
Leases
The Company classifies an arrangement as a lease at inception by determining if the arrangement conveys the right to control the use of the identified asset for a period of time in exchange for consideration. If the arrangement is identified as a lease, classification is determined at the commencement of the arrangement. Operating lease liabilities are recognized at the present value of the future lease payments at the lease commencement date.
The Company estimates its incremental borrowing rate to discount future lease payments. The incremental borrowing rate reflects the interest rate that the Company would expect to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term. Operating lease right-of-use
(“ROU”) assets are based on the corresponding lease liability adjusted for any lease payments made at or before commencement, initial direct costs and lease incentives. Certain leases also include options to renew or terminate the lease at the election of

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

the Company. The Company evaluates these options at lease inception and on an ongoing basis. Renewal and termination options that the Company is reasonably certain to exercise are included when classifying leases and measuring lease liabilities. Operating lease expense is recognized on a straight-line basis over the lease term. Variable lease costs are expensed as incurred. The Company has lease agreements with lease and non-lease
components, which are accounted for as a single lease component for all classes of assets. Lease payments for short-term leases with a term of twelve months or less are expensed on a straight-line basis over the lease term. Operating leases are included in other long-term assets, accrued expenses and other current liabilities, and other long-term liabilities.
Warranty Allowance
The Company provides its customers with limited service warranties associated with product replacement and related services. The warranty typically lasts one year following the installation of the product. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenue, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for identified current or anticipated future trends as appropriate. Actual warranty claim costs could differ from these estimates. Warranty expense included in cost of revenue for the years ended December 31, 2020 and 2019, were $3,694 and $83, respectively. As of December 31, 2020, the Company’s warranty allowance was $3,336 and no warranty allowance was deemed necessary as of December 31, 2019.
During the year ended December 31, 2020, the Company identified a deficiency with batteries contained in certain hardware sold and has included the expected cost of repair and replacement for these batteries in its warranty allowance. As of December 31, 2020, $3,166 is included in the Company’s warranty allowance related to the cost of repairs for this identified deficiency.
Convertible Notes
Certain convertible notes include detachable warrants that are accounted for as equity instruments. The warrants were recorded at fair value.
Convertible Preferred Stock
The Company assessed the provisions of its convertible preferred stock including redemption rights, dividends and voting rights to determine the appropriate classification. The Company determined that its shares of convertible preferred stock are appropriately classified as mezzanine equity because they are contingently redeemable into cash upon the occurrence of an event not solely within the Company’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying values. No adjustments have been recorded in 2020 or 2019. Refer to Note 7 for more information on the rights, preferences, privileges and restrictions associated with the convertible preferred stock.
Fair Value of Financial Instruments
Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities subject to on-going
fair value measurement are categorized and disclosed into one of three categories

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy.
Level 1:    Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.
Level 2:    Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.
Level 3:    Unobservable inputs are used when little or no market data is available.
This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the years ended December 31, 2020 and 2019. The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.
Revenue Recognition
The Company derives its revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one
home control offerings for residents. Revenue is recognized when control of these products and services are transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those products and services.
The Company may enter into contracts that may contain multiple distinct performance obligations. The transaction price for a typical arrangement includes the price for the smart device hardware, installation services, a hardware hub device, and a subscription to our proprietary software. The subscription is for the hub device only and there is no support or ongoing subscription for other smart device hardware. The Company considers the hardware, installation services and the combination of the hardware hub device and proprietary software (the “hosted services”) to be separate performance obligations. The hardware hub device and the subscription are not sold separately. The hardware performance obligation includes the delivery of hardware, the installation services performance obligation includes the services to install the hardware and the hosted services performance obligation allows the customer to access software during the contracted-use
term when the promised service is transferred to the customer. The Company partners with several manufactures to offer a range of compatible hardware products for its customers. The Company maintains control of the hardware products purchased from manufactures prior to the products being transferred to the customer and consequently bears the inventory risk before or after the products are transferred to the customer. The Company has discretion in establishing the price the customer will pay for the product, consequently, the Company is primarily responsible for fulfilling the promise to provide the product and the Company is considered the principal in these arrangements.
For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the good or service separately. If the

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, considering available information such as market conditions, review of historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of the standalone selling price.
Payments are received by the Company by credit card, check or automated clearing house (“ACH”) payments and payment terms are determined by individual contracts and range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue.
The Company applies the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. The Company only applies these steps when it is probable that it will collect the consideration to which it is entitled in exchange for the goods or services it transfers to a customer.
Timing of Revenue Recognition is as follows.
• Hardware Revenue
Hardware revenue includes the smart home devices which connect to the hardware hub device which is separately discussed in Hosted Services Revenue below. The Company’s performance obligation for hardware revenue is considered satisfied, and revenue is recognized, at a point in time when the hardware device is shipped to the customer. The Company generally provides a one year warranty period on hardware devices. Warranty costs are recognized as a component of cost of revenue in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
• Professional Services Revenue
Professional services consist of installations, do not result in significant customization of the product and are generally performed from two to four weeks in duration. Installations can be performed by the Company, contracted out to a third-party or the customer can perform the installation themselves. The Company’s professional services contracts are generally arranged on a fixed price basis and revenue is recognized over time as installations are completed.
• Hosted Services Revenue
Hosted services include recurring monthly subscription revenue generated from fees that provide customers access to one or more of the Company’s software applications including access controls, asset monitoring and related services. These arrangements have contractual terms typically ranging from one-month
to seven-years and include recurring fixed plan subscription fees. Arrangements with customers do not provide the customer with the right to take possession of the Company’s software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, any fixed consideration related to subscription service is recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

The Company also sells the hardware hub device, which only functions with the subscription to the Company’s proprietary software applications and related hosting services and is sold only on an integrated basis. The Company considers the hub device and hosting services subscription a single performance obligation and therefore defers the recognition of revenue for the hub devices. The estimated average in-service
life of the hub device is four years. When a hub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.
Cost of Revenue
Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of customer care and support over the life of the service arrangement.
• Hardware
Cost of hardware revenue consists primarily of direct costs of proprietary products, hardware devices and supplies purchased from third-party providers and shipping and indirect costs related to warehouse facility (including depreciation and amortization of capitalized assets and right-of-use
assets), infrastructure costs, personnel-related costs associated with the procurement and distribution of products and warranty expenses together with the indirect cost of customer care and support.
• Professional Services
Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with the installation of products and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents.
•
Hosted Services
Cost of hosted services revenue consists primarily of the amortization of the direct costs of the hardware hub device consistent with the revenue recognition period noted above in Hosted Services Revenue, warehouse facility (including depreciation and amortization of capitalized assets and right-of-use
assets) and infrastructure costs associated with providing software applications together with the indirect cost of customer care and support over the life of the service arrangement.
Deferred Cost of Revenue
Deferred cost of revenue includes all direct costs included in cost of revenue for hosted services and the hub device that have been deferred to future periods.
Deferred Contract Costs
The Company capitalizes commission expenses paid to internal sales personnel that are incremental to obtaining new customer contracts. Costs related to the initial signing of contracts are

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

amortized over the average customer life, which has been estimated to be four years. The Company determined the period of benefit by taking into consideration the length of terms in its customer contracts, including renewals and extensions. Amounts expected to be recognized within one year of the balance sheet date are recorded as deferred contract costs, current and is included in prepaid expenses and other current assets on the Consolidated Balance Sheets; the remaining portion is recorded as deferred contract costs non-current,
and is included in other long-term assets on the Consolidated Balance Sheets. Amortization expense related to deferred contract costs is included in sales and marketing expense in the Consolidated Statements of Operations and Comprehensive Income (Loss).
The following table represents a roll-forward of the Company’s deferred contract costs:

	Year ended December 31,
	2020	2019
Balance as of January 1	$—	$—

Additions to deferred contract costs	218	—

Amortization of deferred contract costs	(17)	—

Balance as of December 31	$201	$—

Research and Development
The Company invested $9,406 and $7,731 in research and development during the years ended December 31, 2020 and 2019, respectively. These expenses were incurred for the research and development of new products and services and enhancements to the Company’s existing product offerings. Costs related to preliminary project activities and post-implementation activities are expensed as incurred.
Advertising
Advertising costs are expensed as incurred and recorded as a component of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. The Company incurred $663 and $712 of advertising costs during the years ended December 31, 2020 and 2019, respectively.
Stock-Based Compensation
The Company’s stock-based compensation relates to stock options granted to employees of the Company. Stock-based award expense is measured based on the grant date fair value. The Company estimates the fair value of stock option awards granted to employees and directors on the grant date using the Black-Scholes option-pricing model. The fair value of stock option awards is recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest and forfeitures are recognized as they occur.
The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield, the expected stock price volatility over the expected term and forfeitures, which are recognized as they

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

occur. For all stock options granted, the Company calculated the expected term using the simplified method for “plain vanilla” stock option awards. The Company’s Common Stock is not currently publicly traded and therefore has no publicly available stock price information; accordingly, the Company uses the historical volatility of the stock price of identifiable publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon
issues similar in duration to the expected term of the equity-settled award.
Income taxes
The Company reports for the effects of income taxes by applying the asset and liability methodology. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. A valuation allowance of $18,832 and $9,551 for the years ended December 31, 2020 and 2019, respectively, has been established to offset the deferred tax assets as realization of such assets is uncertain.
The Company’s methodology establishes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s primary jurisdiction is the United States. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Segments
The Company has one operating segment and one reportable segment as its chief operating decision maker, who is its Chief Executive Officer, reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s principal operations are in the United States and the Company’s long-lived assets are located primarily within the United States. The Company held $7,941 assets outside the United States at December 31, 2020, and no assets were held outside of the United States at December 31, 2019.
Recent Accounting Guidance Not Yet Adopted
In June 2016, the FASB issued ASU
2016-13,
 “Financial Instruments

—

Credit Losses (Topic 326)”
 which modifies the measurement of expected credit losses of certain financial instruments. This update is effective for fiscal years beginning after December 15, 2022 and must be applied using a modified-retrospective approach, with early adoption permitted. The adoption of ASU
2016-13
may have an impact on the Company’s accounting for accounts receivable and bad debt expense included in the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Loss. The Company is evaluating the extent of such impact.
In December 2019, the FASB issued ASU
No. 2019-12,
“
Income Taxes (Topic 740)”
, which simplifies the accounting for income taxes, primarily by eliminating certain exceptions to ASC 740. This standard is effective for fiscal periods beginning after December 15, 2021. The Company does not plan to early adopt this standard is currently evaluating the impact of this guidance on its Consolidated Financial Statements.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

NOTE 3. FAIR VALUE MEASUREMENTS AND FAIR VALUE OF INSTRUMENTS
The following tables display the carrying values and fair values of financial instruments.

Assets on the Consolidated Balance Sheets		As of December 31, 2020			As of December 31, 2019
		Carrying Value	Unrealized Losses	Fair Value	Carrying Value	Unrealized Losses	Fair Value
Cash	Level 1	$32,723	$—	$32,723	15,385	$—	$15,385

Money market funds	Level 1	5,895	—	5,895	6,039	—	6,039

Total		$38,618	$—	$38,618	$21,424	$—	$21,424

Liabilities on the Consolidated Balance Sheets		As of December 31, 2020		As of December 31, 2019
		Carrying Value(1)	Fair Value	Carrying Value(1)	Fair Value
Revolving line of credit	Level 2	$—	$—	$4,802	$4,837

Term loan	Level 2	4,820	4,913	5,000	5,108

Convertible note	Level 2	—	—	7,500	7,500

Total liabilities		$4,820	$4,913	$17,302	$17,445

(1)	The carrying values are shown exclusive of discounts and other offsets.
The fair values of our revolving line of credit and term loan, which are classified as Level 2 in the fair value hierarchy, are estimated using a discounted cash flow methodology based on market interest rate data and other market factors available at the end of the period. As of December 31, 2020, we had no outstanding balances on our revolving line of credit or convertible notes. The fair values of convertible notes are estimated by discounting contractual cash flows at the interest rate we estimate the notes would bear if sold in the current market. The input used to develop our fair value measurements as of December 31, 2019 and 2020 was an effective interest rate of five percent (5%).
NOTE 4. REVENUE AND DEFERRED REVENUE
Disaggregation of Revenue
In the following tables, revenue is disaggregated by primary geographical market and type of revenue.

	Year ended December 31,
	2020	2019
Revenue by geography

United States	$50,275	$36,232

International	2,259	—

Total Revenue	$52,534	$36,232

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

	Year ended December 31,
	2020	2019
Revenue by type

Hardware	31,978	24,017

Professional services	12,304	9,095

Hosted Services	8,252	3,120

Total Revenue	$52,534	$36,232

Remaining Performance Obligations
Advance payments received from customers are recorded as deferred revenue and are recognized upon the completion of related performance obligations over the period of service. Advance payments for the hardware hub device are recorded as deferred revenue and recognized over the average in-service
life of the hub. Advance payments received from customers for subscription services are recorded as deferred revenue and recognized over the term of the subscription. A summary of the change in deferred revenue is as follows.

	Year ended December 31,
	2020	2019
Deferred revenue balance as of January 1	$19,083	$10,215
Revenue recognized from balance of deferred revenue at the beginning of the year	(4,226)	(8,623)
Revenue deferred during the year	50,939	30,177
Revenue recognized from revenue originated and deferred during the year	(12,295)	(12,686)

Deferred revenue balance as of December 31	$53,501	$19,083

As of December 31, 2020, the Company expects to recognize 36% of its total deferred revenues within the next 12 months, 42% of its total deferred revenues between 1 and 2 years and 21% between 3 and 5 years. Any deferred revenues expected to be recognized beyond five years is immaterial.
Deferred cost of revenue includes all direct costs included in cost of revenue that have been deferred to future periods.
NOTE 5. OTHER FINANCIAL STATEMENT INFORMATION
Prepaid expenses and other current assets consisted of the following.

	As of December 31,
	2020	2019
Prepaid expenses	$3,276	$2,736

Other current assets	564	771

Total prepaid expenses and other current assets	$3,840	$3,507

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Property and equipment, net consisted of the following.

	As of December 31,
	2020	2019
Computer hardware and software	$868	$533

Furniture and fixtures	109	144

Leasehold improvements	103	92

Warehouse equipment	124	39

Property and equipment, gross	1,204	808

Less: Accumulated depreciation and amortization	(357)	(62)

Total property and equipment, net	$847	$746

Depreciation expense was $295 and $59 for the years ended December 31, 2020 and 2019.
Accrued expenses and other current liabilities consisted of the following.

	As of December 31,
	2020	2019
Warranty allowance	$3,336	$—

Accrued compensation costs	3,234	1,610

Sales tax payable	1,282	2,962

Accrued expenses	764	1,600

Lease liabilities, current	485	430

Other	454	26

Total accrued expenses and other current liabilities	$9,555	$6,628

NOTE 6. DEBT
Term Loan and Revolving Line of Credit Facility
In August 2019, the Company entered into a loan and security agreement for a credit facility (the “Credit Facility”). The Credit Facility provides $15,000 of borrowing capacity and consists of a $10,000 revolving line of credit (the “Revolving Facility”), which will mature in August 2021 and a $5,000 term loan (the “Term Loan Facility”), which will mature in November 2023. The Revolving Facility is subject to an availability sublimit in accordance with the terms and conditions of the Credit Facility (the “Sublimit”). The Sublimit is derived by multiplying eligible accounts receivable by 85%. The amount available to the Company for additional borrowings on the Revolving Facility was $10,000 and $706 as of December 31, 2020 and 2019, respectively. Amounts borrowed under the Revolving Facility may be repaid and, prior to the Revolving Facility maturity date, reborrowed. The Revolving Facility terminates on the Revolving Facility maturity date, when the principal amount of all advances, the unpaid interest thereon, and all other obligations relating to the Revolving Facility shall be immediately due and payable. The Term Loan Facility is subject to monthly payments of interest, in arrears, accrued on the principal balance of the Term Loan Facility through November 2020. Thereafter, and continuing

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

through the Term Loan Facility maturity date, the Term Loan Facility is subject to equal monthly payments of principal plus accrued interest. The Company has the option to prepay all, but not less than all, of the Term Loan Facility, subject to certain terms and conditions. After repayment, the Term Loan Facility (or any portion thereof) may not be reborrowed. Proceeds from the Credit Facility are used for general corporate purposes. In connection with the Credit Facility, the Company issued warrants (Note 7) to purchase the Company’s common stock. The fair value of the warrants has been recorded as additional paid-in
capital with a reduction to the carrying value of the Term Loan Facility in the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss and Comprehensive Loss.
The following table sets forth a summary of the outstanding principal amounts under the Credit Facility as of December 31, 2020 and 2019.

	Maturity Date	Interest Rate (1)	December 31, 2020	December 31, 2019
Term loan facility	November 2023	6.00%	$4,861	$5,000

Debt discount, net			(41)	(49)

Term loan facility – carrying value			$4,820	$4,951

Revolving facility	August 2021	5.50%	$—	$4,802

(1)
Interest rates for the Term Loan Facility and the Revolving Facility are based upon the prime rate as published by the Wall Street Journal (Prime Rate) plus an applicable margin, subject to floors as described below. As of December 31, 2020 and 2019, the applicable margins for the Revolving Facility and Term Loan Facility were 0.25% and 1.00%, respectively, and the Prime Rate as of December 31, 2020 and 2019 was 3.25% and 4.75%, respectively. In accordance with the Credit Facility, the applicable interest rates are as stated above.

The principal amount outstanding under the Revolving Facility shall accrue interest at a floating per annum rate equal to (i) when our unrestricted cash maintained with the lender minus all obligations under the Revolving Facility is at least one dollar ($1.00) (we are a Net Depositor), the greater of (x) one quarter of one percent (0.25%) above the Prime Rate, or (y) five and one half of one percent (5.50%), and (ii) when we are not a Net Depositor, the greater of (x) three quarters of one percent (0.75%) above the Prime Rate, or (y) six percent (6.00%), which interest shall be payable monthly. The principal amount outstanding under the Term Loan Facility shall accrue interest at a floating per annum rate equal to the greater of (A) one percent (1.00%) above the Prime Rate and (B) six percent (6.00%), which interest shall be payable monthly through November 2020.
In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a facility fee to the lender under the Revolving Facility in respect of the unused commitments thereunder. The facility fee rate is based on the daily unused amount of the Revolving Facility and is one eighth of one percent (0.125%) per annum based on the unused facility amount.
The Credit Facility contains certain customary affirmative and negative covenants and events of default. Such covenants will, among other things, restrict, subject to certain exceptions, the Company’s

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

ability to (i) engage in certain mergers or consolidations, (ii) sell, lease or transfer all or substantially all of the Company’s assets, (iii) engage in certain transactions with affiliates, (iv) make changes in the nature of the Company’s business and our subsidiaries, and (v) incur additional indebtedness that is secured on a pari
 passu
 basis with the Credit Facility.
The Credit Facility also requires the Company, on a consolidated basis with its subsidiaries, to maintain a minimum liquidity ratio. If an event of default occurs, the lender is entitled to take various actions, including the acceleration of amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor. As of December 31, 2020, and through the date these consolidated financial statements were issued, we believe we were in compliance with all financial covenants.
The Credit Facility is collateralized by first priority or equivalent security interests in substantially all the property, rights and assets of the Company.
Convertible Note
In March 2019, the Company issued a $2,500 principal amount, 6% per annum subordinated convertible note pursuant to a certain note purchase agreement (the “March 2019 Convertible Note”). Interest on the March 2019 Convertible Note accrued at the coupon rate, compounded annually. In connection with the March 2019 Convertible Note, the Company issued a warrant (Note 7) to the purchaser. The Company determined the warrant was a freestanding financial instrument and classified it as equity. See Note 7. The March 2019 Convertible Note was converted into
Series B-1
convertible preferred stock on May 24, 2019.
In December 2019, the Company issued a $7,500 principal amount, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “December 2019 Convertible Note”). Interest on the December 2019 Convertible Note accrued at the coupon rate, compounded annually. The December 2019 Convertible Note was converted to
Series C-1
convertible preferred stock on March 11, 2020.
The following table summarizes the terms of the Convertible Note outstanding as of December 31, 2019 and its outstanding principal amounts as of December 31, 2019.

	Coupon Rate	Conversion Rate	Maturity Date	December 31, 2019
Convertible Note	5.00%	99.7775	Dec 2020	$7,500
In February 2020, the Company issued a $50 in principal amount, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “February 2020 Convertible Note”). Interest on the February 2020 Convertible Note accrued at the coupon rate, compounded annually. The February 2020 Convertible Note was converted to
Series C-1
convertible preferred stock in March 2020.
Conversion of Convertible Notes
In May 2019, in conjunction with the
Series B-1
preferred stock issuance, the March 2019 Convertible Note, along with the respective accrued interest thereon, was automatically converted into shares of
Series B-1
preferred stock at a conversion price of $4.9767. As such, the convertible noteholder received an aggregate of 508 shares of
Series B-1
convertible preferred stock. The

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

redemption of the note is considered an early extinguishment of debt. The difference between the reacquisition price of the Convertible Notes and the net carrying amount of the extinguished Convertible Notes should be recognized currently in income as a loss or gain. Because the reacquisition price of the March 2019 Convertible Note was higher than the carrying value of the same on the date of extinguishment, the redemption of the March 2019 Convertible Note was recorded as a loss on extinguishment in the amount of $303.
In March 2020, in conjunction with the
Series C-1
preferred stock issuance, the December 2019 and February 2020 Convertible Notes, along with the respective accrued interest thereon, were automatically converted into shares of
Series C-1
preferred stock at conversion prices of $10.02 and $10.01, respectively. As such, the convertible noteholders received an aggregate of 756 shares and 5 shares, respectively, of
Series C-1
convertible preferred stock for the conversion of the Convertible Notes. The redemptions of the notes are considered early extinguishments of debt. The difference between the reacquisition price of the Convertible Notes and the net carrying amount of the extinguished Convertible Notes should be recognized currently in income as a loss or gain. Because the reacquisition price of the December 2019 Convertible Note was higher than the carrying value of the same on the date of extinguishment, the redemption of the December 2019 Convertible Note was recorded as a loss on conversion in the amount of $164 and included in other expense, net in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
The following table summarizes the contractual maturities of the Company’s term loan facility which comprises all of the Company’s outstanding debt as of December 31, 2020.

Year	Term Loan Facility
2021	$1,667

2022	1,667

2023	1,527

2024 and thereafter	—

Total	4,861

Less: unamortized debt discount	(41)

Total carrying value	$4,820

NOTE 7. CONVERTIBLE PREFERRED STOCK AND EQUITY
Preferred Stock
The Company is authorized to issue 21,698 shares of $0.00001 par value preferred stock. There were 21,458 and 15,181 shares issued and outstanding as of December 31, 2020 and 2019, respectively.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of December 31, 2020.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707

September 2018	A	4,541	4,541	$1.1011	$5,000

May 2019	B-1	508	508	$4.9767	$2,527

May 2019	B	5,425	5,425	$6.2209	$33,750

March 2020	C-1	761	761	$10.0223	$7,624

March – May 2020	C	5,756	5,516	$10.4236	$57,500

		21,698	21,458		$111,108

The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of December 31, 2019.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	5,751	4,707	$1.0000	$4,707

September 2018	A	4,541	4,541	$1.1011	$5,000

May 2019	B-1	508	508	$4.9767	$2,527

May 2019	B	5,546	5,425	$6.2209	$33,750

		16,346	15,181		$45,984

During the year ended December 31, 2019, the Company issued 3,576 shares of Series B preferred stock in exchange for $22,250 gross cash proceeds. Expenses in connection with the issuance of the Series B preferred stock were $84, resulting in net cash proceeds of $22,166. Additionally, during this same period, 1,045 and 804 shares of Series Seed preferred stock and Common stock, respectively, were exchanged for Series B preferred stock. During the year ended December 31, 2019, the Company also issued 508 shares of
Series B-1
preferred stock by redeeming a subordinate convertible note originally issued in March 2019.
During the year ended December 31, 2020, the Company issued 5,516 shares of Series C preferred stock through three tranches that closed in March, April and May 2020. The Series C preferred stock was issued in exchange for $57,500 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $61, resulting in net cash proceeds of $57,439. During the year ended December 31, 2020, the Company also issued 761 shares of
Series C-1
preferred stock by redeeming two subordinated convertible notes originally issued in December 2019 and February 2020.
The rights, preferences, and privileges of the preferred stock for the Series Seed, Series A,
Series B-1,
Series B,
Series C-1,
and Series C preferred share issuances are substantially the same except as noted below.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Voting Rights
Each share of preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible. Holders of Series A preferred stock are entitled to elect one director of the Company; holders of Series B preferred stock are entitled to elect one director of the Company; and holders of Series C preferred stock are entitled to elect one director of the Company. Holders of common stock and any other class of preferred stock are entitled to elect the remaining balance of directors of the Company. As of December 31, 2020, there are a total of six members on the Company’s board of directors.
Dividend Rights
Holders of preferred stock shall have first right to receive any dividend declared or paid by the Company on each outstanding share as if all shares had been converted to common stock. Dividend rights for each series of preferred stock are non-cumulative.
No dividends on preferred stock or common stock have been declared by the Company’s board of directors from inception through December 31, 2020.
Liquidation Rights
In the event of a liquidation event, the holders of the preferred stock are first to receive the greater of their original issuance price per share, plus any declared but unpaid dividends and the amount they would have received had all shares of preferred stock converted into common stock immediately prior to the liquidation event. The liquidity rights of holders of preferred stock are senior to liquidity rights of holders of common stock. All preferred stock share in the liquidation proceeds pari
 passu
. Liquidation events include a voluntary or involuntary liquidation, asset transfer, acquisition, dissolution, winding up of the Company, or a deemed liquidation event. A deemed liquidation event can occur by a majority vote by the convertible preferred stockholders.
Conversion Rights
Each share of preferred stock is convertible, at the option of the holder, without additional consideration into a number of common shares as is determined by dividing the issuance price by the conversion price as uniquely determined for each series of preferred stock. In the event of a liquidation, dissolution, or winding up of the Corporation or a deemed liquidation event, conversion rights of preferred shares are terminated. With customary exceptions, in the event that the Company issues securities at a price per share that is less than the conversion price then in effect of any series of preferred stock, the conversion price for the affected series of preferred stock is adjusted pursuant to a broad-based weighted average anti-dilution provision (i.e. by a fraction based on the number of shares of common stock outstanding prior to the issuance of such common stock and the common stock outstanding immediately after such issuance). The number of common stock outstanding immediately after the issuance date shall include the number of shares of common stock outstanding, the number of shares of common stock into which the preferred stock could be converted, and the number of shares of common stock that could be issued upon exercise of all warrants, options convertible securities, and other purchase rights. The outstanding shares of preferred stock automatically convert into shares of common stock immediately prior to the closing of an underwritten public offering of common stock under the Securities Act of 1933 in which the valuation of the common stock

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

immediately prior to such offering, assuming the exercise and conversion of all outstanding exercisable and convertible securities, is at least $31.28 per share and the gross proceeds to the Company are not less than $40 million.
The Series Seed preferred shares agreement provided the buyer the right to purchase up to $5,000 of preferred stock of the Company through a Series A financing at a price per share obtained by dividing $10,000 by the then fully-diluted capitalization of the Company. The initial option had an expiration date of July 1, 2018; the option expiration date was extended for an additional 45 days.
Fully-diluted capitalization of the Company meant, as of immediately prior to the closing of the Series A preferred stock financing, the sum of (i) the outstanding shares of common stock of the Company; (ii) the shares of common stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for common stock of the Company and the exercise of all outstanding options and warrants; and (iii) the shares reserved for issuance under the Company’s equity incentive or similar plans or arrangements (including an available option pool equal to 10% of the fully-diluted capital of the Company immediately after the closing of the Series A preferred stock financing).
The Series Seed preferred shares agreement provided that the Company adopt a standard rate card prior to or promptly following the Series Seed closing with most favored nation (“MFN”) provisions mutually agreed to by the Company and the buyer, with a carve-out
for investor pricing, which shall be offered by the Company to all limited partners of the buyer, which investor pricing shall reflect at least a 35% discount to the Company’s standard rate card (the “MFN Pricing”), and which shall roughly adhere to the proposal made in the Company’s RFP response presented to buyer. The MFN Pricing will be granted during the Company’s pilot program, which shall commence upon the closing of the Series Seed issuance and will remain in effect until July 1, 2019 and thereafter so long as buyer exercises the Series A Option in full and buyer continues to hold shares of capital stock of the Company. Unless otherwise approved by buyer, with such approval not to be unreasonably withheld, the MFN Pricing shall not be subject to adjustment until the two-year
anniversary of the Series Seed closing, following which, the MFN Pricing shall be subject to adjustment in the discretion of the Company; provided, that, for the avoidance of doubt, for so long as (i) buyer exercises the Series A Option in full and (ii), buyer continues to hold shares of capital stock of the Company, all limited partners of buyer shall continue to receive at least a 35% discount to the Company’s standard rate card.
In March 2018, in connection with the Company’s conversion from an LLC to corporation, the founders of the Company exchanged their member interests for aggregate total of 1,800 shares of common stock and 4,252 shares of Series Seed preferred stock. After conversion to a corporation in March 2018, in connection with the Series Seed preferred stock financing, the Company and its chief executive officer (CEO) entered into a stock restriction agreement, whereby certain restrictions and vesting conditions were placed on 1,080 of the CEO’s common stock shares to vest in 30 equal monthly installments, on each monthly anniversary from the effective date of the stock restriction agreement. During the years ended December 31, 2020 and 2019, stock-based compensation in the amounts of $324 and $432, respectively, were recognized and included as a component of general and administrative expense in the accompanying Consolidated Statement of Operations and Comprehensive Loss. As of December 31, 2020, no amount remained unamortized. As of

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

December 31, 2019, $324 remained unamortized. As of December 31, 2020 and 2019, the CEO owned 996 shares of common stock, of which 996 and 672 shares, respectively, were vested and owned outright.
Common Stock
The Company is authorized to issue 28,781 shares of common stock with a par value of $0.00001 per share. Holders of the Company’s common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of December 31, 2020 and 2019, there were 2,124 and 996 shares issued and outstanding, respectively.
Warrants
In March 2019, the Company issued a warrant to purchase common stock to the purchaser of a $2,500 convertible note. The warrant represented compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vested based on the number of installed units attained over a measurement period, which expired in March 2021. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase up to 503 fully paid and non-assessable
shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrant using the Black-Scholes-Merton model. The Company recorded the associated marketing expense over the service period as the units were installed with an offset to additional paid-in-capital.
During the years ending December 31, 2020 and 2019 the Company recognized $342 and $648 of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
In August 2019, in connection with the Credit Facility (Note 6), the Company issued warrants to purchase the Company’s common stock to the lender. The warrants are exercisable upon issuance until their expiration in August 2029 or earlier upon redemption. The holder of the warrants, together with any successor or permitted assignee or transferee, is entitled to purchase 33 fully paid and non-assessable
shares of the Company’s common stock at $2.30 per share, subject to adjustment pursuant to the warrant. The fair value of the warrants has been recorded as additional paid in capital and a reduction to the carrying value of the Term Loan Facility on the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
In April 2020, in connection with the closing of the second tranche of the Series C preferred stock, the Company issued a warrant to purchase common stock to an investor who participated in the second tranche closing. The warrant represents compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vests based on the number of installed units attained over a measurement period, which expires in April 2023. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase 384 fully paid and non-assessable
shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrants using the Black-Scholes-Merton model. The Company records the associated marketing expense over the

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

service period as the units are installed with an offset to additional paid-in-capital.
During the year ending December 31, 2020 the Company recognized $139 of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
NOTE 8. STOCK-BASED COMPENSATION
2018 Stock Plan
The Company’s board of directors adopted, and the stockholders approved, the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”), effective March 2018. The purpose of the 2018 Stock Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The 2018 Stock Plan seeks to achieve this purpose by providing for awards in the form of options, restricted stock purchase rights or restricted stock bonuses. Under the 2018 Stock Plan as of December 31, 2020, the Company may issue up to 4,040 shares. Awards granted under the 2018 Stock Plan generally expire ten years from the date of grant and become vested and exercisable over a four-year period. All options are subject to certain provisions that may impact these vesting schedules.
A summary of the Company’s 2018 Stock Plan activity for the years ended December 31, 2020 and 2019 is presented below.

	Options Outstanding
	Number of Options	Weighted- Average Exercise Price ($ per share)	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
January 1, 2019	—	$2.30	$—	$—

Granted	1,567	$2.30

December 31, 2019	1,567	$2.30	8.96	—

Granted	1,033	$2.70

Cancelled	(345)	$2.30

December 31, 2020	2,255	$2.49	8.96	—

As of December 31, 2020 and 2019, there were 1,197 and 781 options vested and currently exercisable with a weighted-average exercise price of $2.30 and $2.30 per share, respectively. Options expected to vest are 1,058 and 786 with weighted-average exercise prices of $2.49 and $2.30 per share as of December 31, 2020 and 2019, respectively. The weighted-average remaining contractual lives of options vested and exercisable were 8.65 and 9.64 years as of December 31, 2020 and 2019, respectively. The weighted-average grant date fair value of options granted in 2020 and 2019 were $2.17 and $1.20 per share, respectively.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Stock-Based Compensation
The fair value of stock option grants is estimated by the Company on the date of grant using the Black Scholes-Merton option pricing model with the following weighted-average assumptions for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Risk free interest	0.99%	1.42%

Dividend yield	0.00%	0.00%

Expected volatility	103.59%	81.60%

Expected life (years)	6.11	5.19
Expected life —
 The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method (based on the mid-point
between the vesting date and the end of the contractual term.)
Risk-Free Interest Rate —
 The risk-free rate is based on the US Treasury zero coupon issuances in effect at the time of the grant for periods corresponding with the expected term of the option.
Expected Volatility
 — Because the Company is privately held and does not have any active trading market for its common stock, the expected volatility is estimated based upon historical volatilities of public companies operating in the Company’s industry over a period equal to the expected term of the stock option grants.
Dividend Yield
 — The Company has never paid dividends on its common stock and has no plans to declare any dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.
During the years ended December 31, 2020 and 2019, the Company recognized $728 and $1,181 respectively, of stock-based compensation expense in connection with the 2018 Stock Plan. Stock-based compensation expense during the years ended December 31, 2020 and 2019 is included in the accompanying Consolidated Statements of Operations and Comprehensive Loss as components of research and development for $386 and $500, sales and marketing for $86 and $45 and general and administrative expense for $256 and $636, respectively. As of December 31, 2020 and 2019, there was $2,144 and $1,198 respectively, of unrecognized stock-based compensation expense related to non-vested
awards which is expected to be recognized over a weighted-average period of 2.79 and 2.03 years, respectively.
During the year ended December 31, 2020, stock-based compensation expense of $707 was recognized for 844 shares granted in connection with the Zenith acquisition and are recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
During the years ended December 31, 2020 and 2019, stock-based compensation expense of $324 and $432, respectively, was recognized in connection with the vesting of common stock that had been converted from Series Seed preferred shares, and was recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

In connection with the
Series B/B-1
financing, the Company entered into separate Stock Purchase Agreements with its CEO, certain members of its board of directors (together, the “Sellers”) and various investors to consent to the sale of Common Stock shares and the sale of Series Seed Preferred Stock shares owned by the Sellers, in multiple closings in May 2019 for $6.2209 per share. The Common Stock or Series Seed Preferred Stock shares sold by the Sellers were fully vested. The Common Stock and Series Seed Preferred Stock sold to the various investors (“Surrendered Shares”), was then immediately exchanged for Series B Preferred Stock (“Exchange Shares”) with the Company. In total, 804 common shares and 1,045 Series Seed Shares were exchanged for total number of 1,849 of Exchange Shares. The intent of these transactions was to allow the various investors to purchase Series B Preferred Stock, while allowing the Sellers to sell a portion of their Common Stock and Series Seed Preferred Stock.
During the year ended December 31, 2019 compensation expense of $5,399 in connection with the sale of the Surrendered Shares was recorded as stock-based compensation and is included as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
NOTE 9. INCOME TAXES
The Company’s provision for income taxes consisted of the following.

	Year Ended December 31,
Income Tax Provision	2020	2019

Federal	$—	$—

Foreign	128	—

State and local	—	—

Current expense	$128	$—

Federal	—	—

Foreign	21	—

State and local	—	—

Deferred (benefit)	$21	$—

Income tax expense	$149	$—

The following table presents a reconciliation of the Company’s effective tax rates for the periods indicated.

	Year Ended December 31,
Rate Reconciliation	2020	2019
U.S. statutory rate	21.0%	21.0%

State rate net of fed benefit	5.0%	4.0%

Change in valuation allowance	(25.0)%	(25.0)%

Other	0.0%	0.0%

Permanent adjustments	(1.0%)	0.0%

Effective Tax Rate	0.0%	0.0%

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Tax effects of temporary differences can give rise to significant portions of deferred tax assets and deferred tax liabilities. The components of deferred income tax assets and liabilities are as follows.

	As of December 31,
Tax Effects of Temporary Differences	2020	2019
Attributes

Deferred tax asset

Federal NOLs	$10,403	$8,169

State NOLs	2,584	1,528

Deferred revenue	8,940	—

Other deferred tax assets	1,878	38

Total deferred tax assets	23,805	9,735

Less: Valuation allowance	(18,832)	(9,551)

Total net deferred tax asset	$4,973	$184

IRC 481(a) adjustment	$(2,784)	$—

Deferred costs of revenue	(1,775)	(184)

Other deferred tax liabilities	(435)	—

Total deferred tax liabilities	(4,994)	(184)

Net deferred tax liability	$(21)	$—

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning
strategies in making this assessment. As a result of historical cumulative losses, Management determined that, based on all available evidence, there was substantial uncertainty as to whether it will recover recorded net federal and state deferred taxes in future periods. Therefore, a valuation allowance equal to the amount of the net federal and state deferred tax assets was provided at December 31, 2020 and 2019. The net valuation allowance increased by $9,281, from $9,551 to $18,832 in 2020.
As of December 31, 2020, the Company has unused gross NOLs of $49,536 and $46,326 for federal and state income tax return purposes, respectively. Federal NOLs can be carried forward indefinitely, while State NOLs will expire between 2038 and 2040. As of December 31, 2020, the Company has unused $556 IRC Section 163(j) federal interest expense that will be carried forward indefinitely.
The Tax Reform Act of 1986 (the Act) provides for a limitation on the annual use of net operating loss carryforwards following certain ownership changes (as defined by the Act and codified under IRC Section 382) that could limit the Company’s ability to utilize these carryforwards. Should the limitation apply, the related net operating loss and Section 163(j) deferred tax assets and the valuation allowance would be reduced by the same amount. The Company has not performed a Section 382 analysis.
On March 27, 2020, the U.S. enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) to provide certain relief as a result of the
COVID-19
pandemic. The CARES Act

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

contained numerous tax provisions and other stimulus measures. The Company’s tax position was not materially impacted by these provisions.
The Company files income tax returns in the U.S. federal and various state jurisdictions, as well as Croatia. The Company is subject to U.S. federal and state income tax examinations by authorities for all tax years beginning in 2018, due to the accumulated net operating losses that are carried forward. The Company is subject to Croatia income tax examinations for all tax years beginning in 2017.
The Company evaluates uncertain tax positions which requires significant judgments and estimates regarding the recoverability of deferred tax assets, the likelihood of the outcome of examinations of tax positions that may or may not be currently under review and potential scenarios involving settlements of such matters. The Company assessed its uncertain tax positions and has determined that a liability for uncertain tax positions is not required as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s policy is to recognize interest and penalties as a component of the provision for income taxes. As of December 31, 2020 there were no interest or penalties recorded.
NOTE 10. NET LOSS PER SHARE
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because inclusion of the shares on an as-converted
basis would have been anti-dilutive.

	December 31, 2020	December 31, 2019
Convertible preferred stock	21,458	15,181

Common stock options	2,255	1,567

Common stock warrants	33	33

Shares subject to repurchase	844	324

Total	24,590	17,105

NOTE 11. RELATED-PARTY TRANSACTIONS
During the year ended December 31, 2020, the Company incurred marketing expense of $481 included in sales and marketing expense on the Consolidated Statements of Operations and Comprehensive Loss in connection with the vesting of warrants held by an investor.
The Company incurred consulting expense of $39 and $229 included in research and development expenses for the years ended December 31, 2020 and 2019, respectively, related to services provided by companies in which two of the Company’s executives have control or significant influence.
NOTE 12. COMMITMENTS AND CONTINGENCIES
Lease Commitments
From time to time, the Company enters into lease agreements with third parties for purposes of obtaining office and warehouse space. These leases are accounted for as operating leases pursuant to

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

the New Lease Standard. The leases have remaining lease terms of 2 to 3 years. In addition to monthly rent payments, the Company reimburses the lessors for its share of operating expenses as defined in the leases. Such amounts are not included in the measurement of the lease liability but are recognized as a variable lease expense when incurred. One of these leases includes one, five-year extension option. At this time, it is not reasonably certain that the Company will exercise this renewal option and therefore it is not included in the Company’s calculation of its ROU assets or lease liability. During the year ended December 31, 2019, the Company obtained $1,574, respectively of ROU assets in exchange for lease obligations in connection with its operating leases. No new leases were entered into during the year ended December 31, 2020.
ROU assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. The Company’s weighted average discount rate was 5% at December 31, 2019 and December 31, 2020. The weighted-average lease term was 2.1 years and 3.8 years at December 31, 2020 and 2019, respectively.
During the years ended, and as of December 31, 2020 and 2019, the Company had no finance leases.
During the years ended December 31, 2020 and 2019, the Company incurred rent and other related occupancy expenses of $542 and $231, respectively. Included in these amounts are $35 and $16 of variable rent expense, respectively, which is comprised primarily of the Company’s proportionate share of operating expenses, properly classified as lease cost due to the Company’s election to not separate lease and non-lease
components. Rent costs are recorded to cost of revenue and general and administrative expenses on the company’s Consolidated Statement of Operations.
Annual base rental commitments associated with these leases, excluding operating expense reimbursements, month-to-month
lease payments and other related fees and expenses during the remaining lease terms are as follows.

Operating Leases
2021	$482

2022	490

2023	87

2024 and thereafter	—

Total lease payments	1,059

Less: imputed interest	(59)

Total lease liability	1,000

Less: Lease liability, current portion	(485)

Lease liability, noncurrent	$515

The Company had $920 and $1,380 of ROU assets related to its lease liabilities at December 31, 2020 and 2019, respectively, and are included in other long-term assets on the Consolidated Balance Sheets. The noncurrent portion of the Company’s lease liability is included in other long-term liabilities on the Consolidated Balance Sheets.
Cash paid for amounts included in the measurement of operating lease liabilities was $529 and $122 for the years ended December 31, 2020 and 2019, respectively.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Sales Taxes
The Company determined that it was required to pay sales and use tax in various jurisdictions. Accordingly, the Company has recorded a liability of $1,282 and $2,962 as of December 31, 2020 and 2019, respectively, which includes estimated penalties and interest of $145 and $459, respectively. The Company is in the process of filing voluntary disclosure agreements with certain jurisdictions and remitting the sales tax. If these jurisdictions determine that additional amounts are necessary, the Company will be required to pay accordingly. The Company recorded charges related to these filings of $264 and $589 for the years ended December 31, 2020 and 2019, respectively, which are included in general and administrative expenses in the accompanying Consolidated Statements of Operations.
Supplier Commitment
Effective August 2020, the Company had a commitment with a supplier to place monthly product orders over an annual period based on agreed-upon minimum monthly volumes. As of December 31, 2020, the remaining purchase commitment had a value of $12.6 million. In March 2021, this agreement was amended and the term of the agreement was extended to August 2022 resulting in the total remaining commitment amount as of March 31, 2021, increasing to $22.9 million.
Legal Matters
The Company is subject to various legal proceedings and claims that arise in the ordinary course of our business. Liabilities are accrued when it is believed that it is both probable that a liability has been incurred and that the Company can reasonably estimate the amount of the potential loss. The Company does not believe that the outcome of these proceedings or matters will have a material effect on the consolidated financial statements.
NOTE 13. BUSINESS COMBINATIONS
In February 2020, the Company purchased all of the outstanding equity interests of Zenith which had previously been a vendor for the Company.
The Company accounted for the Zenith acquisition as a business combination. The purchase price consisted of $6,909 cash, $974 promissory note consideration, $813 common stock consideration, and $1,158 related to settlement of preexisting relationships for a total purchase price of $9,854. The preexisting relationship related to prepaid inventory owned by the Company, with a corresponding deferred revenue balance recorded by Zenith. This preexisting relationship was settled on the acquisition date as an adjustment to the purchase price.
The aggregate purchase price exceeded the fair value of the net tangible and intangible assets acquired, and accordingly the Company recorded goodwill of $4,162. Furthermore, the Company issued 844 common stock shares that vest annually over three years and $3,353 of promissory notes to certain employees, contingent upon continued employment. These costs will be recognized as post-combination compensation expenses. In connection with the common stock issued with this transaction, the Company recorded $707 of stock-based compensation expense during the year ended December 31, 2020.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

The total purchase consideration and the fair values and liabilities at the acquisition date were as follows.

Consideration

Cash consideration	$6,909

Promissory note consideration	974

Stock consideration	813

Settlement of preexisting relationships	1,158

Fair Value of Total Consideration Transferred	9,854

Recognized amounts of identifiable assets acquired and liabilities assumed

Cash	$4,527

Accounts receivable	518

Inventory	692

Prepaid expenses and other current assets	632

Property and equipment, net	61

Total identifiable assets acquired	6,430

Accounts payable	490

Accrued expenses and other current liabilities	248

Total liabilities assumed	738

Total identifiable net assets	5,692

Goodwill	$4,162
The Company recognized approximately $21 of acquisition related costs that were expensed in the current period and are included in general and administrative expenses.
The excess of the purchase price over the tangible and intangible assets acquired has been recorded as Goodwill. The Company determined the intangible assets held by Zenith were not material to the acquisition and did not include them in the acquisition. The goodwill is attributable primarily to the workforce of the acquired business and expected synergies with the Company’s existing operations and is not deductible for income tax purposes.
The Company’s consolidated financial statements for the year ended December 31, 2020 include the results of operations of Zenith since the acquisition date. Zenith’s revenue and net income for this period are $2,259 and $420 respectively. Pro forma disclosures have not been provided since the acquisition did not have, and is not expected to have, a material impact on the Company’s results of operations.
NOTE 14. SUBSEQUENT EVENTS
In connection with the preparation of the accompanying consolidated financial statements, the Company has evaluated events and transactions occurring after December 31, 2020 and through May 14, 2021, and July 1, 2021 as it relates to the immaterial restatement discussed in Note 1, the dates these financial statements were issued, for potential recognition or disclosure and has determined that there are no additional items to disclose except as disclosed below.

SMARTRENT.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(in thousands, except per share amounts)

Financing Activities
In February and March 2021, the Company issued 3,357 shares of Series C preferred stock in exchange for $34,793 cash (the “Series C Financing”), net of issuance costs of $207. The rights and privileges of the
Series C-1/C
preferred stock are consistent with the rights and privileges of prior issuances of preferred stock.
Amendment to the 2018 Stock Plan
In April 2021, the Board of Directors executed an unanimous written consent to provide an additional incentive to certain employees of the Company by amending the 2018 Stock Plan to allow for the issuance of restricted stock units (RSUs) and the Company granted a total of 1,533 RSUs to certain employees which vest over 4 years. The estimated fair value for each RSU issued is approximately $21.55 per share. Total estimated stock-based compensation related to the RSUs granted in April 2021 to be recognized over the term of the awards is approximately $33.0 million.
Merger with Fifth Wall Acquisition Corporation
In April 2021, the Company entered into a definitive business combination agreement with Fifth Wall Acquisition Corp. (NASDAQ: FWAA), a special purpose acquisition company sponsored by an affiliate of Fifth Wall, a venture capital firm focused on the global real estate industry and property technology. Upon closing of the transaction, the combined company will be publicly traded.

SMARTRENT.COM, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$53,534	$38,618
Accounts receivable, net	27,028	20,787
Inventory	21,701	17,628
Deferred cost of revenue, current portion	7,645	6,782
Prepaid expenses and other current assets	11,220	3,840

Total current assets	121,128	87,655
Property and equipment, net	1,292	847
Deferred cost of revenue	13,394	10,072
Goodwill	4,162	4,162
Other long-term assets	1,281	1,113

Total assets	$141,257	$103,849

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,864	$2,275
Accrued expenses and other current liabilities	7,769	9,555
Deferred revenue, current portion	35,066	19,348
Current portion of long-term debt	1,652	1,651

Total current liabilities	49,351	32,829
Long-term debt, net	2,343	3,169
Deferred revenue	39,439	34,153
Other long-term liabilities	273	516

Total liabilities	91,406	70,667

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.00001 par value; 24,816 and 21,698 shares authorized as of June 30, 2021 and December 31, 2020; 24,816 and 21,458 shares issued and outstanding as of June 30, 2021 and December 31, 2020	146,225	111,432
Stockholders’ deficit
Common stock, $0.00001 par value; 33,700 and 28,781 shares authorized as of June 30, 2021 and December 31, 2020; 2,627 and 2,124 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	5,416	4,157
Accumulated deficit	(101,960)	(82,642)
Accumulated other comprehensive income	170	235

Total stockholders’ deficit	(96,374)	(78,250)

Total liabilities, convertible preferred stock and stockholders’ deficit	$141,257	$103,849

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue
Hardware	$14,029	$2,881	$26,427	$14,174
Professional services	3,564	1,210	7,165	4,841
Hosted services	4,084	1,700	7,245	3,330

Total revenue	21,677	5,791	40,837	22,345

Cost of revenue
Hardware	12,514	4,410	24,657	14,563
Professional services	6,274	2,218	11,734	6,749
Hosted services	2,606	1,226	4,577	2,384

Total cost of revenue	21,394	7,854	40,968	23,696

Operating expense
Research and development	4,083	2,134	7,176	4,004
Sales and marketing	2,392	1,183	4,146	2,720
General and administrative	3,806	4,642	7,763	8,655

Total operating expense	10,281	7,959	19,085	15,379

Loss from operations	(9,998)	(10,022)	(19,216)	(16,730)
Interest expense, net	(64)	(170)	(142)	(380)
Other income (expense), net	52	(212)	127	(492)

Loss before income taxes	(10,010)	(10,404)	(19,231)	(17,602)
Provision for income taxes	41	44	87	122

Net loss	(10,051)	(10,448)	(19,318)	(17,724)

Other comprehensive loss
Foreign currency translation adjustment	63	46	(65)	32
Comprehensive loss	$(9,988)	$(10,402)	$(19,383)	$(17,692)

Net loss per common share
Basic and diluted	$(4.87)	$(6.82)	$(9.71)	$(12.92)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	2,064	1,531	1,990	1,372

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
(Unaudited)
(in thousands, except per share amounts)

	For the six months ended June 30, 2021
	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.00001)	Shares	Amount (Par Value $0.00001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder’s Deficit
Balance, December 31, 2020	21,458	$111,432	2,124	$—	$4,157	$(82,642)	$235	$(78,250)
Stock-based compensation					227			227
Stock-based compensation related to acquisition					200			200
Issuance of Series C Convertible Preferred Stock	3,358	34,793
Common stock warrants issued to customers as consideration					22			22
Common stock warrants related to marketing expense					210			210
Exercise of warrants			503		5			5
Net loss						(9,267)		(9,267)
Other comprehensive loss							(128)	(128)

Balance, March 31, 2021	24,816	$146,225	2,627	$—	$4,821	$(91,909)	$107	$(86,981)

Stock-based compensation					226			226
Stock-based compensation related to acquisition					202			202
Common stock warrants issued to customers as consideration					18			18
Common stock warrants related to marketing expense					149			149
Net loss						(10,051)		(10,051)
Other comprehensive income							63	63

Balance, June 30, 2021	24,816	$146,225	2,627	$—	$5,416	$(101,960)	$170	$(96,374)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY—CONTINUED
(Unaudited)
(in thousands, except per share amounts)

	For the six months ended June 30, 2020
	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.00001)	Shares	Amount (Par Value $0.00001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder’s Deficit
Balance, December 31, 2019	15,181	$46,206	996	$—	$1,104	$(45,533)	$—	$(44,429)
Stock-based compensation					165			165
Stock-based compensation related to acquisition			844		96			96
Issuance of Series C Preferred Stock for cash, net of offering costs	4,317	44,950
Conversion of Convertible Note to Series C-1 Preferred Stock	761	7,787
Issuance of common stock in connection with acquisition			281		813			813
Common stock warrants related to marketing expense					146			146
Net loss						(7,276)		(7,276)
Other comprehensive loss							(14)	(14)

Balance, March 31, 2020	20,259	$98,943	2,121	$—	$2,324	$(52,809)	$(14)	$(50,499)

Stock-based compensation					439			439
Stock-based compensation related to acquisition					202			202
Issuance of Series C Preferred Stock for cash, net of offering costs	1,199	12,489						—
Common stock warrants related to marketing expense					36			36
Exercise of warrants			3					—
Net loss						(10,448)		(10,448)
Other comprehensive income							46	46

Balance, June 30, 2020	21,458	$111,432	2,124	$—	$3,001	$(63,257)	$32	$(60,224)

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands, except per share amounts)

	For the six months ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,318)	$(17,724)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	173	121
Amortization of debt discount	4	3
Non-employee warrant expense	399	182
Provision for warranty expense	170	—
Loss on extinguishment of debt	—	164
Non-cash lease expense	218	218
Stock-based compensation related to acquisition	402	298
Non-cash compensation expense related to acquisition	—	2,593
Stock-based compensation	453	604
Non-cash interest expense	—	118
Provision for excess and obsolete inventory	115	—
Provision for doubtful accounts	(27)	—
Change in operating assets and liabilities
Accounts receivable	(6,215)	(9,697)
Inventory	(4,294)	(6,228)
Deferred cost of revenue	(4,185)	(1,310)
Prepaid expenses and other assets	(7,826)	(5,667)
Accounts payable	2,436	(1,351)
Accrued expenses and other liabilities	(2,114)	999
Deferred revenue	21,158	11,509
Lease liabilities	(233)	(597)

Net cash used in operating activities	(18,684)	(25,765)

CASH FLOWS FROM INVESTING ACTIVITIES
Zenith acquisition, net of cash acquired	—	(2,382)
Purchase of property and equipment	(340)	(158)

Net cash used in investing activities	(340)	(2,540)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit	—	7,179
Payments on revolving line of credit	—	(11,981)
Payments on term loan	(834)	—
Proceeds from warrant exercise	5	—
Proceeds from convertible notes	—	50
Convertible preferred stock issued, net of expenses	34,793	57,439

Net cash provided by financing activities	33,964	52,687

Effect of exchange rate changes on cash and cash equivalents	(24)	77
Net increase in cash and cash equivalents	14,916	24,459
Cash and cash equivalents- beginning of period	38,618	21,424

Cash and cash equivalents—end of period	$53,534	$45,883

See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED
(Unaudited)
(in thousands, except per share amounts)

	For the six months ended June 30,
	2021	2020
Supplemental disclosure of cash flow information
Interest paid	$137	$204
Cash paid for income taxes	$65	$26
Schedule of non-cash investing and financing activities
Accrued property and equipment at period end	$278	$14
Conversion of convertible debt to preferred stock	$—	$7,787
Common stock issued as consideration for acquisition	$—	$813
See accompanying Notes to Consolidated Financial Statements

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)
NOTE 1. DESCRIPTION OF BUSINESS
SmartRent.com, Inc., and its wholly owned subsidiaries, (collectively the “Company”) is an enterprise software company that provides a fully integrated, brand-agnostic smart home operating system to residential property owners and operators, as well as homebuilders, “iBuyers,” developers, and residents. SmartRent’s solutions are designed to provide communities with visibility and control over assets while providing additional revenue opportunities through all-in-one
home control offerings for residents. The Company was founded in November 2016 in Delaware as a limited liability company (“LLC”) and converted to a corporation in March 2018. The Company is headquartered in Scottsdale, Arizona.
Acquisition of Zenith
In February 2020, the Company completed its acquisition of Zenith Highpoint, Inc. (“Zenith”), and its wholly-owned subsidiary, Zipato, Ltd. (“Zipato”). Zipato manufactures the Company’s proprietary device products and sells smart home technology consisting of security, energy and home automation systems.
Merger with Fifth Wall Acquisition Corporation
In April 2021, the Company entered into a definitive business combination agreement with Fifth Wall Acquisition Corp. (NASDAQ: FWAA), a special purpose acquisition company sponsored by an affiliate of Fifth Wall, a venture capital firm focused on the global real estate industry and property technology. The transaction closed on August 24, 2021 and the Company will account for this transaction as a reverse merger. Upon closing of the transaction, the combined company is publicly traded on the New York Stock Exchange.
NOTE 2.   SIGNIFICANT ACCOUNTING POLICIES
Unaudited Interim Financial Information
The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the consolidated accounts of the Company and its wholly-owned subsidiaries. The Consolidated Balance Sheet at December 31, 2020 has been derived from the audited consolidated financial statements of the Company at that date. Certain notes and other information have been condensed or omitted from the interim financial statements presented herein. The financial data and other information disclosed in these Notes to Consolidated Financial Statements related to the three and six months ended June 30, 2021 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual consolidated statements and, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company’s financial condition and results of operations and cash flows for the interim period presented. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any future period.
Liquidity
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

in the normal course of business. To date, the Company has been funded primarily by preferred stock financings, cash from operations, and debt proceeds.
Management believes that currently available resources will provide sufficient funds to enable the Company to meet its obligations for at least one year past the issuance date of these financial statements. The Company may need to raise additional capital through equity or debt financing to fund future operations until it generates positive operating cash flows. There can be no assurance that such additional equity or debt financing will be available on terms acceptable to the Company, or at all.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expense during the reporting period. These estimates made by management include the determination of allowance balances for the Company’s inventories on hand, allowance for doubtful accounts, warranty liabilities and certain assumptions used in the valuation of equity awards, including the estimated fair value of convertible preferred stock, the estimated fair value of common stock warrants and assumptions used to estimate the fair value of stock-based compensation expense. Actual results could differ materially from those estimates.
Impact of
COVID-19
The extensive impact caused by the
COVID-19
pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of
COVID-19,
a number of countries, states, counties and other jurisdictions have imposed, and may impose in the future, various measures, including, but not limited to, voluntary and mandatory quarantines, stay-at-home
orders, travel restrictions, limitations on gatherings of people, reduced operations and extended closures of businesses.
The timing of customer orders and the Company’s ability to fulfill orders received was impacted by various
COVID-19-related
government mandates, resulting in a reduction in units sold. The Company has also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to
COVID-19.
The broader and long-term implications of the
COVID-19
pandemic on the Company’s workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain.
The impact of
COVID-19
and measures to prevent its spread have been impactful and continue to affect business in the following ways.

•	Our workforce
Employee health and safety is a priority. In response to
COVID-19,
the Company established new protocols to help protect the health and safety of its workforce, including restricting employee travel, recommending that all non-essential
personnel work from home and cancelled or reduced physical participation in sales activities, meetings, events and conferences and implemented additional safety protocols for essential workers.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

•	Operations and supply chain
The Company has experienced some production delays as a result of
COVID-19,
including impacts to our sourcing, manufacturing, and logistics channels.

•	Demand for our products
The Company continues to engage with current and potential customers and believes some customers may continue to delay purchases because their development programs may also be delayed as a result of
COVID-19.
Business Combination
In February 2020, the Company purchased all of the outstanding equity interests of Zenith in an acquisition that meets the definition of a business combination, for which the acquisition method of accounting was used, see Note 13 of these Consolidated Financial Statements. The acquisition was recorded on the date that the Company obtained control over the acquired business. The consideration paid was determined on the acquisition date and the acquisition-related costs, such as professional fees, were excluded from the consideration transferred and were recorded as expense in the period incurred. Assets acquired and liabilities assumed by the Company were recorded at their estimated fair values, while goodwill was measured as the excess of the consideration paid over the fair value of the net identifiable assets acquired and liabilities assumed.
Net Loss Per Share Attributable to Common Stockholders
The Company follows
the two-class
method to include the dilutive effect of securities that participated in dividends, if and when declared, when computing net income per common share. The two-class
method determines net income per common share for each class of common stock and participating securities according to dividends, if and when declared or accumulated and participation rights in undistributed earnings. The two-class
method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The anti-dilutive effect of potentially dilutive securities is excluded from the computation of net loss per share because inclusion of such potentially dilutive shares on an as-converted
basis would have been anti-dilutive.
The Company’s participating securities include convertible preferred stock, as the holders are entitled to receive noncumulative dividends on a pari passu
basis in the event that a dividend is paid on common stock. The Company also considers any unvested common shares subject to repurchase to be participating securities because holders of such shares have non-forfeitable
dividend rights in the event a dividend is paid on common stock. The holders of convertible preferred stock, as well as the holders of unvested common shares subject to repurchase, do not have a contractual obligation to share in losses.
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase and any shares issuable by the exercise of warrants for nominal consideration.
Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted
method based on

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

the nature of such securities. For periods in which the Company reports a net loss, the diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because inclusion of such potentially dilutive shares on an as-converted
basis would have been anti-dilutive.
Accounts Receivable, net
Accounts receivable consist of balances due from customers for hardware, professional services and hosted services. Accounts receivable are recorded at invoiced amounts, are non-interest
bearing and are presented net of the associated allowance for doubtful accounts on the Consolidated Balance Sheets. The allowance for doubtful accounts totaled $104 and $131 as of June 30, 2021 and December 31, 2020, respectively. The provision for doubtful accounts is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss and totaled $(42) and $(27) for the three and six months ended June 30, 2021, respectively. There was no provision for doubtful accounts for the three or six months ended June 30, 2020. No write-offs of accounts receivable deemed uncollectable occurred during the three and six months ended June 30, 2021 and 2020. The Company evaluates the collectability of the accounts receivable balances and has determined the allowance for doubtful accounts based on a combination of factors, which include the nature of relationship and the prior experience the Company has with the account and an evaluation for current and projected economic conditions as of the Consolidated Balance Sheets date. Accounts receivable determined to be uncollectible are charged against the allowance for doubtful accounts. Actual collections of accounts receivable could differ from management’s estimates.
Significant Customers
A significant customer represents 10% or more of the Company’s total revenue or net accounts receivable balance at each respective Consolidated Balance Sheet date. The significant customers of the Company are also limited partners of an investor in the Company with approximately 29% and 32% ownership as of June 30, 2021 and December 31, 2020, respectively. The investor does not exert control or influence on these limited partners and, as such these limited partners do not meet the definition of related parties. Revenue as a percentage of total revenue and net accounts receivable as a percentage of total net accounts receivable for each significant customer follows.

	Accounts Receivable		Revenue
	As of		For the three months ended June 30,		For the six months ended June 30,
	June 30, 2021	December 31, 2020	2021	2020	2021	2020
Customer A	13%	30%	18%	*	27%	17%
Customer B	20%	30%	*	*	*	*
Customer C	*	*	*	15%	*	27%
Customer D	*	*	*	12%	*	*
Customer E	*	*	*	10%	*	*
Customer F	*	*	*	42%	*	*

*	Total less than 10% for the respective period

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

Warranty Allowance
The Company provides its customers with limited service warranties associated with product replacement and related services. The warranty typically lasts one year following the installation of the product. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenue, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for identified current or anticipated future trends as appropriate. Actual warranty claim costs could differ from these estimates. For the three months ended June 30, 2021 and 2020 warranty expense included in cost of revenue was $80 and $164, respectively. Warranty expense included in cost of revenue for the six months ended June 30, 2021 and 2020, was $388 and $225, respectively. As of June 30, 2021 and December 31, 2020, the Company’s warranty allowance was $792 and $3,336, respectively.
During the year ended December 31, 2020, the Company identified a deficiency with batteries contained in certain hardware sold and has included the expected cost of repair and replacement for these batteries in its warranty allowance. As of June 30, 2021 and December 31, 2020, $528 and $3,166 is included in the Company’s warranty allowance related to the cost of remaining repairs for this identified deficiency, respectively.
Convertible Preferred Stock
The Company assessed the provisions of its convertible preferred stock including redemption rights, dividends and voting rights to determine the appropriate classification. The Company determined that its shares of convertible preferred stock are appropriately classified as mezzanine equity because they are contingently redeemable into cash upon the occurrence of an event not solely within the Company’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying values. No adjustments have been recorded during the six months ended June 30, 2021 or year ended December 31, 2020. Refer to Note 7 for more information on the rights, preferences, privileges and restrictions associated with the convertible preferred stock.
Fair Value of Financial Instruments
Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities subject to on-going
fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy.
Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.
Level 2: Observable prices that are based on inputs not quoted in active markets, but corroborated by market data.
Level 3: Unobservable inputs are used when little or no market data is available.
This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the six months ended June 30, 2021 or year ended December 31, 2020 , respectively. The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.
Revenue Recognition
The Company derives its revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one
home control offerings for residents. Revenue is recognized when control of these products and services are transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those products and services.
The Company may enter into contracts that may contain multiple distinct performance obligations. The transaction price for a typical arrangement includes the price for the smart device hardware, installation services, a hardware hub device, and a subscription to our proprietary software. The subscription is for the hub device only and there is no support or ongoing subscription for other smart device hardware. The Company considers the hardware, installation services and the combination of the hardware hub device and proprietary software (the “hosted services”) to be separate performance obligations. The hardware hub device and the subscription are not sold separately. The hardware performance obligation includes the delivery of hardware, the installation services performance obligation includes the services to install the hardware and the hosted services performance obligation allows the customer access to software during the contracted-use
term when the promised service is transferred to the customer. The Company partners with several manufactures to offer a range of compatible hardware products for its customers. The Company maintains control of the hardware purchased from manufacturers prior to it being transferred to the customer. The company has discretion in establishing the price the customer will pay for the good or service. Consequently, the Company is primarily responsible for fulfilling the promise to provide the product and the Company is considered the principal in these arrangements.
For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the good or service separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, considering available information such as market conditions, review of historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of the standalone selling price.
Payments are received by the Company by credit card, check or automated clearing house (“ACH”) payments and payment terms are determined by individual contracts and generally range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue.
The Company applies the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. The Company only applies these steps when it

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

is probable that it will collect the consideration to which it is entitled in exchange for the goods or services it transfers to a customer.
Timing of Revenue Recognition is as follows.

•	Hardware Revenue
Hardware revenue includes the smart home devices which connect to the hardware hub device which is separately discussed in Hosted Services Revenue below. The Company’s performance obligation for hardware revenue is considered satisfied, and revenue is recognized, at a point in time when the hardware device is shipped to the customer. The Company generally provides a one year warranty period on hardware devices. Warranty costs are recognized as a component of cost of revenue in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

•	Professional Services Revenue
Professional services consist of installations, do not result in significant customization of the product and are generally performed from two to four weeks in duration. Installations can be performed by the Company, contracted out to a third-party or the customer can perform the installation themselves. The Company’s professional services contracts are generally arranged on a fixed price basis and revenue is recognized over time as installations are completed.

•	Hosted Services Revenue
Hosted services include recurring monthly subscription revenue generated from fees that provide customers access to one or more of the Company’s software applications including access controls, asset monitoring and related services. These arrangements have contractual terms typically ranging from one-month
to seven-years and include recurring fixed plan subscription fees. Arrangements with customers do not provide the customer with the right to take possession of the Company’s software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, any fixed consideration related to subscription service is recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.
The Company also sells the hardware hub device, which only functions with the subscription to the Company’s proprietary software applications and related hosting services and is sold only on an integrated basis. The Company considers the hub device and hosting services subscription a single performance obligation and therefore defers the recognition of revenue for the hub devices. The estimated average in-service
life of the hub device is four years. When a hub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

Cost of Revenue
Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of customer care and support over the life of the service arrangement.

•	Hardware
Cost of hardware revenue consists primarily of direct costs of proprietary products, hardware devices, supplies purchased from third-party providers, shipping costs, indirect costs related to warehouse facilities (including depreciation and amortization of capitalized assets and right-of-use
assets), infrastructure costs, personnel-related costs associated with the procurement and distribution of products and warranty expenses together with the indirect cost of customer care and support.

•	Professional Services
Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with the installation of products and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents.

•	Hosted Services
Cost of hosted services revenue consists primarily of the amortization of the direct costs of the hardware hub device consistent with the revenue recognition period noted above in Hosted Services Revenue, warehouse facility (including depreciation and amortization of capitalized assets and right-of-use
assets) and infrastructure costs associated with providing software applications together with the indirect cost of customer care and support over the life of the service arrangement.
Deferred Cost of Revenue
Deferred cost of revenue includes all direct costs included in cost of revenue for hosted services and the hub device that have been deferred to future periods.
Research and Development
These expenses relate to the research and development of new products and services and enhancements to the Company’s existing product offerings. Costs related to preliminary project activities and post-implementation activities are expensed as incurred.
Advertising
Advertising costs are expensed as incurred and recorded as a component of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. The Company incurred $244 and $163 of advertising costs for the three months ended June 30, 2021 and 2020, respectively, and incurred $400 and $364 of advertising costs during the six months ended June 30, 2021 and 2020 respectively.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

Segments
The Company has one operating segment and one reportable segment as its chief operating decision maker, who is its Chief Executive Officer, reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s principal operations are in the United States and the Company’s long-lived assets are located primarily within the United States. The Company held $7,041 and $7,941 of assets outside the United States at June 30, 2021 and December 31, 2020, respectively.
Recent Accounting Guidance Not Yet Adopted
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update
(“ASU”) 2016-13,
 “Financial Instruments—Credit Losses (Topic 326)”
which modifies the measurement of expected credit losses of certain financial instruments. This update is effective for fiscal years beginning after December 15, 2022 and must be applied using a modified-retrospective approach, with early adoption permitted. The adoption of
ASU 2016-13 may
have an impact on the Company’s accounting for accounts receivable and bad debt expense included in the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Loss. The Company is evaluating the extent of such impact.
In December 2019, the FASB issued ASU
No. 2019-12,
“
Income Taxes (Topic 740)”
, which simplifies the accounting for income taxes, primarily by eliminating certain exceptions found in the Accounting Standards Codification, section 740. This standard is effective for fiscal periods beginning after December 15, 2021. The Company does not plan to early adopt this standard and is currently evaluating the impact of this guidance on its Consolidated Financial Statements.
NOTE 3. FAIR VALUE MEASUREMENTS AND FAIR VALUE OF INSTRUMENTS
The following tables display the carrying values and fair values of financial instruments.

		As of June 30, 2021			As of December 31, 2020
Assets on the Consolidated Balance Sheets		Carrying Value	Unrealized Losses	Fair Value	Carrying Value	Unrealized Losses	Fair Value
Cash	Level 1	$13,530	$—	$13,530	32,723	$—	$32,723
Money market funds	Level 1	40,004	—	40,004	5,895	—	5,895

Total		$53,534	$—	$53,534	$38,618	$—	$38,618

		As of June 30, 2021		As of December 31, 2020
Liabilities on the Consolidated Balance Sheets		Carrying Value(1)	Fair Value	Carrying Value(1)	Fair Value
Term loan	Level 2	$4,027	$4,061	$4,820	$4,913

Total liabilities		$4,027	$4,061	$4,820	$4,913

(1)	The carrying values are shown exclusive of discounts and other offsets.
The fair values of the revolving line of credit and term loan, which are classified as Level 2 in the fair value hierarchy, are estimated using a discounted cash flow methodology based on market interest rate data and other market factors available at the end of the period. The fair values of

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

convertible notes are estimated by discounting contractual cash flows at the interest rate we estimate the notes would bear if sold in the current market. The input used to develop our fair value measurements as of June 30, 2021 and December 31, 2020 was an effective interest rate of five percent (5%). The Company had no outstanding balances on the revolving line of credit as of June 30, 2021 and December 31, 2020.
NOTE 4. REVENUE AND DEFERRED REVENUE
Disaggregation of Revenue
In the following tables, revenue is disaggregated by primary geographical market and type of revenue.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue by geography
United States	$21,112	$4,605	$39,861	$20,787
International	565	1,186	976	1,558

Total revenue	$21,677	$5,791	$40,837	$22,345

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue by type
Hardware	$14,029	$2,881	$26,427	$14,174
Professional services	3,564	1,210	7,165	4,841
Hosted services	4,084	1,700	7,245	3,330

Total revenue	$21,677	$5,791	$40,837	$22,345

Remaining Performance Obligations
Advance payments received from customers are recorded as deferred revenue and are recognized upon the completion of related performance obligations over the period of service. Advance payments for the hardware hub device are recorded as deferred revenue and recognized over the average in-service
life of the hub. Advance payments received from

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

customers for subscription services are recorded as deferred revenue and recognized over the term of the subscription. A summary of the change in deferred revenue is as follows.

	For the six months ended June 30,
	2021	2020
Deferred revenue balance as of January 1	$53,501	$19,083
Revenue recognized from balance of deferred revenue at the beginning of the period	(3,992)	(1,349)
Revenue deferred during the period	18,420	12,904
Revenue recognized from revenue originated and deferred during the period	(3,922)	(2,851)

Deferred revenue balance as of March 31	64,007	27,787

Revenue recognized from balance of deferred revenue at the beginning of the period	(3,270)	(1,483)
Revenue deferred during the period	17,346	6,469
Revenue recognized from revenue originated and deferred during the period	(3,578)	(860)

Deferred revenue balance as of June 30	$74,505	$31,913

As of June 30, 2021, the Company expects to recognize 47% of its total deferred revenues within the next 12 months, 28% of its total deferred revenues between 13 and 36 months and 24% between 37 and 60 months. Any deferred revenues expected to be recognized beyond five years is immaterial.
Deferred cost of revenue includes all direct costs included in cost of revenue that have been deferred to future periods.
NOTE 5. OTHER FINANCIAL STATEMENT INFORMATION
Prepaid expenses and other current assets consisted of the following.

	June 30, 2021	December 31, 2020
Prepaid expenses	$6,346	$3,276
Other current assets	4,874	564

Total prepaid expenses and other current assets	$11,220	$3,840

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

Property and equipment, net consisted of the following.

	June 30, 2021	December 31, 2020
Computer hardware and software	$1,211	$868
Furniture and fixtures	161	109
Leasehold improvements	109	103
Warehouse and other equipment	341	124

Property and equipment, gross	1,822	1,204
Less: Accumulated depreciation and amortization	(530)	(357)

Total property and equipment, net	$1,292	$847

Accrued expenses and other current liabilities consisted of the following.

	June 30, 2021	December 31, 2020
Accrued compensation costs	$4,439	$3,234
Sales tax payable	1,290	1,282
Warranty allowance	792	3,336
Lease liabilities, current	496	485
Accrued expenses	305	764
Other	447	454

Total accrued expenses and other current liabilities	$7,769	$9,555

NOTE 6. DEBT
Term Loan and Revolving Line of Credit Facility
In August 2019, the Company entered into a loan and security agreement for a credit facility (the “Credit Facility”). The Credit Facility provides $15,000 of borrowing capacity and consists of a $10,000 revolving line of credit (the “Revolving Facility”), which will mature in August 2021 and a $5,000 term loan (the “Term Loan Facility”), which will mature in November 2023. The Revolving Facility is subject to an availability sublimit in accordance with the terms and conditions of the Credit Facility (the “Sublimit”). The Sublimit is derived by multiplying eligible accounts receivable by 85%. The amount available to the Company for additional borrowings on the Revolving Facility was $10,000 as of June 30, 2021 and December 31, 2020. Amounts borrowed under the Revolving Facility may be repaid and, prior to the Revolving Facility maturity date, reborrowed. The Revolving Facility terminates on the Revolving Facility maturity date, when the principal amount of all advances, the unpaid interest thereon, and all other obligations relating to the Revolving Facility shall be immediately due and payable. The Term Loan Facility was subject to monthly payments of interest, in arrears, accrued on the principal balance of the Term Loan Facility through November 2020. Thereafter, and continuing through the Term Loan Facility maturity date, the Term Loan Facility is subject to equal monthly payments of principal plus accrued interest. The Company has the option to prepay all, but not less than all, of the Term Loan Facility, subject to certain terms and conditions. After repayment, the Term Loan Facility (or any portion thereof) may not be

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

reborrowed. Proceeds from the Credit Facility are used for general corporate purposes. In connection with the Credit Facility, the Company issued warrants (Note 7) to purchase the Company’s common stock. The fair value of the warrants has been recorded as additional paid-in
capital with a reduction to the carrying value of the Term Loan Facility in the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss and Comprehensive Loss.
The following table sets forth a summary of the outstanding principal amounts under the Credit Facility as of June 30, 2021 and December 31, 2020.

	Maturity Date	Interest Rate(1)	June 30, 2021	December 31, 2020
Term loan facility	November 2023	6.00%	$4,027	$4,861
Debt discount, net			(32)	(41)

Term loan facility - carrying value			$3,995	$4,820

(1)
Interest rates for the Term Loan Facility and the Revolving Facility are based upon the prime rate as published by the Wall Street Journal (Prime Rate) plus an applicable margin, subject to floors as described below. As of June 30, 2021 and December 31, 2020, the applicable margins for the Revolving Facility and Term Loan Facility was 0.25% and the Prime Rate as of June 30, 2021 and December 31, 2020 was 3.25%. In accordance with the Credit Facility, the applicable interest rates are as stated above.

The principal amount outstanding under the Revolving Facility shall accrue interest at a floating per annum rate equal to (i) when our unrestricted cash maintained with the lender minus all obligations under the Revolving Facility is at least one dollar ($1.00) (we are a Net Depositor), the greater of (x) one quarter of one percent (0.25%) above the Prime Rate, or (y) five and one half of one percent (5.50%), and (ii) when we are not a Net Depositor, the greater of (x) three quarters of one percent (0.75%) above the Prime Rate, or (y) six percent (6.00%), which interest shall be payable monthly. The principal amount outstanding under the Term Loan Facility shall accrue interest at a floating per annum rate equal to the greater of (A) one percent (1.00%) above the Prime Rate and (B) six percent (6.00%), which interest was payable monthly through November 2020.
In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a facility fee to the lender under the Revolving Facility in respect of the unused commitments thereunder. The facility fee rate is based on the daily unused amount of the Revolving Facility and is one eighth of one percent (0.125%) per annum based on the unused facility amount.
The Credit Facility contains certain customary affirmative and negative covenants and events of default. Such covenants will, among other things, restrict, subject to certain exceptions, the Company’s ability to (i) engage in certain mergers or consolidations, (ii) sell, lease or transfer all or substantially all of the Company’s assets, (iii) engage in certain transactions with affiliates, (iv) make changes in the nature of the Company’s business and our subsidiaries, and (v) incur additional indebtedness that is secured on a pari passu
basis with the Credit Facility.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

The Credit Facility also requires the Company, on a consolidated basis with its subsidiaries, to maintain a minimum liquidity ratio. If an event of default occurs, the lender is entitled to take various actions, including the acceleration of amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor. As of June 30, 2021, and through the date these consolidated financial statements were issued, the Company believes it was in compliance with all financial covenants.
The Credit Facility is collateralized by first priority or equivalent security interests in substantially all the property, rights and assets of the Company.
Convertible Note
In February 2020, the Company issued a $50 principal, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “February 2020 Convertible Note”). Interest on the February 2020 Convertible Note accrued at the coupon rate, compounded annually.
In December 2019, the Company issued a $7,500 principal amount, 5% per annum subordinated convertible note pursuant to a note purchase agreement (the “December 2019 Convertible Note”). Interest on the December 2019 Convertible Note accrued at the coupon rate, compounded annually.
Conversion of Convertible Notes
In March 2020, in conjunction with the Series
C-1
preferred stock issuance, the December 2019 and February 2020 Convertible Notes, along with the respective accrued interest thereon, were automatically converted into shares of Series
C-1
preferred stock at conversion prices of $10.02 and $10.01, respectively. As such, the convertible noteholders received an aggregate of 756 shares and 5 shares, respectively, of Series
C-1
convertible preferred stock for the conversion of the Convertible Notes. The redemptions of the notes are considered early extinguishments of debt. The difference between the reacquisition price of the Convertible Notes and the net carrying amount of the extinguished Convertible Notes should be recognized currently in income as a loss or gain. Because the reacquisition price of the December 2019 Convertible Note was higher than the carrying value of the same on the date of extinguishment, the redemption of the December 2019 Convertible Note was recorded as a loss on conversion in the amount of $164 and included in other expense, net in the accompanying Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2020. No expenses were recorded in connection with this transaction during the six months ended June 30, 2021.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

The following table summarizes the contractual maturities of the Company’s term loan facility which comprises all of the Company’s outstanding debt as of June 30, 2021.

Year	Term Loan Facility
Remainder of 2021	$833
2022	1,667
2023	1,527
2024 and thereafter	—

Total	4,027
Less: unamortized debt discount	(32)

Total carrying value	$3,995

NOTE 7. CONVERTIBLE PREFERRED STOCK AND EQUITY
Preferred Stock
The Company is authorized to issue 24,816 shares of $0.00001 par value preferred stock. There were 24,816 and 21,458 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of June 30, 2021.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	$5,000
May 2019	B-1	508	508	$4.9767	$2,527
May 2019	B	5,425	5,425	$6.2209	$33,750
March 2020	C-1	761	761	$10.0223	$7,624
March - May 2020; March 2021	C	8,874	8,874	$10.4236	$92,468

		24,816	24,816		$146,076

The authorized, issued and outstanding shares, original issuance price per share of the Company’s preferred stock are as follows as of December 31, 2020.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	$5,000
May 2019	B-1	508	508	$4.9767	$2,527
May 2019	B	5,425	5,425	$6.2209	$33,750
March 2020	C-1	761	761	$10.0223	$7,624
March - May 2020	C	5,756	5,516	$10.4236	$57,500

		21,698	21,458		$111,108

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

During the six months ended June 30, 2021, the Company issued an additional 3,358 shares of Series C preferred stock through two tranches that closed in February and March 2021. The Series C preferred stock was issued in exchange for $35,000 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $207, resulting in net cash proceeds of $34,793.
During the year ended December 31, 2020, the Company issued 5,516 shares of Series C preferred stock through three tranches that closed in March, April and May 2020. The Series C preferred stock was issued in exchange for $57,500 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $61, resulting in net cash proceeds of $57,439. During the year ended December 31, 2020, the Company also issued 761 shares of Series
C-1
preferred stock by redeeming two subordinated convertible notes originally issued in December 2019 and February 2020.
In March 2018, in connection with the Company’s conversion from an LLC to corporation, the founders of the Company exchanged their member interests for aggregate total of 1,800 shares of common stock and 4,252 shares of Series Seed preferred stock. After conversion to a corporation in March 2018, in connection with the Series Seed preferred stock financing, the Company and its chief executive officer (CEO) entered into a stock restriction agreement, whereby certain restrictions and vesting conditions were placed on 1,080 of the CEO’s common stock shares to vest in 30 equal monthly installments, on each monthly anniversary from the effective date of the stock restriction agreement. As of December 31, 2020, no amounts related to this agreement remained unamortized. During the three and six months ended June 30, 2020 stock-based compensation in the amount of $108 and $216 was recognized, respectively, and included as a component of general and administrative expense in the accompanying Consolidated Statement of Operations and Comprehensive Loss. As of June 30, 2021 and December 31, 2020, the CEO owned 996 shares of common stock related to this transaction which were vested and owned outright.
Warrants
In March 2019, the Company issued a warrant to purchase common stock to the purchaser of a $2,500 convertible note. The warrant represented compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vested based on the number of installed units attained over a measurement period, which expired in March 2021. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase up to 503 fully paid and non-assessable
shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrant using the Black-Scholes-Merton model. The Company recorded the associated marketing expense over the service period as the units were installed with an offset to additional paid-in-capital.
During the three and six months ended June 30, 2021, the Company recognized no expenses related to these warrants. During the three and six months ended June 30, 2020, the Company recognized $36 and$182 of sales and marketing expense related to these warrants in the accompanying Consolidated Statements of Operations and Comprehensive Loss. These warrants were exercised by the holder in March 2021, which resulted in 503 shares of common stock being issued by the Company.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

In August 2019, in connection with the Credit Facility (Note 6), the Company issued warrants to purchase the Company’s common stock to the lender. The warrants are exercisable upon issuance until their expiration in August 2029 or earlier upon redemption. The holder of the warrants, together with any successor or permitted assignee or transferee, is entitled to purchase 33 fully paid and non-assessable
shares of the Company’s common stock at $2.30 per share, subject to adjustment pursuant to the warrant. The fair value of the warrants has been recorded as additional paid in capital and a reduction to the carrying value of the Term Loan Facility on the accompanying Consolidated Balance Sheets. The resulting discount from outstanding principal balance of the Term Loan Facility is being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
In April 2020, in connection with the closing of the second tranche of the Series C preferred stock, the Company issued a warrant to purchase common stock to an investor who participated in the second tranche closing. The warrant represents compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vests based on the number of installed units attained over a measurement period, which expires in April 2023. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase 384 fully paid and non-assessable
shares of the Company’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrants using the Black-Scholes-Merton model. The Company records the associated marketing expense over the service period as the units are installed with an offset to additional paid-in-capital.
During the three and six months ended June 30, 2021, the Company recognized $149 and $359 of sales and marketing expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss related to these warrants. No expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss related to these warrants were recognized during the three and six months ended June 30, 2020.
In February 2021, the Company issued warrants to purchase the Company’s common stock as consideration to certain customers. The warrants are exercisable upon issuance until their expiration in February 2031 or earlier upon redemption. The number of warrants issued to these customers is dependent on the number of installed units, as defined by the warrant agreements, purchased by the customer. The fair value of the vested portion of the warrants has been recorded as additional paid in capital and contra-revenue on the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations, respectively. For the three and six months ended June 30, 2021 the Company recorded $18 and $40, respectively, as contra-revenue in the Consolidated Statement of Operations related to these warrants. No amounts related to these warrants were recorded as contra-revenue in the Consolidated Statement of Operations for the six months ended June 30, 2020.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

NOTE 8. STOCK-BASED COMPENSATION
2018 Stock Plan
The Company’s board of directors adopted, and the stockholders approved, the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”), effective March 2018. The purpose of the 2018 Stock Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The 2018 Stock Plan seeks to achieve this purpose by providing for awards in the form of options, restricted stock purchase rights or restricted stock bonuses. Under the 2018 Stock Plan as of June 30, 2021, the Company may issue up to 4,040 shares. Awards granted under the 2018 Stock Plan generally expire ten years from the date of grant and become vested and exercisable over a four-year period. All options are subject to certain provisions that may impact these vesting schedules.
Summaries of the Company’s 2018 Stock Plan activity for the six months ended June 30, 2021 is presented below.

	Options Outstanding
	Number of Options	Weighted- Average Exercise Price ($ per share)	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
December 31, 2020	2,255	$2.49	8.96	$—
Granted	—
Cancelled	—

June 30, 2021	2,255	$2.49	8.46	$—

Amendment to the 2018 Stock Plan
In April 2021, the Board of Directors executed an unanimous written consent to provide an additional incentive to certain employees of the Company by amending the 2018 Stock Plan to allow for the issuance of restricted stock units (RSUs) and the Company granted a total of 1,533 RSUs to certain employees which vest over four years. The issued RSUs also contain a liquidity event vesting condition which the Company expects to be satisfied upon closing of the Company’s acquisition by FWAA. Upon satisfaction of the liquidation event, the Company will record a one-time,
catch-up
charge of stock-based compensation related to these RSUs vested to date. The estimated fair value for each RSU issued is approximately $21.55 per share and the total stock-based compensation expense to be amortized over the vesting period is $33,033. As of June 30, 2021, both vesting conditions remain unsatisfied and the Company has not recognized any stock-based compensation expense related to the RSUs and 1,533 RSUs remain outstanding and unvested.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

Stock-Based Compensation
The Company recorded stock-based compensation expense in the Consolidated Statement of Operations and Comprehensive Loss as follows.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Research and development	$52	$78	$107	$128
Sales and marketing	16	17	32	43
General and administrative	560	642	716	731

Total	$628	$737	$855	$902

During the three and six months ended June 30, 2021 stock-based compensation expense of $202 and $402, respectively, was recognized for 844 shares granted in connection with the Zenith acquisition and are recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. During the three and six months ended June 30, 2020, $202 and $298, respectively, of stock-based compensation expense related to these shares was recognized and are recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss.
During the three and six months ended June 30, 2020 stock-based compensation in the amount of $108 and $216 was recognized, respectively, in connection with the vesting of common stock that had been converted from Series Seed preferred shares and was recorded as a component of general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. These shares were fully vested at December 31, 2020 and no expense was recognized during the six months ended June 30, 2021 in connection with these shares.
NOTE 9. INCOME TAXES
The Company’s effective tax rate (ETR) from continuing operations was (0.45%) for the six months ended June 30, 2021 and (0.70)% for the six months ended June 30, 2020, The Company’s ETR during the three months ended June 30, 2021 differed from the federal statutory rate of 21% primarily due to changes in the federal and state valuation allowance and foreign taxes. The valuation allowance recorded against the Company’s federal and state net deferred tax assets was $23,731 as of June 30, 2021.
As of June 30, 2021, the Company continues to have a full valuation allowance recorded against all federal and state deferred tax assets and will continue to evaluate the valuation allowance in future periods for any change in circumstances that causes a change in judgment about the realizability of the deferred tax assets. The amount of the deferred tax assets considered realizable; however, could be adjusted in future periods if estimates of future taxable income during the carryforward period are increased, if objective negative evidence in the form of cumulative losses is no longer present, and if we employ tax planning strategies in the future.

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

NOTE 10. NET LOSS PER SHARE
The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because inclusion of the shares on an as-converted
basis would have been anti-dilutive.

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Convertible preferred stock	24,816	21,458	24,816	21,458
Common stock options	3,789	2,001	3,789	2,001
Common stock warrants	33	33	33	33
Shares subject to repurchase	563	952	563	952

Total	29,201	24,444	29,201	24,444

NOTE 11. RELATED-PARTY TRANSACTIONS
During the three and six months ended June 30, 2021, the Company incurred marketing expense of $149 and $359, respectively, included in sales and marketing expense on the Consolidated Statements of Operations and Comprehensive Loss in connection with the vesting of warrants held by an investor. During the three and six months ended June 30, 2020, $36 and $182 are included in sales and marketing expense on the Consolidated Statements of Operations and Comprehensive Loss in connection with the vesting of warrants held by an investor.
The Company incurred consulting expense of $23 and $38 included in research and development expenses for the three and six months ended June 30, 2021, respectively, related to services provided by companies in which two of the Company’s executives have control or significant influence. During the three and six months ended June 30, 2020, the Company incurred consulting expense of $23 and $24, respectively.
NOTE 12. COMMITMENTS AND CONTINGENCIES
Sales Taxes
The Company determined that it was required to pay sales and use tax in various jurisdictions. Accordingly, the Company has recorded a liability of $1,290 and $1,282 as of June 30, 2021 and December 31, 2020, respectively, which includes estimated penalties and interest of $145 at December 31, 2020. There are no penalties and interest included in the balance at June 30, 2021.
Supplier Commitment
Effective August 2020, the Company had a commitment with a supplier to place monthly product orders over an annual period based on agreed-upon minimum monthly volumes. As of December 31, 2020, the remaining purchase commitment had a value of $12,601. In March 2021 this agreement was amended and the term of the agreement was extended to August 2022 resulting in the total remaining commitment amount as of June 30, 2021, increasing to $22,856.
Legal Matters
The Company is subject to various legal proceedings and claims that arise in the ordinary course of our business. Liabilities are accrued when it is believed that it is both probable that

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

a liability has been incurred and that the Company can reasonably estimate the amount of the potential loss. The Company does not believe that the outcome of these proceedings or matters will have a material effect on the consolidated financial statements.
NOTE 13. BUSINESS COMBINATIONS
In February 2020, the Company purchased all of the outstanding equity interests of Zenith which had previously been a vendor for the Company.
The Company accounted for the Zenith acquisition as a business combination. The purchase price consisted of $6,909 cash, $974 promissory note consideration, $813 common stock consideration, and $1,158 related to settlement of preexisting relationships for a total purchase price of $9,854. The preexisting relationship related to prepaid inventory owned by the Company, with a corresponding deferred revenue balance recorded by Zenith. This preexisting relationship was settled on the acquisition date as an adjustment to the purchase price.
The aggregate purchase price exceeded the fair value of the net tangible and intangible assets acquired, and accordingly the Company recorded goodwill of $4,162. Furthermore, the Company issued 844 common stock shares that vest annually over three years and $3,353 of promissory notes to certain employees, contingent upon continued employment. These costs are recognized as post-combination compensation expenses. In connection with the common stock issued with this transaction, the Company recorded $ 402 and $ 298 of stock-based compensation expense during the six months ended June 30, 2021 and 2020, respectively. The company recorded $202 of stock-based compensation related to these shares for both three month periods ended June 30, 2021 and 2020.
The total purchase consideration and the fair values and liabilities at the acquisition date were as follows.

Consideration
Cash Consideration		$6,909
Promissory Note Consideration		974
Stock Consideration		813
Settlement of Preexisting Relationships		1,158

Fair Value of Total Consideration Transferred		9,854
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$4,527
Accounts receivable	518
Inventory	692
Prepaid expenses and other current assets	632
Property and equipment, net	61

Total identifiable assets acquired	6,430

Accounts payable	490
Accrued expenses and other current liabilities	248

Total liabilities assumed	738

Total identifiable net assets		5,692

Goodwill		$4,162

SMARTRENT.COM, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands, except per share amounts)

The Company recognized approximately $21 of acquisition related costs that were expensed during the three months ended March 31, 2020 and are included in general and administrative expenses. None of these costs were expensed during the three months ended June 30, 2020.
The excess of the purchase price over the tangible and intangible assets acquired has been recorded as Goodwill. The Company determined the intangible assets held by Zenith were not material to the acquisition and did not include them in the acquisition. The goodwill is attributable primarily to the workforce of the acquired business and expected synergies with the Company’s existing operations and is not deductible for income tax purposes.
The Company’s consolidated balance sheet for the year ended December 31, 2020, and other financial statements presented herein for the three and six months ended June 30, 2021 and 2020 include the results of operations of Zenith since the acquisition date. Revenue related to Zenith and included in amounts presented on the Company’s Consolidated Statement of Operations and Comprehensive Loss are $1,186 and $1,558 for the three and six months ended June 30, 2020, respectively. Net income related to Zenith and included in amounts presented on the Company’s Consolidated Statement of Operations and Comprehensive Loss are $126 and $345 for the three and six months ended June 30, 2020, respectively. Pro forma disclosures have not been provided since the acquisition did not have, and is not expected to have, a material impact on the Company’s results of operations.
NOTE 14. SUBSEQUENT EVENTS
In connection with the preparation of the accompanying consolidated financial statements, the Company has evaluated events and transactions occurring after June 30, 2021 and through August 30, 2021, the date these financial statements were issued, for potential recognition or disclosure and has determined that there are no additional items to disclose except as disclosed below.
Revolving Facility
In August 2021, the Company extended the maturity date of its Revolving Facility to November 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$192,037
Accounting fees and expenses	25,000
Legal fees and expenses	150,000
Financial printing and miscellaneous expenses	132,963

Total	$500,000

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
We have entered into indemnification agreements with each of our directors. These agreements provide that we will indemnify each of our directors to the fullest extent permitted by law and our Charter and bylaws.
We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.
Private Placements in Connection with IPO
On December 2, 2020, FWAA issued an aggregate of 7,187,000 shares of Class B common stock to Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000, subsequently transferring 30,000 Founder Shares to each of Victor Coleman, Alana Beard, Angela Huang and Wisdom Lu, each a director of FWAA. On February 4, 2021, FWAA effected a 1:1.2 stock split of its Class B common stock, resulting in Sponsor holding an aggregate of 8,481,000 Founder Shares, each of Mr. Coleman, Ms. Beard, Ms. Huang and Mr. Lu holding 36,000 Founder Shares, and there being an aggregate of 8,625,000 Founder Shares outstanding, which was 4.45% of our issued and outstanding shares of Class A Common Stock as of September 20, 2021.
Concurrently with the completion of the FWAA IPO, FWAA consummated the sale of 1,047,500 Private Placement Shares to Sponsor, at a price of $10.00 per share, generating gross proceeds of $10.475 million. The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the FWAA IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of FWAA.
PIPE Investment
In connection with the PIPE Transaction, on April 21, 2021, we entered into the Subscription Agreements with the PIPE Investors subscribing for shares of Class A Common Stock pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and we agreed to issue and sell to such investors, 15,500,000 shares of our Class A Common Stock at a price per share of $10.00, with an aggregate purchase price of $155,000,000. The conditions to completing the PIPE Transaction under the Subscription Agreements included a condition that all conditions to the closing of the Business Combination shall have been satisfied or waived.
The PIPE Transaction closed on the Business Combination closing date. The shares of Class A Common Stock were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statements.

(a)	Exhibits .

		Incorporated by Reference
Exhibit Herewith	Description	Form	Exhibit	Filing Date	Filed Herewith
2.1*	Merger Agreement, dated as of April 21, 2021, by and among the Company, Merger Sub and Legacy SmartRent.	8-K	2.1	April 22, 2021
2.2	Amendment No. 1 to Merger Agreement, dated as of July 23, 2021, by and among the Company, Merger Sub and Legacy SmartRent.	8-K	2.1	July 26, 2021
3.1	Third Amended and Restated Certificate of Incorporation.	8-K	3.1	Aug 30, 2021
3.2	Amended and Restated Bylaws.	8-K	3.2	Aug 30, 2021
4.1	Specimen Common Stock Certificate.	8-K	4.1	Aug 30, 2021
5.1	Opinion of DLA Piper LLP (US).				X
10.1	Amended and Restated Registration Rights Agreement, dated as of August 24, 2021, by and among the Company, the Sponsor and certain equityholders of Legacy SmartRent named therein.	8-K	10.1	Aug 30, 2021
10.2	Letter Agreement, dated February 4, 2021, by and among the Company, the Sponsor and certain former directors and officers of the Company.	8-K	10.3	Feb 10, 2021
10.3	Sponsor Agreement, dated April 21, 2021, by and among the Company, its former officers and directors, Legacy SmartRent and the Sponsor.	8-K	10.2	Apr 22, 2021
10.4	Support Agreement, dated April 21, 2021, by and among the Company, Legacy SmartRent and certain stockholders of Legacy SmartRent.	S-4/A	10.3	July 26, 2021
10.5	Form of Lock-Up Agreement.	8-K	10.1	Apr 22, 2021
10.5	Form of Subscription Agreement.	S-4/A	10.4	July 26, 2021
10.6	Form of Indemnification Agreement between the Company and each of the officers and directors of the Company.	S-4/A	10.24	July 26, 2021
10.7	SmartRent.com, Inc. Amended and Restated 2018 Stock Plan.	S-4/A	10.12	July 26, 2021
10.8	SmartRent, Inc. 2021 Equity Incentive Plan.	S-4/A	10.13	July 26, 2021
10.9	SmartRent, Inc. 2021 Employee Stock Purchase Plan.	S-4/A	10.14	July 26, 2021
10.10	Restricted Stock Units Agreement under the SmartRent, Inc. 2021 Equity Incentive Plan.	8-K	10.11	Aug 30, 2021

		Incorporated by Reference
Exhibit Herewith	Description	Form	Exhibit	Filing Date	Filed Herewith
10.11	Stock Option Agreement under the SmartRent, Inc. 2021 Equity Incentive Plan.	8-K	10.12	Aug 30, 2021
10.12	Stock Option Agreement under the SmartRent.com, Inc. Amended and Restated 2018 Stock Plan.	8-K	10.13	Aug 30, 2021
10.13	Restricted Stock Units Award Agreement under the SmartRent.com, Inc. Amended and Restated 2018 Stock Plan.	8-K	10.14	Aug 30, 2021
10.14	Employment Agreement, dated as of March 16, 2021, by and between Legacy SmartRent and Lucas Haldeman.	S-4/A	10.15	July 26, 2021
10.15	Employment Agreement, dated as of March 16, 2021, by and between Legacy SmartRent and Demetrios Barnes.	S-4/A	10.18	July 26, 2021
10.16	Employment Agreement, dated as of March 16, 2021, by and between Legacy SmartRent and Isaiah DeRose-Wilson.	S-4/A	10.21	July 26, 2021
21.1	Subsidiaries of the Company.	8-K	21.1	Aug 30, 2021
23.1	Consent of WithumSmith+Brown, PC.				X
23.2	Consent of Deloitte & Touche LLP.				X
24.1	Power of Attorney (included on signature page of this Registration Statement)				X
101.INS	Inline XBRL Instance Document.				X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				X

*   Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with
Regulation
S-K
Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 23rd day of September 2021.

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name: Lucas Haldeman
Title: Chief Executive Officer and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Lucas Haldeman and Jonathan Wolter his or her true and lawful attorney-in-fact,
with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact
or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lucas Haldeman	Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2021
Lucas Haldeman

/s/ Jonathan Wolter	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2021
Jonathan Wolter

/s/ Alana Beard	Director	September 23, 2021
Alana Beard

/s/ Robert Best	Director	September 23, 2021
Robert Best

/s/ John Dorman	Director	September 23, 2021
John Dorman

/s/ Ann Sperling	Director	September 23, 2021
Ann Sperling

/s/ Bruce Strohm	Director	September 23, 2021
Bruce Strohm

/s/ Frederick Tuomi	Director	September 23, 2021
Frederick Tuomi